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As filed with the Securities and Exchange Commission on April 30, 2008

Registration No. 333-149372

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TRI-ARTISAN ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	26-1814717 (I.R.S. Employer Identification Number)

110 East 59th Street,
37th Floor
New York, New York
10022
(212) 610-1500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Gerald H. Cromack
c/o Tri-Artisan
Acquisition Corp.
110 East 59th Street,
37th Floor
New York, New York
10022
(212) 610-1500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bruce S. Mendelsohn Terry M. Schpok, P.C. Akin Gump Strauss Hauer & Feld LLP 590 Madison Avenue New York, New York 10022 (212) 872-1000 (212) 872-1002—Facsimile	Deanna Kirkpatrick Richard D. Truesdell, Jr. Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 (212) 450-4000 (212) 450-3800—Facsimile

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and will be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated April 30, 2008

Preliminary prospectus

$250,000,000

TRI-ARTISAN ACQUISITION CORP.

25,000,000 Units

Tri-Artisan Acquisition Corp. is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets, which we refer to as our business combination. Our efforts in identifying a prospective target will not be limited to a particular industry, although we intend to focus our efforts on the global consumer products, services and retailing industries. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions with an entity that we will acquire in our business combination.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one share of our common stock and one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50, subject to adjustment as described in this prospectus. The warrants will become exercisable on the later of the completion of our business combination or fifteen months from the date of this prospectus, provided in each case that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available, and will expire five years from the date of this prospectus, or earlier upon redemption.

We have also granted the underwriters a 30-day option to purchase up to an additional 3,750,000 units solely to cover over-allotments, if any (over and above the 25,000,000 units referred to above).

TAAC Investors, LLC, which we refer to throughout this prospectus as our sponsor, has agreed to purchase an aggregate of 6,000,000 warrants at a price of $1.00 per warrant ($6.0 million in the aggregate) in a private placement that will occur on or prior to the date of this prospectus. We refer to these warrants throughout this prospectus as the insider warrants. The proceeds from the sale of the insider warrants in the private placement will be deposited into a trust account and be subject to a trust agreement, described below, and will be part of the funds distributed to our public stockholders in the event we are unable to complete a business combination. The insider warrants are identical to the warrants included in the units sold in this offering except that the insider warrants (i) are non-redeemable, so long as they are held by our sponsor or its permitted transferees, as described in more detail herein, (ii) are exercisable on a cashless basis at the election of the holder, so long as they are held by our sponsor or its permitted transferees and (iii) are not transferable or saleable by our sponsor other than to permitted transferees until after the consummation of the business combination. The insider warrants are not exercisable while they are subject to such transfer restrictions.

Currently, there is no public market for our units, common stock or warrants. We intend to apply to have the units listed on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, the units will be listed under the symbol TAE.U on or promptly after the date of this prospectus. We intend to have the common stock and warrants comprising the units begin separate trading on the 35th day after the date of this prospectus unless J.P. Morgan Securities Inc. informs us of the underwriters' decision to allow earlier separate trading, subject to our having filed a Current Report on Form 8-K with the Securities and Exchange Commission, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including the underwriters' over-allotment option, if applicable, and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the American Stock Exchange under the symbols "TAE" and "TAE.WS," respectively.

Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page 27 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per unit	Proceeds, before expenses

Public offering price	$10.00	$250,000,000
Underwriting discount(1)	$0.70	$17,500,000
Proceeds, before expenses	$9.30	$232,500,000

(1)
Includes the deferred underwriting discount of 3.5% of the gross proceeds, or $0.35 per unit, payable to the underwriters only upon consummation of a business combination.

Of the net proceeds from this offering and the private placement of the insider warrants that are described in this prospectus, $246.25 million ($9.85 per unit) will be deposited into a trust account (of which $8.75 million, or $0.35 per unit, is attributable to the deferred underwriting discount) at JPMorgan Chase Bank, N.A., maintained by American Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred fees. The funds held in trust will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. In accordance with our amended and restated certificate of incorporation and Delaware law, we will liquidate as promptly as possible and distribute only to our public stockholders the amount, subject to any valid claims by our creditors which are not covered by amounts in the trust account or indemnities provided by Tri-Artisan Capital Partners, LLC, the controlling member of our sponsor, in our trust account (including any accrued interest thereon) plus any remaining net assets if we do not effect a business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus).

We are offering the units for sale on a firm-commitment basis. J.P. Morgan Securities Inc., acting as representative of the underwriters, expects to deliver our securities to investors in this offering on or about                           , 2008.

JPMorgan
Lazard Capital Markets

                           , 2008

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of any offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

Table of contents

Summary	1
Risk factors	27
Cautionary note regarding forward-looking statements	61
Use of proceeds	62
Dividend policy	65
Dilution	66
Capitalization	67
Management's discussion and analysis of financial condition and results of operations	68
Proposed business	73
Comparison to offerings of blank check companies	103
Management	107
Principal stockholders	120
Certain relationships and related transactions	122
Description of securities	124
Material U.S. federal tax considerations	137
Underwriting	146
Legal matters	150
Experts	150
Where you can find additional information	150
Index to financial statements	F-1

i

Prospectus summary

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

•
references to "we," "us," "our," "company" or "our company" refer to Tri-Artisan Acquisition Corp.;

•
references to our "founder units" refer to the 7,187,500 units (each unit consisting of one share of our common stock, which we refer to as a "founder share" throughout this prospectus, and one warrant to purchase one share of our common stock, which we refer to as a "founder warrant" throughout this prospectus) purchased by our sponsor in February 2008;

•
references to our "initial unitholders" refer to our sponsor and Francis A. L'Esperance III, Terry E. London and Mark E. Pape (each of whom is a director nominee and will serve as a member of our board of directors upon the consummation of this offering and to whom our sponsor transferred an aggregate of 75,000 founder units prior to the consummation of this offering);

•
references to our "insider warrants" refer to the 6,000,000 warrants to be purchased by our sponsor in a private placement that will occur on or prior to the date of this prospectus at the price of $1.00 per warrant;

•
references to "business combination" mean our initial acquisition of one or more assets or operating businesses with a fair market value of at least 80% of the net assets held in trust (net of taxes and excluding the amount held in the trust account representing the deferred underwriting discount but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus) at the time of the acquisition through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination;

•
references to "public stockholders" refer to those holders of the securities offered by this prospectus (either purchased in this offering or afterwards), and shall include any of our officers, directors and initial unitholders who purchase securities either in this offering or afterwards, provided that such individuals' status as "public stockholders" shall only exist with respect to those securities so purchased;

•
references to our "sponsor" refer to TAAC Investors, LLC, a Delaware limited liability company;

•
references to our "advisory board" refer to our board of advisors;

•
references to "Tri-Artisan" refer to Tri-Artisan Capital Partners, LLC, a Delaware limited liability company and the controlling member of our sponsor, and where applicable, its affiliates; and

•
the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Our business

We are a blank check company formed under the laws of the State of Delaware on January 10, 2008. We were formed to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more operating businesses or assets, which we refer to throughout this prospectus as our business combination. Our efforts in identifying a prospective target will not be limited to a particular industry, although we intend to focus our efforts on U.S. as well as foreign companies in the global consumer products, services and retailing industries. We believe that the companies within the global consumer products, services and retailing industries are aligned with the significant combined experience and industry knowledge of our management team and our advisory board. To date, our efforts have been limited to organizational activities as well as activities related to this offering.

We will seek to capitalize on the substantial investing, deal origination, transaction execution and operating expertise provided by our management team and the investors in our sponsor, which include Tri-Artisan and the 12 members of our advisory board. Tri-Artisan is an operating executive-focused merchant bank that leverages its experienced senior merchant banking professionals, its strategic investors and more than 60 individual operating executive investor limited partners (whom we refer to as Tri-Artisan's operating executives) to source, evaluate, execute and manage investments. While Tri-Artisan is not under any contractual obligation other than as described in this prospectus to assist us in completing a business combination, as the managing member of the Company's sponsor, Tri-Artisan has a financial interest in, and intends to assist in, our successful completion of a business combination.

Management team

Our management team consists of three Managing Directors of Tri-Artisan, Gerald H. Cromack, Rohit Manocha and David E. Libowitz. Each has an extensive network of contacts throughout the investment community and with a variety of sources of potential targets. Other than the three year period from 1999 to 2001, Messrs. Cromack and Manocha have worked together in various capacities since 1987, when they were employed at Lehman Brothers Holdings Inc. Mr. Cromack has 26 years of experience originating and executing mergers, acquisitions, restructurings and private equity investing transactions. Mr. Manocha has 25 years of experience executing and advising in mergers and acquisitions, with particular emphasis on sourcing, financing and exiting private equity transactions. Mr. Libowitz, who previously served as a founder and managing partner of Trail's End Partners, LLC and prior to that served in various roles at Warburg Pincus LLC for 11 years, including five years as a partner, has 18 years of experience in the financial services industry, with particular emphasis on leading transactions and investing in private equity transactions.

Advisory board

Our advisory board is comprised of 12 Tri-Artisan operating executives, all of whom have expertise in the global consumer products, services and retailing industries and are direct investors in our sponsor. We anticipate that our advisory board members will contribute to our efforts in sourcing and evaluating transaction opportunities and overseeing our investment post acquisition. Our 12 advisory board members have substantial operating experience, managing both private and public companies:

•
9 have served as Chief Executive Officer and/or Chairman of a public reporting company;

•
7 companies conducted an initial public offering of their common stock while one of our advisory board members served as its Chief Executive Officer and/or Chairman;

•
12 have served as Chief Executive Officer and/or Chairman of private companies;

•
8 have operated businesses acquired in private equity-backed buyouts; and

•
9 have served on the Board of Directors of a public company.

Tri-Artisan

Tri-Artisan was established in 2002 by Gerald H. Cromack and Rohit Manocha, Managing Directors of the New York and London-based firm. Tri-Artisan was founded on the premise that the combination of senior merchant banking professionals, strategic investors and Tri-Artisan's operating executives, would provide Tri-Artisan with competitive advantages in generating investment and advisory opportunities by enhancing deal sourcing, deal execution and post-investment performance of investee companies. Each of the operating executives is an investor in Tri-Artisan and therefore has a direct financial interest in Tri-Artisan's success. Tri-Artisan's operating executives also have the opportunity to share in the economics of Tri-Artisan's principal investing and advisory activities.

Since inception, Tri-Artisan has completed more than 40 merchant banking transactions. A Tri-Artisan managed entity has invested in 10 of these transactions as a principal. Since the beginning of 2006, Tri-Artisan has completed six principal investments, including:

•
Harrah's Entertainment, Inc.;

•
Claire's Stores, Inc.;

•
Linens n' Things, Inc.;

•
Sara Lee Foods Europe;

•
Cannery Casino Resorts; and

•
Fuel Systems LLC.

Business strategy

We intend to focus our efforts on the global consumer products, services and retailing industries, and we will seek acquisition opportunities where we can apply the resources of our management team, our advisory board, Tri-Artisan and its operating executives, all of whom have extensive operating experience, track records and relationships in these industries. We believe our business model, portfolio of relationships and experienced management team will facilitate our ability to successfully screen, source and execute a business combination. Although we intend to focus on acquisition opportunities in both North America and Europe, we may consider acquisition opportunities in other locations as well.

The global consumer products, services and retailing industries consist of a broad range of sectors and represent large and significant industries in both the public and private equity markets. We do not intend to limit our efforts to particular sub-sectors but will primarily focus on identifying opportunities in sub-sectors such as consumer products and services, retailing, apparel, luxury goods, restaurants, consumer-oriented media and media services, and consumer-oriented financial services.

The primary focus of our efforts will be to identify acquisition candidates where one or more Tri-Artisan operating executives can help identify areas of opportunity and then add value throughout the due diligence and investment process. Although we intend to focus on identifying acquisition candidates in the global consumer products, services and retailing industries, we may seek to identify acquisition candidates in other industries that represent an attractive investment opportunity.

We have identified the following general criteria in evaluating acquisition opportunities; however, we may decide to enter into a business combination with a target business that does not meet some or all of these criteria and guidelines.

•
Established companies with proven track records and management teams that are seeking to access the public markets.

•
Companies with shareholders seeking a liquidity event while preserving upside potential.

•
Companies seeking to capitalize on the expertise and relationships of our advisory board members and Tri-Artisan's operating executives.

•
Strong competitive industry position.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination may be based, to the extent relevant, on the above factors as well as other considerations, factors and criteria that our management deems relevant to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers and inspection of facilities, as well as review of financial and other information which will be made available to us.

Executive officers and advisory board members

Our executive officers consist of the following individuals:

Gerald H. Cromack, our Co-President and a member of our board of directors and our investment committee, is the Co-Founder of Tri-Artisan and currently serves as one of its Managing Directors. Previously, Mr. Cromack served as an executive member of the investment bank with ING Group N.V., which had acquired Furman Selz LLC of which Mr. Cromack had been a senior member of the investment banking team. Prior thereto, Mr. Cromack held positions at Lehman Brothers Holdings, Inc. and First National Bank of Chicago.

Rohit Manocha, our Co-President and a member of our board of directors and our investment committee, is the Co-Founder of Tri-Artisan and currently serves as one of its Managing Directors. Previously, Mr. Manocha was a partner of Thomas Weisel Partners, LLC. Prior thereto,

Mr. Manocha held senior investment banking positions in the financial sponsors coverage areas of ING Group, N.V., Furman Selz LLC and Lehman Brothers Holdings, Inc.

David E. Libowitz, our Chief Financial Officer, Secretary and a member of our investment committee, joined Tri-Artisan in 2007 and currently serves as one of its Managing Directors. Previously, Mr. Libowitz served as a founder and managing partner of Trail's End Partners, LLC. Prior thereto, Mr. Libowitz held a number of positions with Warburg Pincus LLC, including partner, and worked at Equitable Capital Management Corp.

Our three executive officers, Messrs. Cromack, Manocha and Libowitz, will comprise our investment committee. The investment committee will utilize the experience, and will seek the advice, of our advisory board in making investment decisions.

Our sponsor has agreed to provide us with the services of professionals employed by or affiliated with Tri-Artisan in connection with our search for and analysis of target businesses. We believe that our ability to leverage the experience of our sponsor's team will provide us an advantage in sourcing and closing a business combination. See "Management—Services by Our Sponsor Team" below.

Our advisory board consists of the following individuals:

John F. Antioco, the Chairman of our advisory board, is the former Chairman and Chief Executive Officer of Blockbuster Inc. Previously, Mr. Antioco served as Chairman and Chief Executive Officer of Taco Bell Corporation, a division of PepsiCo, Inc. Prior thereto, Mr. Antioco served as Chairman and Chief Executive Officer of Circle K Stores, Inc.

Larry Ferguson is currently the President and Chief Executive Officer of Schreiber Foods, Inc. where he held a number of positions after joining the company in 1975, and prior to being named Chief Executive Officer in 1999.

Arnold Fishbein has served in various senior executive roles at several leading fashion houses and has owned several companies in his thirty year career in the fashion industry. Most recently, Mr. Fishbein owned and operated Troy Shirt Makers Guild and Apparel Partners International Inc. Prior thereto, Mr. Fishbein served as Chief Executive Officer of Giorgio Armani North America and as President of Pierre Cardin USA.

Michael N. Garin is currently the Chief Executive Officer and a Director of Central European Media Enterprises Ltd., a publicly-traded television broadcasting company. Previously, Mr. Garin was the President, Chief Operating Officer and Director at Digital Convergence Corporation. Previously, Mr. Garin held executive positions at the investment banks Furman Selz LLC and its successor company ING Group N.V. Prior thereto, Mr. Garin was co-founder of Lorimar Telepictures Corporation and held senior positions at TIME, FORTUNE and Time-Life Films.

Michael Goldstein is the former Chairman of the Board of Toys "R" Us, Inc., where he served in various roles for 20 years, including serving as Chief Executive Officer from 1994 to 1997. Previously, Mr. Goldstein held senior positions at Lerner Stores Corporation and Ernst & Young LLP in New York. Mr. Goldstein is a member of the board of directors of the Bear Stearns Companies, Inc., 4 Kids Entertainment Inc., Martha Stewart Living Omnimedia, Inc., Medco Health Solutions, Inc. and Pacific Sunwear of California, Inc.

Edward Grebow is currently an Operating Partner of J.C. Flowers & Co, LLC. Previously, Mr. Grebow served as President of the ULLICO Inc. family of companies, President of the Metropolitan Television Alliance (MTVA), Deputy President of Sony Electronics, Inc., President of Sony's Broadcast and Professional Company, President and Chief Executive Officer of Chyron Corporation, President of TELE-TV Systems Inc. and Executive Vice President of CBS, Inc. Prior to joining CBS Inc., Mr. Grebow spent more than 15 years in a variety of financial services management positions at JP Morgan & Co. Inc. and The Bowery Savings Bank.

Maynard L. Jenkins is the former Chairman of the Board and Chief Executive Officer of CSK Auto, Inc., a leading retailer of auto parts. Prior thereto, Mr. Jenkins served as President and Chief Executive Officer of Orchard Supply Hardware, President and Chief Operating Officer of Pay 'n Save Inc. drug stores and held various executive positions with GEMCO, a division of Lucky Stores.

Philip B. Miller was most recently the Chief Executive Officer pro-temp of St. John Knits Inc. Previously, Mr. Miller served as a Principal at Saks Incorporated from 1990 to 2001, serving as Chairman and Chief Executive Officer from 1993 to 2000. Prior thereto, Mr. Miller served as Chairman and Chief Executive Officer for Marshall Field's, President of Neiman Marcus, Vice Chairman of Lord & Taylor. Mr. Miller currently sits on the board of directors for DSW Inc. and St. John Knits Inc.

Zenon S. Nie is currently the Chairman and Chief Executive Officer of The C.E.O Advisory Board. Previously, Mr. Nie was Chairman of the Board of Directors and the Chief Executive Officer of Simmons Company from 1993 to 2000. Prior thereto, Mr. Nie held senior positions at Bibb Company, Serta, Inc., Sealy, Inc., Hollister, Inc., Zenith Electronics Corporation, and A. C. Neilsen. Mr. Nie currently sits on the board of directors of Crown Crafts Inc.

Roger Parry is currently Chairman of Future Plc, Johnston Press Plc, Media Square Plc, Mobile Streams Plc and Shakespeare's Globe Theatre. Previously, Mr. Parry served as the Chairman and Chief Executive Officer of the international division of Clear Channel Communications Inc. Prior thereto, Mr. Parry was the Chief Executive Officer of More Group Plc. and worked as a consultant with McKinsey & Company.

John Piazza is the founder and Chief Executive Officer of Mayo Energy LLC and Piazza Holdings LLC. Previously, Mr. Piazza served as a senior corporate officer of Sara Lee Corporation. Prior thereto, Mr. Piazza held positions with Remington Corporation, Bristol-Myers Squibb Co. and Kellwood Corporation.

Christopher Sinclair is currently Executive Chairman of Scandent Holdings and Executive Chairman and Chief Executive Officer of Cambridge Solutions Ltd. Previously, Mr. Sinclair served as Chairman and Chief Executive Officer of Audio Visual Services Corporation and President and Chief Executive Officer of Quality Food Centers, Inc. Prior thereto, Mr. Sinclair held various senior management positions with PepsiCo., Inc., including Chairman and Chief Executive Officer of Pepsi-Cola Company and President and Chief Executive Officer of PepsiCo Foods & Beverages International and Pepsi-Cola International. Mr. Sinclair is a member of the board of directors of Mattel, Inc., Foot Locker, Inc. and Cambridge Solutions Ltd.

General

While we may seek to acquire more than one business or asset, our business combination must involve one or more target businesses having a fair market value, individually or collectively, equal to at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of $8.75 million, or $10.06 million if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus) at the time of such acquisition. The target business we acquire may have a fair market value in excess of 80% of the net assets held in trust at the time of our business combination. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination, however our amended and restated certificate of incorporation prohibits us from incurring debt for borrowed money prior to a business combination, unless the lender waives any rights to the amounts held in trust. In order to consummate our business combination, we may issue a significant amount of our debt or equity securities to the sellers of the target business, seek to raise additional funds through a private offering of debt or equity securities, obtain financing from other sources or raise capital through combination of such capital raising transactions. If we issue securities in order to consummate a business combination, the result may be that our stockholders, prior to the business combination, would own a minority of the combined company after the business combination. Since we have no specific business combination under consideration, we have not entered into any arrangement to issue our debt or equity securities and have no current intention of doing so prior to considering a specific business combination.

You should consider our definition of "business combination" in your investment decisions in connection with this offering and ultimately in connection with the approval of a business combination. Under our definition of business combination, the acquisition may be consummated through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We will have the flexibility to acquire less than 100% of the target business but in no event will we acquire less than a controlling share of the target business (that is, not less than 50.1% of the voting equity interests of the target business). In the event we acquire less than 100% of a target business, the 80% of the net assets held in trust requirement will be based on the fair market value of the acquired majority interest.

Our initial unitholders currently hold an aggregate of 7,187,500 founder units, which after giving effect to this offering and the full exercise of the underwriters' over-allotment option would equal 20% of our aggregate issued and outstanding common stock. Prior to the consummation of this offering, our sponsor transferred an aggregate of 75,000 founder units to Messrs. L'Esperance, London and Pape, each of whom will serve as a member of our board of directors upon consummation of this offering. In the event that the underwriters do not fully exercise their over-allotment option, our initial unitholders will forfeit up to an aggregate of 937,500 founder units on a pro rata basis for no consideration immediately after the expiration of the underwriters' over-allotment option. Our initial unitholders will forfeit founder units only in an amount sufficient to cause the amount of issued and outstanding founder shares to equal 20% of our aggregate amount of issued and outstanding common stock after giving effect to this offering and the exercise, if any, of the underwriters' over-allotment option. Unless otherwise indicated, references to shares outstanding before this offering or shares to be outstanding immediately after this offering refer to our shares of common stock outstanding after giving effect to the forfeiture of 937,500 founder units by our initial unitholders on a pro rata basis and assumes that the underwriters do not exercise in full their over-allotment option.

Conflicts

The discretion of our officers and directors, some of whom are also officers and/or directors of other companies, in identifying and selecting a suitable target acquisition, may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest. Certain of our officers and directors are also subject to fiduciary duties and pre-existing contractual obligations.

In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each of our current officers and Tri-Artisan have agreed, and we intend to require any future officers to agree, until the earliest of our business combination, our liquidation or, in the case of an officer, such time as he ceases to be an officer, to present to us for our consideration, any opportunity to acquire a business with a fair market value of $200 million or more prior to presentation to any other entity, subject to any fiduciary duties or pre-existing contractual obligations, in the case of an officer, such officer may owe to an entity other than Tri-Artisan. Mr. Cromack and Mr. Manocha owe such fiduciary duties to certain other entities—see "Management—Conflicts of Interest". In addition, we will not pursue an acquisition of an affiliate of our sponsor, including portfolio companies and other investments or interests held by our sponsor, unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view and a majority of our disinterested independent directors approve the transaction. We are not restricted in any way from pursuing an acquisition of an affiliate of any of our advisory board members or an entity in which an advisory board member has an interest. See "Management—Conflicts of Interest" for a more detailed discussion of such conflicts.

Our principal executive offices are located at 110 East 59th Street, 37th Floor, New York, New York 10022 and our telephone number is (212) 610-1500.

The offering

We have issued an aggregate of 7,187,500 founder units, which we refer to as founder units throughout this prospectus, which after giving effect to this offering and the full exercise of the underwriters' over-allotment option, would equal 20% of our aggregate issued and outstanding common stock. Each founder unit consists of one share of our common stock, which we refer to as a founder share throughout this prospectus, and one warrant to purchase one share of our common stock, which we refer to as a founder warrant throughout this prospectus. Our initial unitholders will forfeit up to an aggregate of 937,500 founder units in the event that the underwriters do not fully exercise their over-allotment option. Our initial unitholders will forfeit founder units only in an amount sufficient to cause the number of issued and outstanding founder shares to equal 20% of the aggregate number of our issued and outstanding common stock after giving effect to this offering and the exercise, if any, of the underwriters' over-allotment option. For purposes of this summary, we assume that the underwriters will not exercise their over-allotment option and therefore present the amount of shares outstanding after giving effect to the forfeiture of 937,500 founder units.

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled "Risk Factors" beginning on page 31 of this prospectus.

Securities offered	25,000,000 units, at $10.00 per unit, each unit consisting of:
	•	one share of our common stock; and
	•	one warrant.
Trading commencement and separation of common stock and warrants

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will trade separately on the 35th day after the date of this prospectus unless J.P. Morgan Securities Inc. determines that an earlier date is acceptable. No fractional warrants will be issued and only whole warrants will trade. In no event will J.P. Morgan Securities Inc. allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, which we refer to throughout this prospectus as the SEC, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if J.P. Morgan Securities Inc. has allowed separate trading of the common stock and warrants prior to the 35th day after the date of this prospectus and will issue a press release announcing when such separate trading will begin.

Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to break apart a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security and, consequently, any subsequent security holder owning common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC's website after the filing. See the section appearing elsewhere in this prospectus entitled "Where You Can Find Additional Information."
Common stock:
Number outstanding before this offering	7,187,500 shares(1)
Number to be outstanding after this offering	31,250,000 shares(2)
Warrants:
Number of founder warrants outstanding before this offering and private placement	7,187,500 warrants(1)
Number of warrants to be outstanding after this offering and private placement	37,250,000 warrants (including 6,000,000 insider warrants to be sold to our sponsor in a private placement prior to the consummation of this offering)(2)

(1)
Includes 937,500 founder units subject to forfeiture to the extent that the underwriters' over-allotment option is not exercised.

(2)
Assumes no exercise of the underwriters' over-allotment option and, therefore, the forfeiture of 937,500 founder units issued to our initial unitholders.

Exercisability	Each warrant is exercisable for one share of common stock.
Exercise price	$7.50

The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation.
Exercise period	The warrants will become exercisable on the later of:
• the completion of our business combination, and
• , 2009 [fifteen months from the date of this prospectus];

provided in each case that we have an effective and current registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants. We have agreed to use our best efforts to have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants as of the date the warrants become exercisable and to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed. In no event will we be required to net cash settle a warrant exercise.
The warrants will expire at 5:00 p.m., New York City time, on 2013 [five years from the date of this prospectus], or earlier upon redemption.
Redemption	At any time while the warrants are exercisable, we may redeem the outstanding warrants (except as described below with respect to the founder warrants and the insider warrants):
• in whole and not in part;
• at a price of $0.01 per warrant at any time after the warrants become exercisable;
• upon a minimum of 30 days prior written notice of redemption; and
•
if, and only if, the last sale price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the 30-trading day period through the date fixed for the redemption.
If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise their warrants prior to the date scheduled for redemption.

If we call the warrants for redemption, we will have the option to require all holders that wish to exercise warrants to do so on a "cashless basis." In such event, each holder would surrender all of its warrants and receive that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" (defined below) by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The redemption provisions for our warrants have been established at a price that is intended to provide warrant holders a premium to the initial exercise price. There can be no assurance, however, that the price of the common stock will exceed either the redemption trigger price of $14.25 or the warrant exercise price of $7.50 after we call the warrants for redemption.

As described below, none of the founder warrants will be redeemed by us as long as they are held by our initial unitholders or their permitted transferees and none of the insider warrants will be redeemed by us long as they are held by our sponsor or its permitted transferees.
The underwriters have no right to consent before we can exercise our redemption right.
Founder units
On February 7, 2008, our sponsor purchased an aggregate of 7,187,500 founder units for an aggregate purchase price of $25,000 in a private placement. Our sponsor transferred 75,000 founder units prior to the consummation of this offering to the director nominees who will serve as our independent directors upon consummation of this offering. In the event that the underwriters do not exercise in full their over-allotment option, our initial unitholders will forfeit up to an aggregate of 937,500 founder units for no consideration to ensure that the number of issued and outstanding founder shares will equal 20% of the aggregate number of our issued and outstanding common stock. The forfeiture will be allocated among the initial unitholders on a pro rata basis. The forfeiture, if applicable, would take place immediately after the expiration of the underwriters' over-allotment option.
The founder units are identical to those units being sold in this offering, except that:
• the founder shares and founder warrants are subject to the transfer restrictions described below;
•
the founder warrants will become exercisable upon the later of (i) the date that is fifteen months after the date of this prospectus and (ii) the consummation of our business combination, in each case, if and only when (x) the last sales price of the shares of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period beginning after such business combination and (y) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in the offering;
•	the founder warrants may be exercised on a cashless basis and will not be redeemable by us, in each case, as long as they are held by the initial unitholders or their permitted transferees;
•
the initial unitholders have agreed to vote their founder shares (i) in the same manner as the majority of shares voted by the public stockholders at the special or annual meeting called for the purpose of approving the business combination, (ii) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with our business combination and (iii) in the same manner as the majority of shares voted by the public stockholders at the special or annual meeting called for the purpose of approving an amendment, if any, to our amended and restated certificate of incorporation to extend our corporate existence to up to 30 months from the date of this prospectus (in the event that, prior to the termination of the 24 months period, we have entered into a definitive agreement or letter of intent with respect to a business combination and our board of directors anticipates that we may not be able to consummate such business combination within such 24 month period);
•	the initial unitholders will not be able to exercise conversion rights (as described below) with respect to the founder shares; and
•	the initial unitholders have agreed to waive their rights to participate in any liquidation distribution with respect to the founder shares if we fail to consummate a business combination.

The initial unitholders have agreed not to sell or otherwise transfer any of the founder units and underlying securities other than to permitted transferees until one year after the date of the consummation of a business combination or earlier if, subsequent to our business combination, (i) the last sales price of the shares of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, amalgamation, share capital exchange, share purchase, reorganization or other similar business transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. In addition, the managing member of our sponsor will agree not to transfer its ownership interests in our sponsor, permit other interest holders in our sponsor to transfer their respective ownership interests in our sponsor or permit our sponsor to issue new ownership interests to anyone other than (i) a permitted transferee, our sponsor or the managing member of our sponsor, (ii) with respect to transfers by an interest holder in our sponsor that is not the managing member of our sponsor or one of our officers, directors or advisory board members, an affiliate of such interest holder or (iii) with respect to transfers by an advisory board member, to a person that is an advisory board member at the time of such transfer; provided that consideration for any such transfer be at a price no greater than the price at which the interests were originally purchased. We refer to such restrictions as the "transfer restrictions" throughout this prospectus.

A permitted transferee is a person or entity who receives such securities pursuant to a transfer (i) to a wholly owned affiliate, (ii) to an entity's beneficiaries upon its liquidation or distribution, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) in a private sale of founder units (or of an ownership interest in our sponsor that represents an indirect interest in the founder units but not a direct or indirect interest in any insider warrants held by our sponsor) made at or prior to the consummation of a business combination at prices no greater than the price at which the founder units were originally purchased (approximately $0.003 per founder unit); provided that the aggregate amount of founder units transferred in reliance on this clause (v) (either directly or indirectly through the transfer of an ownership interest in our sponsor) may not exceed 33% of the founder units, or (vi) pursuant to a qualified domestic relations order.

Any transferee must enter into a written agreement agreeing (x) to be bound by the transfer restrictions described above, (y) to vote in accordance with the voting restrictions described above and (z) to waive any rights to participate in any liquidation distribution if we fail to consummate a business combination and, in the case of the founder units subject to forfeiture, agreeing to forfeit such founder units to the extent that the underwriters' over-allotment option is not exercised.

The initial unitholders or their permitted transferees are entitled to registration rights with respect to the founder units and underlying securities under an agreement to be signed on or before the date of this prospectus as described herein.
Insider warrants private placement

Our sponsor has agreed to purchase a total of 6,000,000 insider warrants on or prior to the date of this prospectus at the price of $1.00 per warrant for a total purchase price of $6.0 million. The insider warrants will be purchased separately and not in combination with common stock in the form of units. The purchase price of the insider warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of a business combination. If we do not complete a business combination that meets the criteria described in this prospectus, then the $6.0 million purchase price of the insider warrants will become part of the amount payable to our public stockholders upon the liquidation of our trust account and the insider warrants will become worthless. See "Proposed Business—Effecting a business combination—Liquidation if no business combination" below.

The insider warrants are identical to the warrants included in the units being sold in the offering, except that the insider warrants (i) are non-redeemable, so long as they are held by our sponsor or its permitted transferees, (ii) are exercisable on a cashless basis at the election of the holder, so long as they are held by our sponsor or its permitted transferees, and (iii) are not transferable or saleable by our sponsor other than to permitted transferees (as defined above) until after the consummation of a business combination. In addition, the managing member of our sponsor will agree not to transfer its ownership interests in our sponsor, permit other interest holders in our sponsor to transfer their respective ownership interests in our sponsor or permit our sponsor to issue new ownership interests to anyone other than (i) a permitted transferee, our sponsor or the managing member of our sponsor or (ii) with respect to transfers by an advisory board member, to a person that is an advisory board member at the time of such transfer; provided that consideration for such transfer be at a price no greater than the price at which the interests were originally purchased. The insider warrants are not exercisable while they are subject to such transfer restrictions.

Commencing after the consummation of our business combination, the holders of the insider warrants and the underlying shares of common stock and their permitted transferees are entitled to registration rights under an agreement to be signed on or before the date of this prospectus as described herein.
American Stock Exchange listing

We intend to apply to list our securities on the American Stock Exchange upon consummation of this offering. Although after giving effect to this offering we expect to meet on a pro forma basis the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which only requires that we meet certain requirements relating to stockholders' equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on the American Stock Exchange as we might not meet certain continued listing standards such as income from continuing operations.
AMEX symbols for our:
Units	"TAE.U"

Common stock	"TAE"
Warrants	"TAE.WS"
Offering proceeds to be held in trust

$246.25 million, or approximately $9.85 per unit of the proceeds of this offering and the private placement of the insider warrants ($282.44 million, or approximately $9.82 per unit, if the underwriters' over-allotment option is exercised in full) will be placed in a segregated trust account at JPMorgan Chase Bank, N.A., maintained by American Stock Transfer & Trust Company, as trustee. These proceeds include $8.75 million (or $10.06 million if the underwriters' over-allotment option is exercised in full) in deferred underwriting discounts. The funds held in trust will not be released from the trust account until the earlier of the completion of a business combination or our liquidation.

Unless and until the completion of our business combination, no proceeds held in the trust account, other than up to $3.0 million, subject to a pro rata adjustment to the extent the underwriters' over-allotment option is exercised, of the interest earned on the trust account (net of taxes payable on such interest), will be available for our use and we may pay our expenses only from:
• the net proceeds of this offering not held in the trust account, which will be $250,000 in working capital after the payment of approximately $750,000 in expenses relating to this offering; and
•
up to $3.0 million, subject to adjustment if the underwriters' over-allotment option is exercised, of interest (net of taxes payable on such interest) on the trust proceeds that may be released to us for working capital purposes.
Stockholders must approve business combination

Our business combination must occur with one or more target businesses having a fair market value, individually or collectively, of at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of $8.75 million, or $10.06 million if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus) at the time of such acquisition. If we acquire less than 100% of a target business, the 80% of the net assets held in trust requirement will be based on the fair market value of the acquired majority interest. In no event, however, will we acquire less than a controlling interest of a target business (that is, not less than 50.1% of the voting equity interests of the target business). Until we have consummated our business combination, we will seek approval of our public stockholders before we consummate any business combination, even if the business combination would not ordinarily require stockholder approval under applicable law.

In connection with the vote required for consummating our business combination, our initial unitholders will vote the founder shares in accordance with the majority of the votes cast by our public stockholders and will vote in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with our business combination. Our sponsor, officers and directors will also vote all shares of our common stock acquired in or after this offering in favor of our business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with our business combination.

We will proceed with our business combination only if (i) the business combination is approved by a majority of votes cast by our public stockholders in person or by proxy at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and (iii) public stockholders holding less than 40% of the shares of common stock sold in this offering vote against the business combination and properly exercise their conversion rights, on a cumulative basis, including any shares of common stock held by stockholders who exercised their conversion rights in connection with the stockholder vote, if any, required to approve the extended period.

Upon the completion of our business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.
Possible extension of time to consummate a business combination up to 30 months

Unlike other blank check companies, if we have entered into a definitive agreement or letter of intent relating to a business combination within 24 months following the consummation of this offering, and if our board of directors anticipates that we may not be able to consummate such business combination within the 24-month period, we may seek stockholder approval to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months (thereby allowing us a total of up to 30 months following the consummation of this offering to consummate our business combination). The amendment will be effective only if: (i) the holders of a majority of the outstanding shares of our common stock vote in person or by proxy in favor of the amendment and (ii) public stockholders owning less than 40% of the shares sold in this offering vote such shares against such amendment and exercise their conversion rights as described in this prospectus.

In connection with the vote required to approve such amendment, if any, our initial unitholders have agreed to vote the founder shares in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our initial unitholders and each of our officers and directors have agreed to vote all shares of our common stock acquired by them in or following this offering in favor of any amendment to our amended and restated certificate of incorporation to extend our corporate existence to up to 30 months following the consummation of this offering.

We believe that extending the date before which we must complete our business combination to up to 30 months following the consummation of this offering may be advisable if we enter into a definitive agreement or letter of intent near the end of the 24-month period following the consummation of this offering in order to have sufficient time to obtain any necessary regulatory approvals, secure the approval of our stockholders and satisfy customary closing conditions.

Any public stockholders voting against the extended period will be eligible to convert their shares into a pro rata portion of the trust account if the extended period is approved. However, we will not effect the extension if public stockholders holding 40% or more of the shares sold in this offering vote against the proposed extended period and properly exercise their conversion rights. In such event, if we cannot complete our business combination within the original 24-month period set forth in our amended and restated certificate of incorporation, we will liquidate. If we receive stockholder approval for the extended period and conversion rights are not exercised with respect to 40% or more of the shares sold in this offering in connection with the vote for the extended period, we will then have an additional period of up to six months to complete our business combination. We will still be required to seek stockholder approval before completing our business combination, even if the business combination would not ordinarily require stockholder approval under applicable law. As a result of an approval of the extended period, we may be able to hold the funds, net of any amounts attributable to the exercise of conversion rights by stockholders in connection with approval of the extended period, in the trust account for up to 30 months.

A stockholder's election to convert its shares in connection with the vote on the extended period will only be honored if the extended period is approved. Stockholders who vote against the amendment to extend our corporate existence and exercise their conversion rights and whose shares are, in fact, converted will not be able to vote on the business combination unless such stockholders continue to own additional shares of our common stock or acquire new shares through open market purchases or otherwise. Public stockholders who cause us to convert their shares into their pro rata share of the trust account will still have the right to exercise the warrants that they received as part of the units offered by this prospectus. If, following approval of the extended period, at the end of 30 months we have not effected a business combination, pursuant to our amended and restated certificate of incorporation our corporate existence will automatically cease without the need for a stockholder vote and we will liquidate.
Conversion rights for stockholders voting to reject a proposed extended period or business combination

Conversion rights are the rights of each public stockholder voting against the extended period or a business combination, as the case may be, to convert its shares of common stock into a pro rata share of the aggregate net assets then on deposit in the trust account (including the deferred underwriting discount and including interest earned on the trust account, net of income taxes payable on such interest and net of interest income of up to $3.0 million, subject to adjustment, on the trust account released to us to fund our working capital requirements). Stockholders voting against the extended period will have the right to convert their shares if the extended period is approved. Stockholders voting against a business combination will have the right to convert their shares if the business combination is approved and completed. We view these conversion requirements as obligations to our stockholders and will not take any action to amend or waive these provisions in our amended and restated certificate of incorporation.

The amount payable in respect of each share of common stock on the exercise of conversion rights will be the per share amount of approximately $9.85 initially deposited in the trust account (plus the per share amount of any interest earned on the proceeds in the trust account in excess of the amount released to us for working capital purposes, net of taxes payable on such interest) calculated as of two (2) business days prior to the date of (i) stockholder approval of the extended period or (ii) consummation of a business combination, as the case may be. Public stockholders who cause us to convert their shares of common stock into a pro rata share of the trust account will be paid their conversion price as promptly as practicable after the date of (i) stockholder approval of the extended period or (ii) consummation of a business combination, as the case may be.

A public stockholder who wishes to exercise its conversion rights will be required to notify us of its election to convert in accordance with the procedures described in this prospectus. Such election to convert will not be valid unless (i) the public stockholder votes against the extended period and such extended period is approved, or the public stockholder votes against a business combination and the business combination is approved and completed, (ii) the public stockholder holds its shares through the filing of an amendment to our amended and restated certificate of incorporation effecting the extended period or through the closing of the business combination, as applicable, and (iii) the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the extended period or the proposed business combination. We may require public stockholders to physically tender their certificates to our transfer agent prior to the stockholder meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company's DWAC (Deposit/Withdrawal At Custodian) System if we believe the circumstances require it or if we believe it is in the best interests of the Company to definitively know the number of public stockholders who will actually be exercising their conversion rights. We will notify investors on a Current Report on Form 8-K and in our proxy statement related to the proposed extended period or business combination if we impose this requirement. The foregoing is different from the procedures used by many blank check companies. Traditionally, in order to exercise conversion rights in connection with a blank check company's business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise its conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an "option window" after the consummation of the business combination during which he could monitor the price of the stock in the market. If the trading price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation in consideration for the conversion price.

Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a "put" right surviving past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder's election to convert is irrevocable once the business combination is approved.

Public stockholders who exercise their conversion rights will continue to retain all rights to the warrants they received as part of the units purchased in this offering to the extent that such rights have not been otherwise transferred or sold by such public stockholder.

A public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities, will be restricted from seeking conversion rights with respect to more than 10%, on an aggregate basis, of the shares sold in this offering even if such public stockholder votes against a proposed extended period or business combination with respect to all shares owned by him or his affiliates and other group members. We believe this restriction will prevent public stockholders from accumulating large blocks of stock before the stockholder vote to approve a proposed extended period or business combination is held and attempting to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, a public stockholder who owns more than 10% of the shares sold in this offering could threaten to vote against a proposed extended period or a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting the ability of each stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities to convert only up to 10%, on a cumulative basis, of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block an extended period or business combination which is favored by a majority of our other public stockholders. However, we are not restricting any public stockholder's ability to vote all of its shares against the extended period or a business combination, as the case may be.

It is important to note that in order to receive their pro rata portion of the trust account, stockholders must (i) vote against the business combination or the extended period and (ii) properly exercise their stockholder conversion rights with respect to those shares.
Release of funds in trust account on closing of our business combination

All amounts held in the trust account that are not (i) distributed to public stockholders who properly exercise their conversion rights with respect to an extended period, if any or (ii) released to us as interest income (net of taxes payable on such interest) for use by us as working capital will be released to us on closing of our business combination. We will use these funds to pay amounts due to any public stockholders who exercise their conversion rights with respect to the business combination and to pay the underwriters their deferred underwriting discount. Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses we acquire in our business combination. If the business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the business combination and to fund the purchase of other companies or for working capital.
Liquidation if no business combination

If we are unable to complete a business combination prior to the date that is 24 months following the consummation of this offering (or up to 30 months following the consummation of this offering if stockholders approve an amendment to our amended and restated certificate of incorporation to extend our corporate existence as described in this prospectus), our amended and restated certificate of incorporation provides that our corporate existence will cease except for purposes of winding up our affairs, including liquidation, and we will not be able to engage in any other business activities. As promptly as practicable thereafter we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Upon adoption of our plan of distribution, the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders.

Section 278 of the Delaware General Corporation Law provides that even after we cease our business activities and distribute the balance of the trust account to our public stockholders, our existence will continue for at least three years after our expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within ten years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets.

If there are insufficient assets to provide for all such claims, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, from the $250,000 of proceeds held outside the trust account and from up to $3.0 million, subject to adjustment, of interest income earned on the trust account available to us for working capital, we cannot assure you those funds will be sufficient to pay or provide for all creditors' claims.

Although we will seek to have all third parties (including any vendors and any other entities with which we enter into a contractual relationship following consummation of this offering) and prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account, there is no guarantee that they will execute such agreements. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Tri-Artisan Capital Partners, LLC, a Delaware limited liability company and the controlling member of our sponsor, which collectively with its affiliates, where applicable, we refer to as Tri-Artisan in this prospectus, has agreed that it will be liable to us if and to the extent that any claims by a prospective target business or claims by a vendor for monies owed them for services rendered or products sold to us reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation or exercise of conversion rights, except as to (i) any claims by a third party who executed a waiver of any and all rights to seek access to the trust account (even if such waiver is subsequently found to be invalid and unenforceable), and (ii) any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that this indemnity obligation arose and Tri-Artisan did not comply with such obligation, we believe that we would have an obligation to seek enforcement of the obligation and that our board of directors would have a fiduciary duty to seek enforcement of such obligation on our behalf. Such a decision would be made by a majority of our disinterested directors based on the facts and circumstances at that time.

At the time we submit our proposed business combination to our stockholders for approval, we will also submit to them a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate existence. We will only consummate our business combination if (i) the business combination is approved by a majority of votes cast by our public stockholders in person or by proxy at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and (iii) holders of less than 40% of our outstanding shares of common stock sold in this offering properly exercise their conversion rights. Shares converted in connection with a vote to extend our corporate existence, if any, and in connection with the vote on our business combination will be aggregated for purposes of this 40% limit.

The underwriters have agreed to waive their rights to their deferred underwriting discount held in the trust account in the event we do not consummate a business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus) and in such event such amounts will be included within the funds held in the trust account that will be available for distribution to the public stockholders.

Our initial unitholders have agreed to waive their rights to participate in any distribution of the funds held in the trust account if we fail to consummate a business combination within such 24 month period (or 30 months if an extended period is approved as described in this prospectus) but only with respect to the founder shares, and in such event, the founder warrants and, in the case the of our sponsor, the insider warrants held by our sponsor, will expire worthless.

If we are unable to conclude a business combination and we expend all of the net proceeds of this offering and the initial founder's investment other than the proceeds deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per share liquidation price will be approximately $9.85 (or approximately $9.82 per share if the underwriters' over-allotment option is exercised in full), or approximately $0.15 less than the per-unit offering price of $10.00 (approximately $0.18 less if the underwriters' over-allotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot assure you that the actual per-share liquidation price will not be less than approximately $9.85 (or approximately $9.82 per share if the underwriters' over-allotment option is exercised in full).
Amended and Restated Certificate of Incorporation	Our amended and restated certificate of incorporation, which we intend to adopt prior to the date of this prospectus, contains several provisions that will apply to us until the consummation of our business combination. Those provisions, which include this provision, may only be amended with the affirmative vote of holders of 100% of the shares of common stock issued in this offering.

We view all of these provisions, including the provision placing the company into liquidation by, 2010 (or, , 2010 if the extended period is approved) and the 100% vote requirement for amending our amended and restated certificate of incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions prior to the consummation of a business combination. Each of our initial unitholders, directors and officers have agreed not to make any proposals to amend or waive these provisions.
Limited payments to insiders

There will be no finder's fees, reimbursements or cash payments made to our sponsor, officers, directors, or our or their affiliates for services rendered to us prior to or in connection with the consummation of our business combination, other than:
• repayment of advances of $200,000 made to us by Tri-Artisan to cover offering-related and organizational expenses;
• a payment of an aggregate of $10,000 per month to Tri-Artisan for office space, secretarial and administrative services; and
•
reimbursement for any out-of-pocket expenses related to identifying, investigating and consummating a business combination. Our audit committee will review and approve all payments made to our sponsor, officers, directors or our or their affiliates, other than the $10,000 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.
Fees to Advisors
A finder's fee may be paid to a member of our advisory board, or to any affiliate of a member of our advisory board, that brings to our attention a target business candidate in the event that we consummate a business combination with such target business candidate. Any such finder's fee will be based on the level of their involvement (i) in locating the target business candidate, (ii) the due diligence conducted with respect to such target business candidate and (iii) the consummation of a transaction with such business candidate.

While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder's fee, consulting fee or other compensation to be determined in an arm's length negotiation based on the terms of the transaction.
Audit committee to monitor compliance

We will establish and maintain an audit committee to, among other things, monitor compliance with the terms relating to this offering. If any noncompliance is identified, then our audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.
Determination of offering amount

We determined the size of this offering based on our estimate of the capital required to facilitate our combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity. We believe that raising the amount described in this offering will offer us a broad range of potential target businesses possessing some or all of the characteristics we believe are important in evaluating target businesses.

Risks

We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see "Proposed Business—Comparison of This Offering to Offerings of Those Blank Check Companies Subject to Rule 419." You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 31 of this prospectus.

Summary financial data

The following table summarizes the relevant financial data for our business and should be read in conjunction with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	February 8, 2008
	Actual	As adjusted

Balance Sheet Data:
Working capital (deficiency)(1)	$(235,855)	$237,768,510
Total assets(1)	479,914	246,518,510
Total liabilities(2)	460,855	8,750,000
Value of common stock which may be converted to cash(3)	—	98,499,771
Stockholders' equity	19,059	139,268,739

(1)
Includes $254,914 of deferred costs related to this offering, which will be paid from the offering proceeds.

(2)
The deferred underwriting discount payable upon a successful business combination is $8.75 million.

(3)
If an extended period is approved by our stockholders or we consummate our business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of 9,999,999 shares at a per-share conversion price equal to the aggregate net assets then on deposit in the trust account (initially approximately $9.85 per share (or approximately $9.82 per share if the underwriters' over-allotment option is exercised in full)), before payment of the deferred underwriting discount and including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus and any accrued interest, net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income previously released to us for working capital requirements, divided by the number of shares sold in this offering. Such amount shall be calculated as of two (2) business days prior to the date of (i) stockholder approval of the extended period or (ii) consummation of a business combination, as the case may be. We will not consummate any business combination if holders owning 40% or more of our outstanding shares of common stock sold in this offering vote such shares against the business combination and properly exercise their conversion rights.

The "as adjusted" information gives effect to the sale of the units in this offering, the sale of the insider warrants, repayment of the $200,000 loan made to us by Tri-Artisan and the payment of the estimated expenses of this offering.

The "as adjusted" working capital and total assets include approximately $246.25 million to be held in the trust account, including $8.75 million being held in the trust account ($10.06 million if the underwriters' over-allotment option is exercised in full) representing the deferred underwriting discount, which will be available to us as described in this prospectus. If no business combination is consummated, the proceeds held in the trust account, net of liabilities and including the deferred underwriting discount and all interest thereon, net of income taxes on such interest and interest income of up to $3.0 million, subject to adjustment, on the trust account balance released to us to fund our working capital requirements, will be distributed solely to our public stockholders as part of a plan of distribution upon termination of our corporate existence.

We will not proceed with our business combination if public stockholders owning 40% or more of the shares sold in this offering vote such shares against the business combination and exercise their conversion rights. Shares converted in connection with a vote to extend our corporate existence, if any, and in connection with the vote on our business combination will be aggregated for purposes of this 40% limit. Accordingly, we will consummate our business combination only if a majority of the shares of common stock voted by the public stockholders are voted, in person or by proxy, in favor of our business combination and public stockholders owning less than 40% of the shares sold in this offering vote such shares against the business combination and exercise their conversion rights. If this occurred, we would be required to convert to cash up to 9,999,999 shares of common stock (one share less than 40% of the aggregate number of shares of common stock sold in this offering), at an initial per-share conversion price of approximately $9.85 (or up to 11,499,999 shares at an initial conversion price of approximately $9.82 per share if the underwriters' over-allotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us and not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, it is possible that the actual per-share liquidation price will be less than $9.85 (or less than $9.82 per share if the underwriters' over-allotment option is exercised in full). The actual per-share conversion price will be equal to the aggregate net assets then on deposit in the trust account (before payment of deferred underwriting discounts and commissions and including accrued interest net of income taxes on such interest, after distribution of interest income on the trust account balance to us as described above) as of two business days prior to the proposed consummation of the business combination, divided by the number of shares of common stock sold in this offering (less, in the case of conversion in connection with the stockholder vote required to approve our business combination, the number of shares previously converted in connection with the stockholder vote required to approve an extension).

Risk factors

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks related to this offering

We are a newly formed development stage company with no operating history and no revenues, and, accordingly, you have no basis on which to evaluate our ability to achieve our business objective.

We are a recently formed development stage company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing a business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete a business combination. If we fail to complete a business combination, we will never generate any operating revenues.

We may not be able to consummate a business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus), in which case our corporate existence would cease and we would liquidate our assets.

Pursuant to our amended and restated certificate of incorporation, which we intend to adopt immediately prior to the date of this prospectus, we must complete a business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus). Our principal activities to date have been limited to organizational and financing activities. We cannot assure you that we will be able to consummate a business combination with any target business on favorable terms or at all. If we fail to consummate a business combination within the time period described in this prospectus, our corporate existence will cease and we will liquidate and dissolve. The foregoing requirements are set forth in Article             of our amended and restated certificate of incorporation and, until the consummation of a business combination, may not be eliminated without the vote of our board of directors and the vote of the holders of 100% of the shares of our outstanding voting stock cast at a meeting of our stockholders at which a quorum is present. We may not be able to find suitable target businesses within such time period. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target business may be reduced as we approach the deadline for the consummation of a business combination.

If we liquidate before concluding a business combination, our public stockholders will receive less than $10.00 per share on our liquidation and our warrants will expire worthless.

If we were unable to conclude a business combination and expended all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, net of income taxes payable on such interest and net of up to $3.0 million, subject to adjustment, in interest income on the trust account balance previously released to us to fund working capital requirements, the initial per-share liquidation amount would be approximately $9.85, or approximately $0.15 less than the per-unit offering price of $10.00. This occurs because upon adoption of our plan of distribution in accordance with the Delaware General Corporation Law, the trustee will commence liquidating the trust account and distributing the proceeds to our public stockholders. In such event, the per-share liquidation distribution will be less than $10.00 because, after the deduction of estimated offering expenses (which include approximately $8.75 million for underwriting discounts, $450,000 for legal fees and expenses, $50,000 for printing and engraving expenses, $60,000 for accounting fees and expenses, $11,299 for the SEC registration fee, $29,250 for American Stock Exchange application and listing fees and $80,000 for miscellaneous expenses) and the $250,000 to be held outside the trust for working capital purposes, we anticipate the total amount that will be held in the trust account will be approximately $246.25 million, which is equal to approximately 98.5% of the gross proceeds of the offering (or approximately $9.85 per share). Furthermore, our outstanding warrants are not entitled to participate in a liquidating distribution and the warrants will therefore expire worthless if we liquidate before completing a business combination.

If we are unable to consummate a business combination, our public stockholders will be forced to wait, at a minimum, the full 24 months (or 30 months if an extended period is approved as described in this prospectus) before receiving liquidation distributions.

We have until the date that is 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus) to consummate a business combination. If we do not consummate a business combination during such time period, we will automatically liquidate and dissolve in accordance with our amended and restated certificate of incorporation without the need of a stockholder vote. We have no obligation to return funds to public stockholders prior to such date unless we consummate a business combination prior thereto and only then in cases where public stockholders who vote against the business combination have sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Further, we may not be able to disburse the funds in our trust account immediately following the expiration of such 24-month period (or 30 months if an extended period is approved as described in this prospectus), until we have commenced the liquidation process in accordance with our amended and restated certificate of incorporation and Delaware law.

Unlike other blank check companies, we are permitted, pursuant to our amended and restated certificate of incorporation, to seek to extend the date before which we must complete a business combination to 30 months. As a result, your funds may be held in the trust account for at least 30 months.

Unlike other blank check companies, if we have entered into a definitive agreement or letter of intent relating to a business combination within 24 months following the consummation of this offering, we may seek to extend the date before which we must complete our business combination, to avoid being required to liquidate, beyond the more typical 24 months to 30 months, which period we refer to as the extended period, by calling a special (or annual) meeting of our stockholders for the purpose of soliciting their approval for such extended period. We believe that extending the date before which we must complete our business combination may be advisable due to the circumstances involved in the evaluation and closing of a business combination. Without the option of extending the time within which we must complete our business combination to 30 months, if we enter into such definitive agreement or letter of intent near the end of the initial 24 month period, we would have a limited time in which to accomplish the necessary evaluations, satisfy regulatory requirements, secure the approval of our stockholders and satisfy customary closing conditions. If the extended period is approved by our stockholders as described in this prospectus, we will have an additional period of up to six months in which to complete a business combination. As a result unless you voted against the extended period and exercise your conversion rights, we may be able to hold your funds in the trust account for at least 30 months and thus delay the receipt by you of your funds from the trust account on conversion (with respect to a business combination) or liquidation.

We may require stockholders who wish to convert their shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising conversion rights.

We may require public stockholders who wish to convert their shares to physically tender their stock certificates to our transfer agent prior to the stockholder meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company's DWAC (Deposit/Withdrawal At Custodian) System if we believe the circumstances require it or if we believe it is in the best interests of the Company to definitively know the number of public stockholders who will actually be exercising their conversion rights. In order to obtain a physical stock certificate, a stockholder's broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If we elect to require physical tender and it takes longer than we anticipate to obtain a physical certificate, stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering.

When we seek stockholder approval of the extended period or the business combination, we will offer each public stockholder (but not the initial unitholders) the right to have his, her, or its shares of common stock converted to cash if the public stockholder votes against the extended period or the business combination, as applicable, and the extended period is approved or the business combination is approved and completed, respectively. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities, will be restricted from seeking conversion rights with respect to more than 10% on an aggregate basis of the shares sold in this offering, even if such public stockholder votes against a proposed extended period or business combination with respect to all shares owned by him or his affiliates and other group members. Accordingly, if you, together with any affiliates or any person with whom you are acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities, own more than 10%, on an aggregate basis, of the shares sold in this offering, vote all of your shares against a proposed business combination or extended period and such proposed business combination or extended period is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per-share conversion price.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a "blank check" company under the United States securities laws. However, since our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5 million upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. These rules would, among other things, completely restrict the transferability of our securities, require us to complete a business combination within 18 months of the effective date of our initial registration statement and restrict the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable (subject to our contractual obligations and the consent of J.P. Morgan Securities Inc.), we will be entitled to withdraw a up to $3,000,000 of interest earned on the funds held in the trust account prior to the completion of a business combination and we have a longer period of time to complete such a business combination than we would if we were subject to such rule. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see "Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419."

Because there are numerous blank check companies with a business plan similar to ours, it may be difficult for us to consummate a business combination.

In the past few years, similarly structured blank check companies have completed initial public offerings in the United States or have filed registration statements with the SEC seeking to go public. Some of these companies have successfully consummated business combinations, while others have announced that they have entered into definitive agreements for business combinations, but have not yet consummated such business combinations. Some companies have failed to complete business combinations and have either dissolved or announced their intention to dissolve and return trust proceeds to their stockholders. Accordingly, there are blank check companies currently with, in the aggregate, billions of dollars in trust and blank check companies currently in the registration process with the SEC with, in the aggregate, billions of dollars proposed to be put in trusts. These blank check companies are seeking or may seek to carry out business plans similar to our business plan. Furthermore, there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of these blank check companies must complete a business combination in specific industries or geographies, other blank check companies may complete a business combination in any industry or geography they choose. Therefore, we may be subject to competition from blank check companies seeking to consummate a business plan similar to ours. Due to this competition, we cannot assure you that we will be able to consummate a business combination within the required time periods.

If the net proceeds of this offering not being held in the trust account, together with the $3.0 million, subject to adjustment, of interest in the trust account which may be released to us for working capital purposes, are insufficient to allow us to operate for at least the next 24 months (or 30 months if an extended period is approved as described in this prospectus) we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 30 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimate will be accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a "no-shop" provision (a provision in letters of intent designed to keep target businesses from "shopping" around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

Subsequent to our consummation of a business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may exist with respect to a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete a business combination since we will depend on interest earned on the trust account to fund our search, to pay our taxes and to complete a business combination.

Of the net proceeds of this offering, only $250,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with up to $3.0 million, subject to adjustment if the underwriters' over-allotment option is exercised, of additional working capital we may need in order to identify one or more target businesses and to complete a business combination, as well as to pay any taxes that we may owe. A substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close a business combination. In such event, we would need to borrow funds from our sponsor or management team to operate or may be forced to liquidate. Neither our sponsor nor our management team is under any obligation to advance funds in such circumstances.

An increase in the size of this offering or exercise by the underwriters of their over-allotment option will increase the amount of interest distributable to us and will reduce the amount payable to our public stockholders upon our liquidation or their exercise of conversion rights.

An increase in the size of this offering or exercise by the underwriters of their over-allotment option will result in a proportionate increase in the amount of interest distributable to us and will reduce the per share amount payable to our public stockholders upon our liquidation or their exercise of conversion rights. If the size of this offering is increased or the underwriters elect to exercise the over-allotment option, the amount of interest we may withdraw from the trust account to fund our working capital will be increased proportionately.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share liquidation price received by stockholders may be less than $9.85 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all third parties (including any vendors and other entities with which we enter into contractual relationships following the consummation of this offering) and prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account, there is no guarantee that they will execute such agreements. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

Tri-Artisan has agreed that it will be liable to us if and to the extent of any claims by a prospective target business or claims by a vendor for monies owed them for services rendered or products sold to us, reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation or exercise of conversion rights, except as to (i) any claims by a third party who executed a waiver of any and all rights to seek access to the trust account (even if such waiver is subsequently found to be invalid and unenforceable), and (ii) any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that this indemnity obligation arose and Tri-Artisan did not comply with such obligation, we believe that we would have an obligation to seek enforcement of the obligation and that our board of directors would have a fiduciary duty to seek enforcement of such obligation on our behalf. Such a decision would be made by a majority of our disinterested directors based on the facts and circumstances at that time. Based on representations made to us in a letter agreement executed by Tri-Artisan and our review of Tri-Artisan's financial statements and related materials, we currently believe that it is of substantial means and capable of funding its indemnity obligations, even though we have not asked it to reserve funds for such an eventuality. However, we cannot assure you that Tri-Artisan will be able to satisfy those obligations. Accordingly, the proceeds held in the trust account could be subject to claims which could take priority over those of our public stockholders and, as a result, the per-share liquidation amount would be less than $9.85 due to claims of such creditors.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts described in this prospectus.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company under the Investment Company Act. If we are deemed to be an investment company under the Investment Company Act our activities may be restricted, including:

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restrictions on the nature of our investments; and

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restrictions on the issuance of securities,

each of which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

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registration as an investment company;

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adoption of a specific form of corporate structure; and

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reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. The proceeds held in the trust account may be invested by the trustee only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments. In particular, in connection with this offering, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, by any of the persons referred to above could have a material adverse effect on our business and results of operations.

Because we do not intend to comply with the liquidation procedures set forth in Section 280 of the Delaware General Corporation Law, our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution.

Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution conducted in accordance with the Delaware General Corporation Law. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after we liquidate; therefore, we do not intend to comply with those procedures.

Because we will not be complying with those procedures, we are required, pursuant to Section 281(b) of the Delaware General Corporation Law, to adopt a plan of distribution that will reasonably provide for our payment, based on facts known to us at such time, of (i) all existing claims including those that are contingent, (ii) all pending proceedings to which we are a party and (iii) all claims that may be potentially brought against us within the subsequent ten years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent ten years prior to distributing the funds held in the trust to stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for target businesses to acquire, the most likely claims, if any, to arise would be from professional service fees after the consummation of this offering (such as accountants, lawyers, investment bankers, etc.) and target businesses. If our plan of distribution complies with Section 281(b) of the Delaware General Corporation Law, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the then-remaining proceeds held in the trust account to our public stockholders promptly after our liquidation in the event a business combination has not been consummated within 24 months (or 30 months if an extended period is approved as described in this prospectus) such distributions may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Also, our board of directors may be viewed as having breached its fiduciary duties to our creditors and/or acting in bad faith by paying public stockholders from the trust account prior to addressing the claims of creditors, which may expose our board of directors to claims of punitive damages. We cannot assure you that claims will not be brought against us for these reasons.

We are not registering the shares of common stock issuable upon exercise of the warrants at this time. Although we have agreed to file a registration statement registering such shares prior to the time the warrants become exercisable, an effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

No warrant held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless, at the time such holder seeks to exercise such warrant, we have a registration statement under the Securities Act in effect covering the shares of common stock issuable upon the exercise of the warrants and a current prospectus relating to the common stock or the common stock issuable upon such exercise has been qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following the later of our completion of a business combination or fifteen months from the date of this prospectus), we expect to either continue to be listed on a national securities exchange, which would provide an exemption from registration in every state, or we would register the warrants in every state (or seek another exemption from registration in such states). Under the terms of the warrant agreement, we have agreed to use our best efforts to file and have a registration statement in effect covering shares of common stock issuable upon exercise of the warrants from the date the warrants became exercisable and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. Factors such as an unexpected inability to remain current in our SEC reporting obligations, the inability to obtain financial statements on a timely basis and other material developments concerning our business could present difficulties in maintaining a current prospectus. If we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise, whether by cashless exercise or otherwise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants held by public stockholders may have no value, we will have no obligation to settle the warrants for cash, the market for such warrants may be limited, such warrants may expire worthless and, as a result, an investor may have paid the full unit price solely for the shares of common stock included in the units.

If we redeem the warrants sold in this offering, the founder warrants and the insider warrants, which are non-redeemable while held by our initial unitholders or their permitted transferees, or by our sponsor or its permitted transferees, as the case may be, could provide the holders thereof with the ability to realize a larger gain than the public warrant holders.

The warrants sold in this offering may be called for redemption at any time while the warrants are exercisable and there is an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants:

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in whole and not in part;

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at a price of $0.01 per warrant;

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upon a minimum of 30 days' prior written notice of redemption; and

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if, and only if, the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

As a result of the founder warrants and the insider warrants not being subject to the redemption features that our publicly-held warrants are subject to while such warrants are held by our initial unitholders or by our sponsor, holders of the founder warrants and the insider warrants, or their permitted transferees, could realize a larger gain than our public warrant holders in the event we redeem the publicly-held warrants.

Since we have not yet selected a particular segment of the global consumer products, services and retailing industries or target business with which to pursue a business combination, you will be unable to ascertain the merits or risks of the segment of the global consumer products, services and retailing industries or target business in which we may ultimately operate.

We may consummate a business combination with a company in any segment of the global consumer products, services and retailing industries. Accordingly, there is no basis for you to evaluate the possible merits or risks of the particular segment of the global consumer products, services and retailing industries in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities including risks caused by the lack of an established record of sales or earnings or a base of customers and the increased possibility of bankruptcy. If we complete a business combination with an entity in a segment of the global consumer products, services and retailing industries characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry segment. Although our management will endeavor to evaluate the risks inherent in a particular segment of the global consumer products, services and retailing industries or target business, we cannot assure you that we will properly ascertain or assess all of the significant risks. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

We may seek investment opportunities in industries outside of the global consumer products, services and retailing industries (which industries may or may not be outside of our management's area of expertise).

Although we intend to focus on identifying business combination candidates in the global consumer products, services and retailing industries and we will not initially actively seek to identify business combination candidates in other industries (which industries may be outside of our management's area of expertise), we will consider a business combination outside of the global consumer products, services and retailing industries if a business combination candidate is presented to us and we determine that such candidate offers an attractive investment opportunity for our company or we are unable to identify a suitable candidate in the global consumer products, services and retailing industries after having expended a reasonable amount of time and effort in an attempt to do so. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a business combination candidate. In the event we elect to pursue an investment outside of the global consumer products, services and retailing industries, our management's expertise in the global consumer products, services and retailing industries would not be directly applicable to its evaluation or operation, and the information contained herein regarding the global consumer products, services and retailing industries would not be relevant to an understanding of the business that we elect to acquire.

Subject to the limitations that our business combination must have a fair market value of at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of $8.75 million, or $10.06 million if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus) at the time of the acquisition, we will have virtually unrestricted flexibility in identifying and selecting a prospective business combination candidate. In addition, because there is no limitation on our ability to raise additional capital through equity placements or through loans, we may be able to acquire a company with a fair market value in an amount greater than 80% of the net assets held in trust at the time of the business combination. We can also satisfy the requirement that the business combination have a fair market value at 80% of the net assets held in trust in a business combination transaction where we acquire less than a 100% interest in the target business, provided that the fair market value of the interest in such business or businesses is at least equal to 80% of the net assets held in trust at the time such business combination transaction is consummated.

Your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against an extended period for consummating a business combination or voting against a business combination submitted to our stockholders for approval.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against an extended period for consummating a business combination or voting for or against a business combination submitted to our stockholders for approval. In addition, a proposal that you vote against could still be approved if a sufficient number of stockholders vote in favor of the proposal. Alternatively, a proposal that you vote for could still be rejected, even if approved by the majority of votes cast by our public stockholders, if holders owning 40% or more of our outstanding shares of common stock sold in this offering elect to properly exercise their conversion rights, on a cumulative basis, including any shares converted in connection with a proposed extended period.

We may not obtain an opinion from an unaffiliated third party as to the fair market value of acquisition candidates or the fairness of the transaction to our stockholders.

We are not required to obtain an opinion from an unaffiliated third party that the price we are paying is fair to our public stockholders. In addition, we are not required to obtain an opinion from an unaffiliated third party that any business combination we select has a fair market value of at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of $8.75 million, or $10.06 million if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus) at the time of such business combination, the threshold value to constitute a business combination.

If our board of directors is not able to independently determine the fair market value of a business combination, we will obtain an opinion from an unaffiliated, independent investment banking firm which is subject to oversight by the Financial Industry Regulatory Authority as to the fair market value. If no opinion is obtained, our public stockholders will be relying solely on the judgment of our board of directors.

We may issue additional shares of common stock or preferred stock to complete a business combination or under an employee incentive plan after consummation of a business combination, which would dilute the interest of our stockholders and likely present other risks.

Our amended and restated certificate of incorporation authorizes the issuance of up to 150,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 81,500,000 (assuming that the underwriters have not exercised their over-allotment option) authorized but unissued and not otherwise reserved shares of common stock available for issuance. We may issue a substantial number of additional shares of common or preferred stock to complete a business combination or under an employee incentive plan after consummation of a business combination. The issuance of additional shares of common or preferred stock:

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may significantly dilute the equity interest of investors in this offering;

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may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

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could cause a change in control if a substantial number of shares of common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

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may adversely affect prevailing market prices for our common stock and/or warrants.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate a business combination for any number of reasons including those beyond our control, such as if a majority of our stockholders do not approve an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence or 40% or more of our public stockholders vote against the business combination and elect to properly exercise their conversion rights, on a cumulative basis, including any shares converted in connection with any stockholder vote to approve the extended period, even if holders of a majority of votes cast by our public stockholders in person or by proxy at a duly held stockholders meeting approve the business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

We are dependent upon Gerald H. Cromack and Rohit Manocha, our Co-Presidents, and the loss of both of them could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals and, in particular, upon our Co-Presidents, Gerald H. Cromack and Rohit Manocha. We believe that our success depends on the continued service of both Messrs. Cromack and Manocha, at least until we have consummated a business combination. In addition, although Messrs. Cromack and Manocha intend to devote such amount of time as they reasonably deem to be appropriate on our operations, they are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment agreements with, or key-man insurance on the lives of, Messrs. Cromack and Manocha. The unexpected loss of the services of both Messrs. Cromack and Manocha could have a detrimental effect on us.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our management, some of whom may join us following a business combination.

Although Tri-Artisan has agreed to present for our consideration any opportunity to acquire a business with a fair market value of $200 million or more prior to presentation to any other entity, Tri-Artisan has no contractual obligation other than as described in this prospectus to assist us in completing a business combination. Our ability to successfully effect a business combination is dependent upon the efforts of our management. The role of our management in the target business, however, cannot presently be ascertained. Although some of our management may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our management may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our management may be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals, including the existence or terms of any such employment or consulting arrangements, may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any business combination. There is no certainty, however, that any of our management will remain with the combined company after the consummation of a business combination. We cannot assure you that any of our management will remain in senior management or advisory positions with the combined company. The determination as to whether any of our management will remain with the combined company will be made at the time of a business combination.

The officers and directors of an acquisition candidate may resign upon consummation of a business combination.

The role of an acquisition candidate's key personnel upon the consummation of a business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate's key personnel team will remain associated with the acquisition candidate following a business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our officers' and directors' interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders' best interest.

Unless we consummate our business combination, our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account of up $3.0 million, subject to adjustment, that may be released to us to fund a portion of our working capital requirements. These amounts are based on our estimates of the funds needed to finance our operations for the next 30 months. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of a business combination that is not consummated. Our officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such expenses. We do not have a policy that prohibits our officers and directors from negotiating for the reimbursement of such expenses by a target business. If the owners of the target business do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers or directors could influence our officers' and directors' motivation in selecting a target business, and, therefore, there may be a conflict of interest when determining whether a particular business combination is in the public stockholders' best interest.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Although our officers and directors intend to devote such amount of time as they reasonably deem to be appropriate on our operations, they are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers' and directors' other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us. In the event that any of our officers and directors becomes aware of a business combination opportunity in the global consumer products, services and retailing industries that falls within the line of business of any entity to which he has fiduciary duties or pre-existing contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us.

Our officers may become involved with subsequent blank check companies similar to our company, although they have agreed not to participate in the formation of, or become an officer or director of, any blank check company that may complete a business combination with an entity engaged in the global consumer products, services and retailing industries as its principal business until we have entered into a definitive agreement regarding a business combination or we have failed to complete a business combination within 24 months (or 30 months in the event an extended period is approved as described in this prospectus) following the consummation of this offering. As discussed above, our officers may become aware of business opportunities that may be appropriate for presentation to us and the other entities to which they owe certain fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, each of our offices has agreed, and we intend to require any future officers to agree, until the earliest of our business combination, our liquidation or such time as he ceases to be an officer, to present to us for our consideration any business opportunity to acquire a business with a fair market value of $200 million or more, prior to presentation to any other entity, subject to any fiduciary duties or pre-existing contractual obligations of such officer. Except to the extent that our officers present potential acquisition opportunities to us in accordance with their agreement discussed above, we cannot assure you that these conflicts will be resolved in our favor or that a potential target business would not be presented to another entity prior to its presentation to us.

Certain of our directors will own shares of our common stock and warrants issued prior to this offering, and an entity affiliated with our officers owns shares of our common stock and warrants issued prior to this offering and has committed to purchase warrants simultaneously with the consummation of this offering. These shares and warrants will not participate in liquidation distributions if a business combination is not consummated, and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Certain members of our board of directors will own shares of our common stock and warrants, and all of our officers will be affiliated with an entity that owns shares of our common stock and warrants upon consummation of this offering. In February 2008, our sponsor purchased 7,187,500 founder units for an aggregate purchase price of $25,000, or approximately $0.003 per founder unit. Prior to the consummation of this offering, our sponsor transferred an aggregate of 75,000 founder units to Messrs. L'Esperance, London and Pape, each of whom will serve as a member of our board of directors upon the consummation of this offering. Our sponsor has also committed to purchase insider warrants on or prior to the date of this prospectus. Our sponsor is owned by Tri-Artisan, which is the controlling member of our sponsor, and the 12 members of our advisory board. The sole business purpose of our sponsor, TAAC Investors, LLC, is to act as our sponsor in connection with this offering. Our initial unitholders have waived their rights to receive distributions with respect to the founder shares upon our liquidation if we are unable to consummate a business combination. Accordingly, the founder shares, as well as the founder warrants, will be worthless if we do not consummate a business combination within 24 months following the consummation of this offering (or, 30 months if an extended period is approved as described in this prospectus). The insider warrants will also expire worthless if we fail to consummate a business combination within such time period. Furthermore, the $6.0 million purchase price of the insider warrants will be held in the trust account and will be distributed to our public stockholders in the event of our liquidation.

The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors' and officers' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in the best interest of our public stockholders.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors' ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the American Stock Exchange upon consummation of this offering. Although after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which only requires that we meet certain requirements relating to stockholders' equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, but we cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to a business combination. Additionally, in connection with a business combination, it is likely that the American Stock Exchange will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

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a limited availability of market quotations for our securities;

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a determination that our common stock is a "penny stock" which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

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a limited amount of news and analyst coverage for our company; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

Any business combination must be with a target business having a fair market value of at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of $8.75 million, or $10.06 million if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus) at the time of such acquisition, although this may entail the simultaneous acquisitions of several businesses or assets at the same time. However, we may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic and competitive disadvantages. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

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solely dependent upon the performance of a single business; or

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dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular segment of the global consumer products, services and retailing industries in which we may operate subsequent to a business combination.

If we determine to simultaneously acquire several businesses or assets, it may be more difficult, and delay our ability, to complete the business combinations.

If we determine to simultaneously acquire several businesses or assets, which are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

In pursuing our acquisition strategy, we may seek to effect a business combination with one or more privately held companies, which may present certain challenges to us, including the lack of available information about these companies. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential business combination on the basis of limited information.

The ability of our public stockholders to exercise their conversion rights may not allow us to consummate a desirable business combination or optimize our capital structure.

When we seek the approval of our public stockholders for an extended period or a business combination, each public stockholder will have the right to elect to convert its shares for cash if such public stockholder votes against an extended period or a business combination and such extended period is approved or business combination is approved and completed and the public stockholder holds its shares through the date of the stockholder approval of the extended period or consummation of the business combination, as applicable. Such holder must vote against such extended period or business combination and elect to convert its shares and receive a pro rata share of the trust account by notifying us of such election to convert at the appropriate time, as described in the proxy materials. We will be permitted to proceed with a business combination if we are able to confirm that we have sufficient funds to pay the consideration to close the business combination plus all sums due to our public stockholders who vote against the extended period or business combination and duly exercise their right to elect to convert their shares for cash. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may be required to incur an amount of leverage that is not optimal for our business combination. In addition, we will not consummate a business combination if holders of 40% or more of our outstanding shares of common stock purchased in this offering properly exercise their conversion rights, on a cumulative basis, including any shares converted in connection with the stockholder vote for any proposed extended period. These restrictions may limit our ability to consummate the most attractive business combinations available to us.

We may proceed with a business combination if public stockholders owning less than 40% of the shares sold in this offering properly exercise their conversion rights. This requirement may make it easier for us to have a business combination approved over stockholder dissent.

We may proceed with a business combination as long as public stockholders owning less than 40% of the shares sold in this offering both vote against the business combination and properly exercise their conversion rights on a cumulative basis, including any shares converted in connection with the stockholder vote for any proposed extended period. Accordingly, public stockholders holding up to 9,999,999 shares of our common stock may both vote against the extended period or business combination and exercise their conversion rights and we could still consummate a proposed business combination. We have set the permitted conversion percentage at less than 40% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders. However, this may have the effect of making it easier for us to have a business combination approved over stockholder dissent than other blank check companies. While there are some other offerings similar to ours which include conversion provisions greater than 20%, historically the 20% threshold was common for offerings similar to ours. Because we permit a larger number of stockholders to properly exercise their conversion rights, it may be easier for us to obtain stockholder approval of a business combination than other blank check companies.

A business combination may require us to use substantially all of our cash to pay the purchase price. In such case, because we will not know how many stockholders may exercise such conversion rights, we may need to arrange third party financing to help fund a business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Additionally, even if a business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all.

We may be unable to obtain additional financing to complete a business combination or to fund the operations and growth of a target business, which could require us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering, including the interest earned on the proceeds held in the trust account that may be released to us, will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of a business combination, the depletion of the available net proceeds in search of a target business, or the conversion by stockholders of common stock into a pro rata share of the trust account in connection with the extended period or the business combination, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business. Even if we do not need additional financing to consummate a business combination we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the post-combination business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our initial unitholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of this offering, our initial unitholders will own 20% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). Except as described in this prospectus, none of our initial unitholders has any current intention to purchase units in this offering, in the after market or in private transactions although, there are factors that could motivate our unitholders to purchase additional units in the offering or in the aftermarket or in private transactions, such as an increased ability to influence stockholder vote to approve an extended period or a business combination (each as described in this prospectus). However, in connection with the stockholder vote required to approve the extended period or a business combination, they have agreed to vote the founder shares in accordance with the majority of the shares of common stock voted by the public stockholders and to vote the founder shares in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination. Our sponsor, officers and directors have also each agreed that if it or he acquires shares of common stock in or following this offering, it or he will vote all such acquired shares in favor of the extended period, a business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence.

Our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our "staggered" board of directors, only a minority of the board of directors will be considered for election and our initial unitholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial unitholders will continue to exert control at least until the consummation of a business combination.

Our initial unitholders paid us an aggregate of $25,000, or approximately $0.003 per founder unit and, accordingly, you will experience immediate and substantial dilution from the purchase of our units.

The difference between the public offering price per share (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. Our initial unitholders acquired the founder units at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public stockholders will incur an immediate and substantial dilution of approximately 34.5% or $3.45 per share (the difference between the pro forma net tangible book value per share of $6.55, and the initial offering price of $10.00 per unit).

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading-day period ending on the third business day before we send notice of such redemption provided that the warrants and common stock underlying the warrants are covered by an effective registration statement from the beginning of the 30-trading day period through the date fixed for redemption and a current prospectus relating thereto is available. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the founder warrants will be redeemed by us so long as they are held by our initial unitholders or their permitted transferees and none of the insider warrants will be redeemable by us so long as they are held by our sponsor or its permitted transferees.

Our ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, we will have the option to require any holder that wishes to exercise such holder's warrants to do so on a "cashless basis." In such event, each holder would surrender all of such holder's warrants and receive that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants. If we choose to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential "upside" of the holder's investment in our company.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 25,000,000 shares of our common stock (or up to 28,750,000 shares of common stock if the underwriters' over-allotment option is exercised) as part of the units offered by this prospectus. Prior to the date of this prospectus, we issued in private placements founder warrants as part of the founder units to purchase 7,187,500 shares of common stock. On or prior to the date of this prospectus, we will be issuing in private placements insider warrants to purchase 6,000,000 shares of common stock.

The insider warrants are identical to the warrants included in the units being sold in the offering, except that the insider warrants (i) are non-redeemable, so long as they are held by our sponsor or its permitted transferees, (ii) are exercisable on a cashless basis at the election of the holder, so long as they are held by our sponsor or its permitted transferees, and (iii) are not transferable or saleable by our sponsor other than to permitted transferees until after the consummation of a business combination. In addition, the managing member of our sponsor will agree not to transfer its ownership interests in our sponsor, permit other interest holders in our sponsor to transfer their respective ownership interests in our sponsor or permit our sponsor to issue new ownership interests to anyone other than (i) a permitted transferee, our sponsor or the managing member of our sponsor or (ii) with respect to transfers by an advisory board member, to a person that is an advisory board member at the time of such transfer; provided that consideration for such transfer be at a price no greater than the price at which the interests were originally purchased. The insider warrants are not exercisable while they are subject to such transfer restrictions.

The founder units are identical to those units being sold in this offering, except that (i) the founder warrants are subject to the transfer restrictions described below; (ii) the founder warrants will become exercisable upon the later of (A) the date that is fifteen months after the date of this prospectus and (B) the consummation of our business combination, in each case, if and only when (x) the last sales price of the shares of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period beginning after such business combination and (y) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in the offering; and (iii) the founder warrants may be exercised on a cashless basis and will not be redeemable by us, in each case, as long as they are held by the initial unitholders or their permitted transferees. The initial unitholders have agreed not to sell or otherwise transfer any of the founder warrants other than to permitted transferees until one year after the date of the consummation of a business combination or earlier if, subsequent to our business combination, (i) the last sales price of the shares of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, amalgamation, share capital exchange, share purchase, reorganization or other similar business transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. In addition, the managing member of our sponsor will agree not to transfer its ownership interests in our sponsor, permit other interest holders in our sponsor to transfer their respective ownership interests in our sponsor or permit our sponsor to issue new ownership interests to anyone other than (i) a permitted transferee, our sponsor or managing member of our sponsor, (ii) with respect to transfers by an interest holder in our sponsor that is not the managing member of our sponsor or one of our officers, directors or advisory board members, an affiliate of such interest holder or (iii) with respect to transfers by an advisory board member, to a person that is an advisory board member at the time of such transfer; provided that consideration for any such transfer be at a price no greater than the price at which the interests were originally purchased.

To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such warrants, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete a business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities and on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If holders of the founder shares, the founder warrants and the insider warrants (and any shares of common stock issuable upon the exercise of any of the founder warrants or the insider warrants) exercise their registration rights with respect to their securities in the company, it may have an adverse effect on the market price of our common stock, and the existence of these rights may make it more difficult to effect a business combination.

The holders of the founder shares, the founder warrants and the insider warrants (and any shares of common stock issuable upon the exercise of any of the founder warrants or the insider warrants) will be entitled to registration rights pursuant to a registration rights agreement to be entered into in connection with this offering. The holders of the majority of these securities are entitled to make up to three demands that we register such securities. The holders of a majority of these securities can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain "piggy-back" registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. If such individuals exercise their registration rights with respect to all of their securities, then there will be an additional 6,250,000 shares of common stock (assuming no exercise of the underwriters' over-allotment option and the forfeiture by the initial unitholders of 937,500 shares of common stock held by such initial unitholders) and 12,250,000 warrants (as well as 12,250,000 shares of common stock underlying the warrants) eligible for trading in the public market. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our shares of common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential negative effect the exercise of such rights may have on the trading market for our shares of common stock.

The determination of the offering price of our units is arbitrary.

Prior to this offering, there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in the trust account were the results of a negotiation between the underwriters and us. The determination of our per-unit offering price and aggregate proceeds was more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, management's assessment of the financial requirements necessary to complete our business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate our business combination and we would be forced to either find additional financing or liquidate, or we may have too great an amount in the trust account to identify a prospect having a fair market value of as least 80% of the net assets held in trust (net of taxes and excluding the amount held in the trust account representing the deferred underwriting discount but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus) at the time of the acquisition.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2009. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on the effectiveness of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our amended and restated certificate of incorporation contains certain requirements and restrictions that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

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upon consummation of this offering, approximately $246.25 million, or approximately $282.44 million if the underwriters' over-allotment option is exercised in full (including $6.0 million from the sale of the insider warrants and $8.75 million attributable to the deferred underwriting discount, or $10.06 million if the underwriters' over-allotment option is exercised in full), will be placed into the trust account;

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we shall submit any proposed business combination to our stockholders for approval prior to consummating a business combination;

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our public stockholders will have the right to convert their shares of common stock into cash in accordance with the conversion rights described in this prospectus;

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we will consummate a business combination only if it has a fair market value equal to at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of $8.75 million, or $10.06 million if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus) at the time of such acquisition;

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prior to our business combination, we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction;

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public stockholders who vote against an extended period or our business combination may convert their shares into a pro rata share of the aggregate net assets then on deposit in the trust account less taxes payable;

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prior to our business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering with respect to an extended period or a business combination;

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if we have entered into a definitive agreement or a letter of intent relating to a business combination within 24 months following the consummation of this offering, and if our board of directors anticipates that we may not be able to consummate such business combination within the 24-month period, we will have the right to seek stockholder approval to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months (thereby allowing us a total of up to 30 months from the date of this prospectus to consummate our business combination). The amendment will be effective only if: (i) the holders of a majority of the outstanding shares of our common stock vote in person or by proxy in favor of the amendment, (ii) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of such amendment and (iii) public stockholders owning less than 40% of the shares sold in this offering vote such shares against such amendment and exercise their conversion rights.

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we will consummate our business combination only if (i) the business combination is approved by a majority of votes cast by our public stockholders in person or by proxy at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and (iii) public stockholders owning less than 40% of the shares of common stock sold in this offering both vote against the business combination and properly exercise their conversion rights, on a cumulative basis, including any shares of common stock held by stockholders who previously exercised their conversion rights in connection with the stockholder vote, if any, required to approve the extended period;

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if we do not consummate a business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus) our corporate existence will cease except for purposes of winding up our affairs, including liquidation, and we will not be able to engage in any other business activities;

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if we are forced to liquidate prior to a business combination, our public stockholders will be entitled to share ratably in the funds in the trust account, including any interest, and any net assets remaining available for distribution to them after payment of our liabilities;

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our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, our audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering; and

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our audit committee shall review and approve all payments made to our officers, directors, sponsor, initial unitholders, members of our advisory board and our and their respective affiliates, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Our amended and restated certificate of incorporation will require that we obtain the affirmative vote of our board of directors and holders of 100% of our outstanding common stock issued in this offering to amend the above-described provisions. This consent requirement is more stringent than the minimum stockholder consent requirement under Delaware law, and a court could conclude that the consent requirement constitutes a practical prohibition on amendment in violation of the stockholders' implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable without the consent of holders of 100% of our outstanding common stock issued in this offering and any such amendment could reduce or eliminate the protection afforded to our stockholders.

Provisions in our amended and restated certificate of incorporation may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our amended and restated certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of our board of directors to designate the terms of and issue new series of preferred stock, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

There may be tax consequences to our business combinations that may adversely affect us.

While we expect to undertake any merger or acquisition so as to minimize taxes both to the acquired business and/or asset and us, any such business combination might not meet the statutory requirements of a tax-free reorganization, or the parties might not obtain the intended tax-free treatment upon a transfer of shares or assets. A non-qualifying reorganization could result in the imposition of substantial taxes.

If we acquire a target business with operations located outside the United States, we may encounter risks specific to other countries in which such target business operates.

If we acquire a company that has operations outside the United States, we will be exposed to risks that could negatively impact our future results of operations following a business combination. The additional risks we may be exposed to in these cases include, but are not limited to:

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tariffs and trade barriers;

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regulations related to customs and import/export matters;

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tax issues, such as tax law changes and variations in tax laws as compared to tax laws in the United States;

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cultural and language differences;

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foreign exchange controls;

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crime, strikes, riots, civil disturbances, terrorist attacks and wars;

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law enforcement authorities and courts that are inexperienced in commercial matters;

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employment regulations;

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collection of accounts receivable;

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restrictions on the repatriation of profits or payment of dividends;

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nationalization or expropriation of property;

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deterioration of political relations with the United States; and

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new or more extensive environmental regulation.

In addition, the target business may be conducted in countries with emerging economies, where we could face additional risks, including the following:

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the challenge of navigating a complex set of licensing requirements and restrictions affecting the conduct of business in such countries by foreign companies;

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difficulties and limitations on the repatriation of cash;

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currency fluctuation and exchange rate risks;

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protection of intellectual property, both for us and our customers; and

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difficulty retaining management personnel and skilled employees.

If we are unable to manage these risks following a business combination, we may face significant liability, our international sales could decline and our financial results could be adversely affected.

Foreign currency fluctuations could adversely affect our business and financial results.

A target business with which we combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, it is likely that the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in foreign jurisdictions may not be as certain in implementation and/or interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments obtained in the United States against our directors and officers under federal securities laws.

One or more countries where a target business operates may have corporate disclosure, governance and regulatory requirements that are different from those in the United States, which may make it more difficult or complex to consummate a business combination.

Companies located outside of the United States are subject to accounting, auditing, regulatory and financial standards and requirements that differ, in some cases significantly, from those applicable to public companies in the United States, which may make it more difficult or complex to consummate a business combination. In particular, the assets and profits appearing on the financial statements of a company located outside the United States may not reflect its financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with United States generally accepted accounting principles. There may be substantially less publicly available information about companies located outside the United States than there is about companies located in the United States or companies subject to reporting requirements under the laws of the United States. Moreover, companies in other countries may not be subject to the same degree of regulation as are United States companies with respect to such matters as insider trading rules, tender offer regulation, stockholder proxy requirements and the timely disclosure of information which may result in less transparency for public stockholders.

Legal principles relating to corporate affairs and the validity of corporate procedures, directors' fiduciary duties and liabilities and stockholders' rights for companies located outside the United

States may differ from those that may apply in the United States, which may make the consummation of a business combination with such companies located outside of the United States more difficult. We therefore may have more difficulty in achieving our business objective.

Because we must furnish our stockholders with target business financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, we will not be able to complete a business combination with some prospective target businesses unless their financial statements are first reconciled to United States generally accepted accounting principles which may prevent the consummation of any prospective business combination.

The federal securities laws require that a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports and proxy materials submitted to stockholders. Any business combination must be with a target business that has a fair market value of at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of $8.75 million, or $10.06 million if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus) at the time of such acquisition. We will be required to provide historical and/or pro forma financial information to our stockholders when seeking approval of a business combination with one or more target businesses. These financial statements must be prepared in accordance with, or be reconciled to, United States generally accepted accounting principles, or GAAP, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. If a proposed target business, including one located outside of the United States, does not have financial statements that have been prepared in accordance with, or that can be reconciled to, GAAP and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

Returns on investment in companies with operations outside the United States may be decreased by withholding and other taxes.

If we effect a business combination with a target business that operates in one or more countries outside of the United States, we may incur tax risk, and income that might otherwise not be subject to withholding of local income tax under normal international conventions may be subject to withholding in such countries. Any withholding taxes paid by us on income from our investments in other countries may or may not be creditable on our income tax returns. We intend to avail ourselves of income tax treaties that are in place to seek to minimize any withholding tax or local tax otherwise imposed in other countries. However, there is no assurance that the local tax authorities will recognize application of such treaties to achieve a minimization of local tax.

Because of our limited resources and the significant competition for business combination opportunities, including numerous companies with a business plan similar to ours, it may be more difficult for us to complete a business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies, and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of global consumer products, services and retailing industries properties, assets and entities. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous target acquisitions that we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target acquisitions that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target acquisitions. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target acquisitions. Also, our obligation to convert into cash the shares of common stock in certain instances may reduce the resources available for a business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

We cannot assure you we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you we will be able to effectuate a business combination within the prescribed time period. If we are unable to consummate a business combination within the prescribed time period, we will be forced to liquidate.

If adjustments are made to the warrants, you may be deemed to receive a taxable distribution without the receipt of any cash.

The holders of warrants may, in certain circumstances, be deemed to have received distributions includible in income if an adjustment is (or, in some cases, is not) made to the warrants, even though the holders would not receive any cash or property as a result of the adjustment or failure. This constructive distribution will be taxable as a dividend, return of capital or capital gain in accordance with the rules governing corporate distributions under the Internal Revenue Code of 1986, as amended. In the case of a non-U.S. holder, we may collect any resulting withholding tax attributable to deemed dividends from other amounts payable or distributable to such non-U.S. holder. See "Material U.S. Federal Income Tax Considerations—U.S. Holders—Exercise of a Warrant" and "Material U.S. Federal Income Tax Considerations—Non-U.S. Holders—Exercise of a Warrant" for more detailed information.

Cautionary note regarding forward-looking statements

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management's expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipates," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predicts," "project," 'should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•
our ability to complete our business combination;

•
our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our business combination;

•
our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our business combination, as a result of which they would then receive expense reimbursements;

•
our potential ability to obtain additional financing to complete our business combination;

•
our pool of prospective target businesses;

•
the ability of our officers and directors to generate a number of potential investment opportunities;

•
our public securities' potential liquidity and trading;

•
the listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange or any other securities exchange following a business combination;

•
the use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

•
our financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading "Risk Factors' beginning on page 31. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Use of proceeds

We are offering 25,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the insider warrants, all of which will be deposited into the trust account, will be as set forth in the following table.

	No exercise of over- allotment option	Full exercise of over-allotment option

Gross proceeds:
Gross proceeds from the offering	$250,000,000	$287,500,000
Gross proceeds from the sale of the insider warrants(1)	6,000,000	6,000,000

Total gross proceeds	$256,000,000	$293,500,000

Offering expenses:
Underwriting discount(2)	$17,500,000	$20,125,000
Legal fees and expenses	(450,000)	(450,000)
Printing and engraving expenses	(50,000)	(50,000)
Accounting fees and expenses	(60,000)	(60,000)
SEC registration fee	(11,299)	(11,299)
FINRA filing fee	(29,250)	(29,250)
American Stock Exchange application and listing fees	(70,000)	(70,000)
Miscellaneous expenses	(80,000)	(80,000)

Total offering expenses	$(18,250,549)	$(20,875,549)

Net proceeds from the offering and the sale of the insider warrants:
Net offering proceeds	$237,749,451	$272,624,451
Net offering proceeds not held in trust	$(250,000)	$(250,000)

Net proceeds in trust for our benefit	$237,499,451	$272,374,451
Underwriters' deferred discount held in trust	8,750,000	10,062,500

Total Amount held in trust	$246,249,451	$282,436,951

Percentage of gross public offering proceeds held in the trust account	98.5%	98.2%

Anticipated use of the interest earned on the trust account (net of taxes payable on such interest), up to a maximum of $3.0 million, subject to adjustment, that will be released to us to cover operating expenses:(3)
Legal, accounting and other expenses in connection with the due diligence investigations, structuring and negotiation of a business combination	$1,000,000	$1,000,000
Due diligence of prospective target business by officers, directors and initial unitholders	$300,000	$300,000
Legal and accounting fees related to SEC reporting obligations (including the proxy statement in connection with a business combination)	250,000	250,000
Administrative fees relating to services agreement with Tri-Artisan ($10,000 per month for two years)(4)	240,000	240,000
Working capital to cover miscellaneous expenses, D&O insurance and reserves	1,210,000	1,660,000

Total	$3,000,000	3,450,000

(1)
There is no placement fee paid or payable by us in connection with the sale of the insider warrants.

(2)
Consists of an underwriting discount of 7% of the gross proceeds of this offering (including any units sold to cover over-allotments) including 3.5%, or $8.75 million ($10.06 million if the underwriters' over-allotment option is exercised in full) to be held in trust until consummation of a business combination. Upon consummation of a business combination, such deferred underwriting discount shall be released to the underwriters from the assets held in a trust account at JPMorgan Chase Bank, N.A., maintained by American Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest earned on the deferred discount.

(3)
$250,000 of the proceeds of this offering will be held outside of the trust account and available to us to fund our working capital requirements. In addition, the interest earned on the trust account, net of taxes payable on such interest, will be released to us to cover our working capital requirements, up to a maximum of $3.0 million (subject to adjustment in the event the size of the offering is increased or the underwriters over-allotment option is exercised).

(4)
Assumes that an extended period has not been approved by our stockholders as described in this prospectus.

If the size of this offering is increased or decreased, or the underwriters elect to exercise the over-allotment option, it will result in a proportionate increase or decrease in the amount of interest we may withdraw from the trust account.

A total of approximately $246.25 million (or approximately $282.44 million if the underwriters' over-allotment option is exercised in full), of the net proceeds from this offering and the sale of the insider warrants described in this prospectus, including $8.75 million (or $10.06 million if the underwriters' over-allotment option is exercised in full) of the deferred underwriting discount will be placed in a trust account at JPMorgan Chase Bank, N.A., maintained by American Stock Transfer & Trust Company, as trustee and will be invested only in United States government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Except for a portion of the interest income that may be released to us, the proceeds held in trust will not be released from the trust account until the earlier of the completion of our business combination or our liquidation.

Commencing on the date of this prospectus through the earlier of consummation of a business combination or our liquidation, we have agreed to pay Tri-Artisan a total of $10,000 per month for office space, administrative services and secretarial support. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person or entity. Upon completion of our business combination or our liquidation, we will cease paying these monthly fees.

We believe that amounts not held in trust as well as the interest income of up to $3.0 million, subject to adjustment, earned on the trust account balance (net of taxes payable) that may be released to us to fund our working capital requirements will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us. If the size of this offering is increased or decreased, or the underwriters elect to exercise the over-allotment option, it will result in a proportionate increase or decrease in the amount of interest we may withdraw from the trust account. We will use such proportionate increase in interest income to cover our working capital expenses. While we currently do not know what our future working capital expenses will be and while they will not necessarily be proportionate to the size of the offering, we believe that any additional interest income released to us would facilitate our ability to finance the exploration and consideration of a greater number of potential acquisition targets.

As of the date of this prospectus, Tri-Artisan has advanced to us a total of $200,000 to be used for a portion of the expenses of this offering. These advances are non-interest bearing, unsecured and are due at the earlier of December 31, 2008 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering not being placed in the trust account.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. Interest income of up to $3.0 million, subject to adjustment, on the trust account balance (net of taxes payable) may be released to us from the trust account to fund a portion of our working capital requirements.

Dividend policy

We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the completion of our business combination. After we complete our business combination, the payment of dividends will depend on our revenues and earnings, if any, our capital requirements and our general financial condition. The payment of dividends after our business combination will be within the discretion of our board of directors at that time. Our board of directors currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate that our board will declare any dividends in the foreseeable future. Further, any credit agreements we enter into in connection with our business combination may restrict or prohibit payment of dividends. In the event that we do issue dividends, our board of directors will determine the dates on which any entitlements to dividends arise, the methods of calculating such dividends and the cumulative or non-cumulative nature of dividend payments. In addition, our board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act.

Dilution

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the insider warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the insider warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be repurchased for cash), by the number of outstanding shares of our common stock.

The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the insider warrants:

Public offering price		$10.00
Net tangible book value before this offering	$(0.04)
Increase attributable to public stockholders	6.59

Pro forma net tangible book value after this offering and the sale of the insider warrants		6.55

Dilution to public stockholders		$3.45

The following table sets forth information with respect to our initial unitholders and the public stockholders:

	Shares purchased		Total consideration
					Average price per share
	Number(3)	Percentage	Amount	Percentage

Initial Unitholders	6,250,000	20%	$25,000	0.01%	$0.004
Public Stockholders	25,000,000	80%	250,000,000	99.99%	10.00

	31,250,000	100%	$250,025,000	100%

The pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering(1)	$(235,855)
Offering costs accrued for or paid in advance and excluded from tangible book value	254,914
Proceeds from this offering and sale of the insider warrants(2)	246,499,451
Less: deferred underwriters' discount payable	(8,750,000)
Less: Proceeds held in trust subject to conversion to cash (approximately $9.85 × 9,999,999 shares)	(98,499,771)

$139,268,739

Denominator:
Shares of common stock outstanding prior to this offering(3)	6,250,000
Shares of common stock included in the units offered	25,000,000
Less: Shares subject to conversion	9,999,999

21,250,001

(1)
Includes $254,914 of deferred costs related to this offering, which will be paid from the offering proceeds.

(2)
Net of the underwriting discount (excluding $8.75 million of the deferred underwriting discount) and other offering expenses.

(3)
After giving effect to the forfeiture of 937,500 founder units assuming that the underwriters' over-allotment option is not exercised.

Capitalization

The following table sets forth our capitalization at February 8, 2008 and as adjusted to give effect to the sale of our units and the insider warrants and the application of the estimated net proceeds derived from the sale of such securities:

	February 8, 2008
	Actual	As adjusted(1)

		(Unaudited)
Deferred underwriting discount	$—	$8,750,000
Note payable to affiliate(2)	200,000	—
Common stock, 9,999,999 that are subject to possible conversion at conversion value(3)	—	98,499,771
Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 150,000,000 shares authorized; 7,187,500 shares issued and outstanding, 21,250,001 shares issued and outstanding (excluding 9,999,999 shares subject to possible conversion), as adjusted(4)	719	2,125
Additional paid-in capital	24,281	139,272,555
Deficit accumulated during the development stage	$(5,941)	$(5,941)

Total stockholders' equity	19,059	$139,268,739

Total capitalization	$219,059	$246,518,510

(1)
Includes the $6.0 million we will receive from the sale of the insider warrants.

(2)
Note payable to affiliate is a promissory note issued in the amount of $200,000 to Tri-Artisan. The note is non-interest bearing and is payable on the earlier of December 31, 2008 or the consummation of this offering.

(3)
If we consummate our business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 40% (minus one share) of the aggregate number of shares sold in this offering at a per-share conversion price equal to the aggregate net assets then on deposit in the trust account (initially approximately $9.85 per share (or approximately $9.82 per share if the underwriters' over-allotment option is exercised in full)), before payment of the deferred underwriting discount and including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus and any accrued interest, net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income previously released to us for working capital requirements, divided by the number of shares sold in this offering. Such amount shall be calculated as of two (2) business days prior to the date of (i) stockholder approval of the extended period or (ii) consummation of a business combination, as the case may be. We will not consummate any business combination if holders of 40% or more of our outstanding shares of common stock sold in this offering vote such shares against the business combination and properly exercise their conversion rights.

(4)
Assumes the over-allotment option has not been exercised and an aggregate of 937,500 founder units held by our initial unitholders have been forfeited.

Management's discussion and analysis of financial
condition and results of operations

We are a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock acquisition, exchangeable share transaction or similar business combination with one or more operating businesses or assets. Our efforts in identifying a prospective target will not be limited to a particular industry, although we intend to focus our efforts on the global consumer products, services and retailing industries. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions with an entity that we will acquire in our business combination. Our management team is engaged in the private equity business and evaluates various acquisition opportunities from time to time in connection with their ordinary course of business. We intend to effect our business combination using cash from the proceeds of this offering, our capital stock, debt or a combination of cash, stock and debt.

The issuance of additional shares of our stock in a business combination:

•
may significantly dilute the equity interest of investors in this offering;

•
may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

•
could cause a change of control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•
may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights or a person seeking to obtain control of our company; and

•
may adversely affect prevailing market prices for our common stock and/or warrants.

Similarly, if we issue debt securities, it could result in:

•
default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•
our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

•
our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

As indicated in the accompanying audited financial statements, at February 8, 2008 we had $225,000 in cash and deferred offering costs of $254,914. Further, we expect to continue to incur significant costs in the pursuit of our business combination plans. Our management's plans to address this uncertainty through this offering are discussed above. We cannot assure you that our plans to raise capital or to consummate our business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Results of operations and known trends or future events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until completion of our business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the consummation of this offering.

Liquidity and capital resources

Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founder units to our sponsor and a loan from Tri-Artisan in the amount of $200,000. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $750,000, but including the deferred underwriting discount of $8.75 million (or $10.06 million if the underwriters' over-allotment option is exercised in full), and (ii) the sale of the insider warrants for a purchase price of $6.0 million, will be approximately $246.50 million (or approximately $282.69 million if the underwriters' over-allotment option is exercised in full). Approximately $246.25 million (or approximately $282.44 million if the underwriters' over-allotment option is exercised in full), will be held in trust, which includes $8.75 million (or $10.06 million if the underwriters' over-allotment option is exercised in full) attributable to the deferred underwriting discount. The remaining $250,000 will not be held in trust.

We may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating a business combination, to fund the purchase of other companies or for working capital.

We will use substantially all of the net proceeds of this offering in connection with acquiring one or more target businesses, including identifying and evaluating prospective target businesses, selecting one or more target businesses, and structuring, negotiating and consummating the business combination. To the extent we use our capital stock in whole or in part as consideration for a business combination, the proceeds held in the trust account (less amounts paid to any public stockholders who exercise their conversion rights and the deferred underwriting discount) as well as any other net proceeds not expended prior to that time will be used to finance the operations of the target business or businesses. Such working capital funds could be used in a variety of ways including continuing or expanding the target business' operations and for strategic acquisitions. Such funds could also be used to repay any operating expenses or finders' fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

As a recently formed blank check company, we currently do not have sufficient working capital for the next 24 months (or 30 months if an extended period is approved as described in this prospectus). We intend to obtain such working capital through this offering and interest income of up to $3.0 million (net of taxes payable), subject to adjustment, on the balance of the trust account to be released to us for working capital requirements, which we believe will be sufficient to allow us to operate for at least the next 30 months, assuming our business combination is not completed during that time. If the underwriters' over-allotment option is exercised in full, the amount of working capital we may obtain from this offering and from interest income we may withdraw will be increased to approximately $3.45 million. In addition, if the size of this offering is increased it could also result in a proportionate increase in the amount of interest we may withdraw from the trust account. We expect our primary liquidity requirements during that period to include approximately $1.0 million for legal, accounting and other expenses associated with structuring, negotiating and documenting business combinations; $300,000 for due diligence investigations of prospective target businesses conducted by our officers, directors and initial unitholders; $240,000 for office space, secretarial support and administrative services payable to Tri-Artisan representing $10,000 per month for up to 24 months (or $300,000, representing $10,000 per month for up to 30 months, if an extended period is approved as described in this prospectus); $250,000 for legal and accounting fees related to regulatory reporting requirements; and approximately $1.21 million for general working capital that will be used for miscellaneous expenses and reserves, including additional expenses that may be incurred by us in connection with this offering over and above the amounts listed in the section of this prospectus entitled "Use of Proceeds."

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we will rely on the funds available to us outside of the trust account and interest earned of up to $3.0 million, subject to adjustment, on the trust account to fund such expenditures and if our estimates of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our business combination. Moreover, we may need to obtain additional financing either to consummate our business combination or because we become obligated to convert into cash a significant number of shares of public stockholders voting against an extended period or our business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Following our business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

•
staffing for financial, accounting and external reporting areas, including segregation of duties;

•
reconciliation of accounts;

•
proper recording of expenses and liabilities in the period to which they relate;

•
evidence of internal review and approval of accounting transactions;

•
documentation of processes, assumptions and conclusions underlying significant estimates; and

•
documentation of accounting policies and procedures.

Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Quantitative and qualitative disclosures about market risk

The net proceeds of this offering, including amounts in the trust account, will be invested in United States government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related party transactions

In February 2008, our sponsor purchased an aggregate of 7,187,500 founder units. Prior to the consummation of this offering, our sponsor transferred an aggregate of 75,000 founder units to Messrs. L'Esperance, London and Pape, each of whom will serve as a member of our board of directors upon closing of this offering. Our sponsor is owned by Tri-Artisan, which is the controlling member of our sponsor, and the 12 members of our advisory board. Messrs. Cromack and Rohit, our Co-Presidents and members of our board or directors and our investment committee, are the co-founders and Managing Directors of Tri-Artisan.

As of the date of this prospectus, Tri-Artisan has advanced on our behalf a total of $200,000 to cover expenses related to this offering. This loan will be payable without interest on the earlier of December 31, 2008 or the consummation of this offering. We intend to repay this loan from the proceeds of this offering not placed in the trust account. We are also obligated, commencing on the date of this prospectus, to pay a monthly fee of $10,000 for office space and general administrative services to Tri-Artisan.

Our sponsor has agreed to purchase a total of 6,000,000 insider warrants at $1.00 per warrant (for a total purchase price of $6.0 million) from us on or prior to the date of this prospectus. The insider warrants are identical to the warrants included in the units sold in this offering except that the insider warrants (i) are non-redeemable, so long as they are held by our sponsor or its permitted transferees, as described in more detail herein, (ii) are exercisable on a cashless basis at the election of the holder, so long as they are held by our sponsor or its permitted transferees and (iii) are not transferable or saleable by our sponsor other than to permitted transferees until after the consummation of the business combination. The insider warrants are not exercisable while they are subject to such transfer restrictions.

Off-balance sheet arrangements; commitments and contractual obligations; quarterly results

As of February 8, 2008, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations except for the repayment of the $200,000 loan made to us by Tri-Artisan to cover offering-related expenses. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

Proposed business

Introduction

We are a blank check company formed under the laws of the State of Delaware on January 10, 2008. We were formed to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more operating businesses or assets, which we refer to throughout this prospectus as our business combination. Our efforts in identifying a prospective target will not be limited to a particular industry, although we intend to focus our efforts on U.S. as well as foreign companies in the global consumer products, services and retailing industries. We believe that the companies within the global consumer products, services and retailing industries are aligned with the significant combined experience and industry knowledge of our management team and our advisory board. To date, our efforts have been limited to organizational activities as well as activities related to this offering.

We will seek to capitalize on the substantial investing, deal origination, transaction execution and operating expertise provided by our management team and the investors in our sponsor, which include Tri-Artisan and the 12 members of our advisory board. Tri-Artisan is an operating executive-focused merchant bank that leverages its experienced senior merchant banking professionals, its strategic investors and more than 60 individual operating executive investor limited partners (whom we refer to as Tri-Artisan's operating executives) to source, evaluate, execute and manage investments. While Tri-Artisan is not under any contractual obligation other than as described in this prospectus to assist us in completing a business combination, as the managing member of the Company's sponsor, Tri-Artisan has a financial interest in, and intends to assist in, our successful completion of a business combination.

Management team

Our management team consists of three Managing Directors of Tri-Artisan, Gerald H. Cromack, Rohit Manocha and David E. Libowitz. Each has an extensive network of contacts throughout the investment community and with a variety of sources of potential targets. Other than the three year period from 1999 to 2001, Messrs. Cromack and Manocha have worked together in various capacities since 1987, when they were employed at Lehman Brothers Holdings Inc. Mr. Cromack has 26 years of experience originating and executing mergers, acquisitions, restructurings and private equity investing transactions. Mr. Manocha has 25 years of experience executing and advising in mergers and acquisitions, with particular emphasis on sourcing, financing and exiting private equity transactions. Mr. Libowitz, who previously served as a founder and managing partner of Trail's End Partners, LLC and prior to that served in various roles at Warburg Pincus LLC for 11 years, including five years as a partner, has 18 years of experience in the financial services industry, with particular emphasis on leading transactions and investing in private equity transactions.

Advisory board

Our advisory board is comprised of 12 Tri-Artisan operating executives, all of whom have expertise in the global consumer products, services and retailing industries and are direct investors in our sponsor. We anticipate that our advisory board members will contribute to our efforts in sourcing and evaluating transaction opportunities and overseeing our investment post acquisition. Our 12 advisory board members have substantial operating experience, managing both private and public companies:

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9 have served as Chief Executive Officer and/or Chairman of a public reporting company;

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7 companies conducted an initial public offering of their common stock while one of our advisory board members served as its Chief Executive Officer and/or Chairman;

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12 have served as Chief Executive Officer and/or Chairman of private companies;

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8 have operated businesses acquired in private equity-backed buyouts; and

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9 have served on the Board of Directors of a public company.

Tri-Artisan

Tri-Artisan was established in 2002 by Gerald H. Cromack and Rohit Manocha, Managing Directors of the New York and London-based firm. Tri-Artisan was founded on the premise that the combination of senior merchant banking professionals, strategic investors and Tri-Artisan's experienced and successful operating executives, would provide Tri-Artisan with competitive advantages in generating investment and advisory opportunities by enhancing deal sourcing, deal execution and post-investment performance of investee companies. Each of the operating executives is an investor in Tri-Artisan and therefore has a direct financial interest in Tri-Artisan's success. Tri-Artisan's operating executives also have the opportunity to share in the economics of Tri-Artisan's principal investing and advisory activities.

Since inception, Tri-Artisan has completed more than 40 merchant banking transactions. A Tri-Artisan managed entity has invested in 10 of these transactions as a principal. Since the beginning of 2006, Tri-Artisan has completed six principal investments:

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co-invested alongside Apollo Management, L.P. and TPG Capital, L.P. in the over $30 billion acquisition of the Las Vegas-based casino chain Harrah's Entertainment, Inc.;

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advised and co-invested with Apollo Management, L.P. on its $3.3 billion acquisition of Claire's Stores, Inc.;

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advised and co-invested with Apollo Management, L.P., National Realty Development Corp. and Silver Point Capital, L.P. on their $1.3 billion buyout of Linens n' Things, Inc.;

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advised Oaktree Capital Management, LLC and co-invested with Oaktree Capital Management, LLC and Smithfield Foods, Inc. on their joint venture buyout of the European meats business of Sara Lee Corporation and the simultaneous acquisition of Smithfield's wholly-owned French subsidiary Groupe Jean Caby, for a total transaction value of approximately $750 million;

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advised and co-invested with Oaktree Capital Management, LLC on its acquisition of an ownership interest in Cannery Casino Resorts, LLC; subsequently co-invested additional equity supporting the company's $200 million acquisition of the companies owning The Meadows, a harness horse racing track in North Strabane Township, Pennsylvania; and

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advised and co-invested with Brazos Private Equity Partners, LLC on its buyout of Fuel Systems LLC.

Tri-Artisan's senior professionals and operating executives have historically generated transaction opportunities across a range of industries and transaction sizes. Transaction opportunities have historically been in one of the following categories:

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corporate carve-out or spin-off;

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transition from family to institutional ownership;

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sale of financial sponsor portfolio company;

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company in need of significant growth or expansion capital; or

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undervalued public company.

Business strategy

We intend to focus our efforts on the global consumer products, services and retailing industries, and we will seek acquisition opportunities where we can apply the resources of our management team, our advisory board and Tri-Artisan and its operating executives, all of whom have extensive operating experience, track records and relationships in these industries. We believe our business model, portfolio of relationships and experienced management team will facilitate our ability to successfully screen, source and execute a business combination. Although we intend to focus on acquisition opportunities in both North America and Europe, we may consider acquisition opportunities in other locations as well. In 2007, Tri-Artisan opened a London office via its affiliate, Tri-Artisan Partners Europe LLP, which will enable us to easily access both geographies.

The global consumer products, services and retailing industries consist of a broad range of sectors and represent large and significant industries in both the public and private equity markets. We do not intend to limit our efforts to particular sub-sectors but will primarily focus on identifying opportunities in sub-sectors which include:

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consumer products and services;

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retailing;

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apparel;

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luxury goods;

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restaurants;

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consumer-oriented media and media services; and

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consumer-oriented financial services.

The primary focus of our efforts will be to identify acquisition candidates where one or more Tri-Artisan operating executives can help identify areas of opportunity and then add value throughout the due diligence and investment process. Although we intend to focus on identifying acquisition candidates in the global consumer products, services and retailing industries, we may seek to identify acquisition candidates in other industries that represent an attractive investment opportunity.

We have identified the following general criteria in evaluating acquisition opportunities; however, we may decide to enter into a business combination with a target business that does not meet some or all of these criteria and guidelines.

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Established companies with proven track records and management teams that are seeking to access the public markets. We will focus on companies that have demonstrated a history of strong operating and financial results, that are led by a strong and experienced management teams and that are seeking to access the public markets but may not be able to do so in an optimal manner via a traditional initial public offering due to a number of reasons: (i) challenging market conditions for initial public offerings may limit market receptivity, (ii) shareholders may seek greater initial liquidity than a traditional initial public offering may provide and (iii) the company may require assistance of supplemental "public company experienced" management in order to be a viable public company.

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Companies with shareholders seeking a liquidity event while preserving upside potential. We will seek to acquire a company with shareholders who prefer to access the public markets for enhanced liquidity and/or growth capital but who also prefer to maintain an ownership stake in the company following an acquisition.

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Companies seeking to capitalize on the expertise and relationships of our advisory board members and Tri-Artisan's operating executives. We will seek to acquire a company that can capitalize on the expertise and relationships of our advisory board members and Tri-Artisan's operating executives to enhance their business.

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Strong competitive industry position.  The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. We will seek to acquire businesses that demonstrate or could demonstrate advantages when compared to their competitors, which may help to preserve their market position and profitability amid various market conditions.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination may be based, to the extent relevant, on the above factors as well as other considerations, factors and criteria that our management deems relevant to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers and inspection of facilities, as well as review of financial and other information which will be made available to us.

While we may seek to acquire more than one business or asset, our business combination must involve one or more target businesses having a fair market value, individually or collectively, equal to at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of $8.75 million, or $10.06 million if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any extended period described in this prospectus) at the time of such acquisition. The target business we acquire may have a fair market value in excess of 80% of the net assets held in trust at the time of our business combination. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination, however our amended and restated certificate of incorporation prohibits us from incurring debt for borrowed money prior to a business combination, unless the lender waives any rights to the amounts held in trust. In order to consummate our business combination, we may issue a significant amount of our debt or equity securities to the sellers of the target business, seek to raise additional funds through a private offering of debt or equity securities, obtain financing from other sources or raise capital through combination of such capital raising transactions. If we issue securities in order to consummate a business combination, the result may be that our stockholders, prior to the business combination, would own a minority of the combined company after the business combination. Since we have no specific business combination under consideration, we have not entered into any arrangement to issue our debt or equity securities and have no current intention of doing so prior to considering a specific business combination.

Competitive strengths

We believe we have the following competitive strengths:

Business Model and platform for deal generation

We believe that our ability to leverage the expertise and relationships of Tri-Artisan and our advisory board will facilitate our ability to identify and pursue potential business combinations and enhance our ability to add value to the company we may acquire. Tri-Artisan examines hundreds of opportunities per year, the majority of which originate from its merchant banking professionals, strategic partners and operating executives. All of our advisory board members have extensive operating experience, are close to current trends and developments in and have contacts and relationships in a wide variety of sectors within the global consumer products, services and retail industries.

Through their involvement in Tri-Artisan and over the course of their careers, Messrs. Cromack, Manocha and Libowitz along with Tri-Artisan's other merchant banking professionals have developed a diverse network of operational and transactional relationships that have generated, and management believes will continue to generate, a significant flow of investment opportunities. Our management team and Tri-Artisan have developed strong relationships with many of the top performing global private equity firms and alternative asset managers. We believe these relationships will serve a valuable resource for all phases of the investment process, including identification of potential acquisition opportunities and access to financing sources.

Leverage Tri-Artisan's sourcing, transaction execution and management expertise

We will seek to capitalize on the experience and resources of our management team, Tri-Artisan and the 12 members of our advisory board. We believe that our management team's experience, along with the experience of the members of our advisory board, in owning, operating and developing companies in the global consumer products, services and retailing industries may enable us to significantly enhance the value of a company that we acquire.

We believe that our access to Tri-Artisan's management resources will provide a competitive advantage in connection with:

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Deal Sourcing—Tri-Artisan's senior professionals have extensive industry experience and relationships with financial sponsors, which have resulted in the generation of investment opportunities. Tri-Artisan has extensive relationships with traditional private equity firms, alternative asset managers and family offices who have historically invested in certain of the transactions sourced or arranged by Tri-Artisan. Tri-Artisan's operating executives also have extensive operating experience and relationships in their respective industries. Tri-Artisan's operating executives are often aware of transaction opportunities, undervalued companies and industry trends which result in investment opportunities. Tri-Artisan's senior professionals and operating executives work together to source and evaluate investment opportunities.

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Deal Execution—Tri-Artisan actively involves its operating executives in the due diligence process. The operating executives provide Tri-Artisan with industry knowledge and experience, operational insights and access to other relevant industry executives and/or companies during the due diligence process.

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Post-Investment Management—Tri-Artisan utilizes its operating executives in a number of ways post transaction, including mentoring the existing management team, providing ongoing consulting services to the acquired company, serving on the board of directors or, in certain cases, assuming senior operating roles.

Our executive officers consist of the following individuals:

Gerald H. Cromack, our Co-President and a member of our board of directors and our investment committee, is the Co-Founder of Tri-Artisan and currently serves as one of its Managing Directors. Mr. Cromack worked from 1982 until early 1987 at the First National Bank of Chicago in its leveraged buyout corporate finance group. From 1987 to 1994, Mr. Cromack worked in the Mergers and Acquisitions and Corporate Finance Departments of Lehman Brothers Holdings Inc. In 1994, Mr. Cromack participated along with several other senior professionals in the leveraged buyout of Furman Selz LLC as an investor and senior member of the investment banking team. In 1997, Furman Selz LLC was sold to ING Group N.V., a global financial services company. Mr. Cromack remained with ING Group N.V. (and the successor owner of ING Group N.V.'s North American business, ABN AMRO) until the beginning of 2002 and served as an executive member of the investment bank, with primary responsibility for overseeing its mergers and acquisitions, private equity and media and communications businesses. In early 2002, Mr. Cromack co-founded Tri-Artisan with Mr. Manocha. Mr. Cromack is currently a member of the board of directors of Hartz Mountain Corporation, a Tri-Artisan portfolio investment.

Rohit Manocha, our Co-President and a member of our board of directors and our investment committee, is the Co-Founder of Tri-Artisan and currently serves as one of its Managing Directors. Mr. Manocha worked from 1983 until 1986 as a corporate and mergers and acquisition attorney in New York and California. From 1986 to date, Mr. Manocha has focused on private equity transactions as either a principal or an advisor to leading private equity firms. In 1986, Mr. Manocha joined Lehman Brothers Holdings Inc. as an associate and became one of the founding members of its private equity coverage effort. In 1994, Mr. Manocha joined the management buyout of Furman Selz LLC as an investor and senior member of the investment banking team responsible for Furman Selz LLC's private equity coverage, consumer and retailing, and industrial businesses. Upon the acquisition of Furman Selz LLC by ING Group N.V. in 1997, Mr. Manocha became responsible for ING Group N.V.'s North American private equity coverage, consumer and retailing and industrial mergers and acquisitions businesses. In 1999, Mr. Manocha joined Thomas Weisel Partners LLC, a San Francisco based merchant banking firm, as one of its partners, focused on covering non-venture capital private equity firms. From January 2001 to March 2002, Mr. Manocha was a member of the board of directors and served on the compensation and audit committees of Chiquita Brands International, Inc. In early 2002, Mr. Manocha co-founded Tri-Artisan with Mr. Cromack. Mr. Manocha currently serves on the board of directors of Claire's Stores, Inc., a Tri-Artisan portfolio investment.

David E. Libowitz, our Chief Financial Officer, Secretary and a member of our investment committee, joined Tri-Artisan in 2007 and currently serves as one of its Managing Directors. From 1989 to 1991, Mr. Libowitz was a Senior Investment Analyst at Equitable Capital Management. From 1991 to 2002, Mr. Libowitz worked at Warburg Pincus LLC serving in various roles, including five years as a partner. In this role, Mr. Libowitz participated in various aspects of transactions for the firm's private equity funds, including investing in, or managing portfolio companies in, the media, media services, business services, manufacturing, oil and gas services and retail industries, and has served on 14 boards of directors of both public and private companies. From February 2004 to May 2007, Mr. Libowitz served as a founder and managing partner of Trail's End Partners, LLC, a private equity firm focused on early stage and middle-market companies.

Our three executive officers, Messrs. Cromack, Manocha and Libowitz, will comprise our investment committee. The investment committee will utilize the experience, and will seek the advice, of our advisory board in making investment decisions.

In addition to the members of our advisory board identified below, many of Tri-Artisan's other operating executives have operating experience in the global consumer products, services and retailing industries. Potential acquisition candidates may be introduced to us through one or more of Tri-Artisan's other operating executives.

Our sponsor has agreed to provide us with the services of professionals employed by or affiliated with Tri-Artisan in connection with our search for and analysis of target businesses. We believe that our ability to leverage the experience of our sponsor's team will provide us an advantage in sourcing and closing a business combination. See "Management—Services by Our Sponsor Team" below.

Our advisory board is comprised of 12 senior Tri-Artisan operating executives, each of whom are investors in our sponsor and in Tri-Artisan and who have operating experience in the global consumer products, services and retailing industries. The role of our advisory board is to actively assist our efforts in completing a successful business combination by leveraging the experience and relationships of its members in deal sourcing, deal execution and post investment assistance, as appropriate. The investment committee will utilize the experience and will seek the advice of our advisory board in making investment decisions. Our advisory board consists of:

John F. Antioco, the Chairman of our advisory board, is the former Chairman and Chief Executive Officer of Blockbuster Inc., the world's leading provider of rentable home entertainment. Prior to Blockbuster Inc., Mr. Antioco served as Chairman and Chief Executive Officer of Taco Bell Corporation, a division of PepsiCo, Inc., the nation's largest quick-service Mexican restaurant chain. Prior thereto, Mr. Antioco served as Chairman and Chief Executive Officer of Circle K Stores, Inc., the nation's largest operator of company-owned convenience stores, where he organized a management-led leveraged buyout of the company.

Larry Ferguson is currently the President and Chief Executive Officer of Schreiber Foods, Inc. Mr. Ferguson joined Schreiber in 1975 and served in various roles throughout the company until his appointment to Senior Vice President and member of the Board of Directors in 1995, President and Chief Operating Officer in 1995, and President, Chief Executive Officer in 1999. Mr. Ferguson is a member of the board of directors of the National Cheese Institute and the Executive Committees of the National Cheese Institute and the International Dairy Foods Association (IDFA). Additionally, Mr. Ferguson serves on the Governor's Economic Growth Council, Bellin Health Board of Directors, Associated Bank Northeast Regional Advisory Board of Directors, University of Wisconsin-Green Bay Chancellor's Board of Trustees, Libertas Resource Development Committee and the YMCA Capital Campaign Cabinet.

Arnold Fishbein has served in various senior executive roles at several leading fashion houses and has owned several companies in his thirty year career in the fashion industry. Mr. Fishbein owned and operated Troy Shirt Makers Guild, a producer of fine shirts in the United States, and Apparel Partners International Inc., the largest producer of men's and women's tailored garments in Costa Rica. Prior to that, along with his partners Giorgio Armani and GFT, Mr. Fishbein launched Giorgio Armani in North America, where he served as Chief Executive Officer. Mr. Fishbein has also served as a Director of Bidermann Industries Corp., overseeing brands such as Yves St Laurent, Calvin Klein, Ralph Lauren and Don Robbie, and as President of Pierre Cardin USA.

Michael N. Garin is currently the Chief Executive Officer and a Director of Central European Media Enterprises Ltd., a publicly-traded television broadcasting company with leading stations in Ukraine, Romania, Czech and Slovak Republics, Slovenia and Croatia. He currently serves as a Director and Chairman of the Audit Committee of American Media, publisher of the National Enquirer, Star, Globe and other publications. Previously, Mr. Garin was the President, Chief Operating Officer and Director at Digital Convergence Corporation, a leading Internet technology company and the Co-Founder of Lorimar Telepictures Corporation. Mr. Garin has also held executive positions at the investment banks Furman Selz LLC and its successor company ING Group N.V.; TIME, FORTUNE and Time-Life Films.

Michael Goldstein is the former Chairman of the Board of Toys "R" Us, Inc., where he served in various roles for 20 years, including serving as Chief Executive Officer from 1994 to 1997. Prior to 1983, he was Senior Executive Vice President of Operations and Finance of Lerner Stores Corporation. Preceding that, he was a Partner at Ernst & Young LLP in New York. Mr. Goldstein is a member of the board of directors of the Bear Stearns Companies, Inc., 4 Kids Entertainment Inc., Martha Stewart Living Omnimedia, Inc., Medco Health Solutions, Inc. and Pacific Sunwear of California, Inc.

Edward Grebow is currently an Operating Partner of J.C. Flowers & Co, LLC, a leading private equity investor in financial service companies. Previously, Mr. Grebow served as President of the ULLICO Inc. family of companies, including the Union Labor Life Insurance Company, President of the Metropolitan Television Alliance (MTVA), Deputy President of Sony Electronics, Inc., President of Sony's Broadcast and Professional Company, President and Chief Executive Officer of Chyron Corporation, President of TELE-TV Systems Inc. and Executive Vice President of CBS, Inc. Prior to joining CBS Inc., Mr. Grebow spent more than 15 years in a variety of financial services management positions including Senior Vice President at JP Morgan & Co. Inc., President of JP Morgan Leasefunding Corp. and Chief Operating Officer and Executive Vice President of The Bowery Savings Bank.

Maynard L. Jenkins is the former Chairman of the Board and Chief Executive Officer of CSK Auto, Inc., a leading retailer of auto parts. From 1986 to 1997, Mr. Jenkins served as President and Chief Executive Officer of Orchard Supply Hardware, a company that was acquired in a leveraged buy-out and later sold to Sears, Roebuck & Co. in 1997. Before joining Orchard Supply Hardware, Mr. Jenkins served as President and Chief Operating Officer of Pay 'n Save Inc. drug stores and prior thereto, Mr. Jenkins held various executive positions with GEMCO, a division of Lucky Stores.

Philip B. Miller was most recently the Chief Executive Officer pro-temp of St. John Knits Inc. Previously, Mr. Miller served as a Principal at Saks Incorporated from 1990 to 2001, serving as Chairman and Chief Executive Officer from 1993 to 2000. Prior to that, Mr. Miller served as Chairman and Chief Executive Officer for Marshall Field's, President of Neiman Marcus, Vice Chairman of Lord & Taylor and Vice President and General Merchandise Manager at Bloomingdale's after serving as Vice President and General Merchandise Manager for Wallach's. Mr. Miller currently sits on the board of directors for DSW Inc. and St. John Knits Inc.

Zenon S. Nie is currently the Chairman and Chief Executive Officer of The C.E.O Advisory Board, an organization providing advisory and consulting services to firms with revenue between $50 million to $1 billion. Previously, Mr. Nie was Chairman of the Board of Directors and the Chief Executive Officer of Simmons Company from 1993 to 2000. Prior to Simmons Company, Mr. Nie served as President—Consumer Home Fashions Division for the Bibb Company and earlier held key senior positions in marketing, manufacturing, sales, finance and administration at Serta, Inc., Sealy, Inc., Hollister, Inc., Zenith Electronics Corporation, and A. C. Neilsen. Mr. Nie was also chosen AMA's Marketer of the year in 1997. Mr. Nie's current board of directors and advisory positions include Crown Crafts Inc., Business Executives for National Security, and Chrysalis Experiential Academy.

Roger Parry is currently Chairman of Future Plc, Johnston Press Plc, Media Square Plc, Mobile Streams Plc and Shakespeare's Globe Theatre. Mr. Parry is the former Chairman and Chief Executive Officer of the international division of Clear Channel Communications Inc. Prior thereto, Mr. Parry was the Chief Executive Officer of More Group Plc. Mr. Parry was also a founding Director of Clear Media in China, and was a member of the board of directors of many media and advertising companies including Aegis, iTouch, Jazz fm, London Radio and WCRS. Mr. Parry also worked as a consultant with McKinsey & Company.

John Piazza is the founder and Chief Executive Officer of Mayo Energy LLC and Piazza Holdings LLC. Mr. Piazza is a former senior corporate officer of Sara Lee Corporation with over twenty-two years of experience in apparel, over thirty-two years of experience in marketing and selling consumer packaged goods, and success managing Sara Lee's hosiery and socks division with sales in excess of $1 billion. Mr. Piazza started his career in 1970 as a Product Manager for Remington Corporation, a division of Sperry-Rand Corp. He joined the Clairol division of Bristol-Myers Squibb Co. in 1976 as Director of Marketing. From 1981 to 1983, he served as Vice Chairman of Marketing and Planning for Kellwood Corporation.

Christopher Sinclair is currently Executive Chairman of Scandent Holdings and Executive Chairman and Chief Executive Officer of Cambridge Solutions Ltd., a global IT services and business process outsourcing company that is listed on the Bombay Stock Exchange and operates in nine countries with over 4,000 employees. Formerly, Mr. Sinclair served as Chairman and Chief Executive Officer of Audio Visual Services Corporation and President and Chief Executive Officer of Quality Food Centers, Inc. Prior to this, Mr. Sinclair held various senior management positions with PepsiCo., Inc., including Chairman and Chief Executive Officer of Pepsi-Cola Company and President and Chief Executive Officer of PepsiCo Foods & Beverages International and Pepsi-Cola International. Mr. Sinclair is a member of the board of directors of Mattel, Inc., Foot Locker, Inc. and Cambridge Solutions Ltd.

The past experience of our management and members of our board of directors and our advisory board does not guarantee that we will be successful in consummating our business combination. There are numerous risks and uncertainties detailed elsewhere in this prospectus that could impact our ability to consummate our business combination outside of the control of such individuals. As a result, we cannot assure you that we will be able to consummate our business combination at all or on terms favorable to us, nor can we guarantee that we will be successful following the consummation of our business combination.

The future role of members of our management team, if any, in the target business or businesses cannot presently be stated with any certainty. While it is possible that one or more of our officers or directors will remain associated in some capacity with us following our business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to our business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business or businesses.

Transaction structuring

We believe our management team's extensive experience in mergers and acquisitions, legal, tax and accounting will help enable us to successfully structure a business combination. We will work to understand the target's goals and seek to design a transaction structure that balances these objectives with the need to minimize risks associated with the potential transaction in order to create an attractive risk-return proposition for our shareholders. We will consider a variety of factors to accomplish this objective, including: capital structure, valuation, contractual rights, regulatory issues, management alignment and incentive compensation structures.

Status as a public company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of shares of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Once a proposed business combination is approved by our stockholders and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is subject to general market conditions that could prevent the offering from occurring. Once public, we believe the target business would have greater access to capital and additional means of providing management incentives consistent with stockholders' interests than it would have as a privately-held company.

Financial position

With a trust account initially in the amount of approximately $246.25 million, we offer the owners of a target business a variety of options such as providing the owners with cash, shares in a public company and a public means to sell such shares, providing capital for the potential growth and expansion of the target's operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate our business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the owners of the target business to fit their needs and desires. However, since we have no specific business combination under consideration, we have not taken any steps to secure third party financing and there can be no assurance that it will be available to us.

While we may seek to acquire more than one business or asset, our business combination must involve one or more target businesses having a fair market value, individually or collectively, equal to at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of $8.75 million, or $10.06 million if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus) at the time of such acquisition. The target business we acquire may have a fair market value in excess of 80% of the net assets held in trust at the time of our business combination. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination, however, our amended and restated certificate of incorporation prohibits us from incurring debt for borrowed money prior to a business combination unless the lender waives any rights to the amounts held in trust. In order to consummate our business combination, we may issue a significant amount of our debt or equity securities to the sellers of the target business, seek to raise additional funds through a private offering of debt or equity securities, obtain financing from other sources or raise capital through combination of such capital raising transactions. If we issue securities in order to consummate a business combination, the result may be that our stockholders prior to the business combination would own a minority of the combined company after the business combination. Since we have no specific business combination under consideration, we have not entered into any arrangement to issue our debt or equity securities and have no current intention of doing so prior to considering a specific business combination.

Effecting our business combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the cash proceeds of this offering and the private placement of the insider warrants, our capital stock, debt or a combination of these as the consideration to be paid in our business combination. The proceeds of this offering are not otherwise designated for more specific purposes. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of a target business. We may seek to consummate our business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses. If our business combination is paid for using our capital stock or debt securities or with proceeds that are less than those in the trust account, we may apply the remaining cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our business combination, to fund the purchase of other companies or for working capital.

We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions with an entity that we will acquire in our business combination. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

Prior to completion of our business combination, we will seek to have all third parties (including any vendors and any other entities with which we enter into a contractual relationship following consummation of this offering) and prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account. However, there is no guarantee that they will execute such agreements. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Tri-Artisan has agreed that it will be liable to us if and to the extent of any claims by a prospective target business or claims by a vendor for monies owed them for services rendered or products sold to us, reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation or exercise of conversion rights, except as to (i) any claims by a third party who executed a waiver of any and all rights to seek access to the trust account (even if such waiver is subsequently found to be invalid and unenforceable), and (ii) any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that this indemnity obligation arose and Tri-Artisan did not comply with such obligation, we believe that we would have an obligation to seek enforcement of the obligation and that our board of directors would have a fiduciary duty to seek enforcement of such obligation on our behalf. Such a decision would be made by a majority of our disinterested directors based on the facts and circumstances at that time. Based on representations made to us in a letter agreement executed by Tri-Artisan and our review of Tri-Artisan's financial statements and related materials, we currently believe that it has substantial means and is capable of funding a shortfall in our trust account to satisfy its foreseeable indemnification obligations, but we have not asked it for any security or funds for such an eventuality. Despite our belief, we cannot assure you that Tri-Artisan will be able to satisfy those obligations. The indemnification obligations may be substantially higher than Tri-Artisan currently foresees or expects and/or its financial resources may deteriorate in the future. As a result, the steps outlined above may not effectively mitigate the risk of creditors' claims reducing the amounts in the trust account.

Sources of target businesses

We anticipate that target business candidates will be brought to our attention through our sponsor and its investors. Tri-Artisan's senior professionals and the operating executives have historically generated transaction opportunities across industries and transaction sizes with an emphasis on consumer products, services and retailing. Members of our board of advisors are leading operating executives in this sector and have an additional incentive to generate transaction opportunities due to their direct ownership interest in our sponsor. Members of our advisory board and the Tri-Artisan operating executives have extensive operating experience and networks in their respective industries resulting in the identification of potential transactions. Tri-Artisan's senior professionals have extensive networks, industry experience, and relationships with financial sponsors resulting in the identification of additional potential transaction. In addition, we anticipate that target business candidates could be brought to our attention from various unaffiliated sources within the global consumer products, services and retailing community, including, among others, management teams of public and private companies, investment bankers, venture capital firms, private equity firms, attorneys, accountants and other third parties. We expect to receive a number of proprietary opportunities as a result of the experience and business relationships of our sponsor and its investors that would not be available to the broader market. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on a formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder's fee, consulting fee or other compensation to be determined in an arm's length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder's fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. However, in the event that any payment of fees and other compensation, including to outside individuals and professional search firms, is not tied to the completion of a transaction, such fees and other compensation will be paid out of the up to $3.0 million, subject to adjustment, that can be used for working capital purposes. In no event, however, will our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, be paid any finder's fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate the consummation of our business combination (regardless of the type of transaction that it is), except that finder's fee may be paid to a member of our advisory board, or to any affiliate of a member of our advisory board, that brings to our attention a target business candidate in the event that we consummate a business combination with such target business candidate. Any such finder's fee will be based on the level of their involvement (i) in locating the target business candidate, (ii) the due diligence conducted with respect to such target business candidate and (iii) the consummation of a transaction with such business candidate. Also, we will not enter into a business combination with any entity that is affiliated with our sponsor, including any businesses that are either portfolio companies of, or have otherwise received a material financial investment from, companies or funds affiliated with our officers, directors or sponsor, unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view and a majority of our disinterested independent directors approve the transaction. We are not restricted in any way from pursuing an acquisition of an affiliate of any of our advisory board members or an entity in which an advisory board member has an interest. None of our sponsor, officers, directors and any of their respective affiliates will be allowed to receive any compensation, finder's fees or consulting fees from a prospective acquisition target in connection with a contemplated acquisition of such target by us. Although some of our officers and directors may enter into employment or consulting agreements with the acquired business following our business combination, the presence or absence of any such arrangements will not be used as a criteria in our selection process of an acquisition candidate.

Selection of a target business and structuring of our business combination

Subject to the requirements that our business combination have a fair market value of at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of $8.75 million, or $10.06 million if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Our efforts in identifying a prospective target will not be limited to a particular industry, although we intend to focus our efforts on identifying targets in the global consumer products, services and retailing industries. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

We will only consummate a business combination in which we become the controlling stockholder of the target. The key factor that we will rely on in determining controlling stockholder status would be our acquisition of a controlling share (that is not less than 50.1% of the voting equity interests) of the target company. We will not consider any transaction that does not meet such criteria. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

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the experience of our management team and the members of our advisory board in the relevant industry;

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earnings and growth potential;

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experience and skill of management and availability of additional personnel;

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capital requirements;

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competitive position;

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financial condition and results of operation;

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barriers to entry into the target business's industry sector;

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stage of development of the products, processes or services;

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breadth of products or services offered;

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degree of current or potential market acceptance of the products or services;

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impact of regulation on the business;

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regulatory environment of the target acquisition's business; and

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costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination may be based, to the extent relevant, on the above factors as well as other considerations, factors and criteria that our management deems relevant to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

The time required to select and evaluate a target business and to structure and complete our business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

Fair market value of target business or businesses

The initial target business or businesses with which we combine must have a collective fair market value equal to at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of $8.75 million, or $10.06 million if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus) at the time of such business combination. If we acquire less than 100% of one or more target businesses in our business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discounts and commissions but including any amounts paid to converting stockholders in connection with the approval of any extended period) at the time of such business combination. However, we will always acquire at least a controlling interest in a target business (meaning more than 50.1% of the voting securities of the target business). The fair market value of a portion of a target business will likely be calculated by multiplying the fair market value of the entire business by the percentage of the target we acquire. We may seek to consummate a business combination with an initial target business or businesses with a collective fair market value in excess of 80% of the net assets held in trust. In order to consummate such a business combination, we may issue a significant amount of our debt, equity or other securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt, equity or other securities. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination, however, our amended and restated certificate of incorporation prohibits us from incurring debt for borrowed money prior to a business combination unless the lender waives any rights to the amounts held in trust. Since we have no specific business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.

The fair market value of a target business or businesses will be determined by the disinterested members of our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, the values of comparable businesses, earnings and cash flow and/or book value). If the disinterested members of our board are not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority with respect to the satisfaction of such criterion. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our board of directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion.

We expect that any opinion from an investment banking firm would be included in our proxy soliciting materials furnished to our stockholders in connection with a business combination, and that such independent investment banking firm would be a consenting expert. We will also seek to have any such opinion provide that our stockholders would be entitled to rely upon such opinion. The willingness of an investment banking firm to provide for such reliance would be a factor considered by us in selecting an independent investment banking firm.

Lack of business diversification

For an indefinite period of time after consummation of our business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. While we may complete simultaneous acquisitions of several businesses or assets at the same time in order to satisfy the requirements for our business combination, we may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic and competitive disadvantages. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

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solely dependent upon the performance of a single business; or

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dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular segment of the global consumer products, services and retailing industries in which we may operate subsequent to a business combination.

Limited ability to evaluate the target's management team

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination with that business, we cannot assure you that our assessment of the target business' management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our officers will remain associated in some capacity with us following a business combination, we cannot assure you that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our business combination.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for stockholder approval of our business combination

Prior to the completion of our business combination, we will submit a business combination to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable law or regulations. In connection with our business combination, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of our business combination will be taken only if such business combination is approved.

In connection with seeking the approval of our stockholders for any business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, or the Exchange Act, which, among other things, will include a description of the operations of target candidates and audited historical financial statements of the target candidates.

In connection with the vote required for any business combination, our initial unitholders have agreed to vote all of the founder shares in accordance with the majority of the shares of common stock voted by the public stockholders regarding the proposed business combination and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination. In addition, our sponsor, officers and directors have agreed to vote any shares acquired in or after this offering in favor of the proposed business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination. As a result, our sponsor, officers and directors will not have conversion rights with respect to any shares held by them. In the event we fail to complete a business combination, our sponsor, officers and directors will participate in any liquidation distributions with respect to any shares of common stock purchased by them in or after this offering.

We will consummate our business combination only if (i) the business combination is approved by a majority of votes cast by our public stockholders in person or by proxy at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by a holders of a majority of our outstanding shares of common stock and (iii) the holders of less than 40% of our outstanding shares of common stock sold in the offering both vote against the business combination and properly exercise their conversion rights, on a cumulative basis, including any stockholders who exercised their conversion rights in connection with the stockholder vote, if any, required to approve the extended period. This may have the effect of making it easier for us to have a business combination approved over stockholder dissent than other blank check companies with a business purpose similar to ours. Similar blank check companies generally will not consummate a business combination if public stockholders holding more than 20% of their outstanding shares of common stock exercise their conversion rights.

Extension of time to complete a business combination to 30 months

We have a period of 24 months from the consummation of this offering within which to effect our business combination. However, unlike many other blank check companies, if we have entered into a definitive agreement or letter of intent within such 24-month period, and if our board of directors anticipates that we may not be able to consummate such business combination within the 24-month period, we may seek stockholder approval to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months (thereby allowing us a total of up to 30 months following the consummation of this offering to consummate our business combination). The amendment will be effective only if: (i) the holders of a majority of the outstanding shares of our common stock vote in person or by proxy in favor of the amendment and (ii) public stockholders owning less than 40% of the shares sold in this offering vote such shares against such amendment and exercise their conversion rights as described in this prospectus. In connection with seeking stockholder approval for the extended period, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act.

In connection with the vote required to approve such amendment, if any, our initial unitholders have agreed to vote the founder shares in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our initial unitholders and each of our sponsor, officers and directors have agreed to vote all shares of common stock acquired by them in or following this offering in favor of any amendment to our amended and restated certificate of incorporation to extend our corporate existence to up to 30 months following the consummation of this offering.

We believe that an extended period could be necessary due to the circumstances involved in the evaluation and closing of a business combination. Without the option of extending to

30 months, if we enter into such agreement near the end of the 24-month period following the consummation of this offering, we may not have sufficient time to satisfy any regulatory requirements, secure the approval of our stockholders and satisfy customary closing conditions.

If an amendment to our amended and restated certificate of incorporation is not approved, we will not extend the date before which we must complete our business combination beyond 24 months. In such event, if we cannot complete the business combination within such 24-month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public stockholders.

If an amendment to our amended and restated certificate of incorporation providing for an extended period is approved and holders of less than 40% of the shares of common stock sold in this offering vote against the extended period and properly exercise their conversion rights, we will then have an additional period of up to six months in which to complete our business combination.

If the extended period is approved, we will still be required to seek stockholder approval before effectuating our business combination, even if the business combination would not ordinarily require stockholder approval under applicable law. We will consummate our business combination only if (i) the business combination is approved by a majority of votes cast by our public stockholders in person or by proxy at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by a holders of a majority of our outstanding shares of common stock, and (iii) the holders of less than 40% of the shares of common stock sold in this offering both vote against the business combination and properly exercise their conversion rights, on a cumulative basis, including any stockholders who exercised their conversion rights in connection with the stockholder vote, if any, required to approve the extended period.

If at the end of the extended period we have not effected a business combination, our corporate existence will automatically cease without the need for a stockholder vote and we will liquidate and release to our public stockholders, as part of our plan of distribution, the proceeds of the trust account, including accrued interest, net of income taxes payable on such interest and net of the interest income previously released to us to fund our working capital and general corporate requirements. We anticipate that the distribution of the funds in the trust account to our public stockholders will occur as soon as practicable from the date our corporate existence ceases, subject to our obligations under Delaware law to provide for claims of creditors.

Conversion rights

A public stockholder voting against the extended period or our business combination, as the case may be, will have the right to convert its shares of common stock into a pro rata share of the aggregate net assets then on deposit in the trust account (including its pro rata portion of the deferred underwriting discount and including interest earned on its pro rata portion of the trust account, net of income taxes payable on such interest and net of interest income of up to $3.0 million, subject to adjustment, on the trust account balance previously released to us to fund our working capital requirements). Stockholders voting against (i) the extended period will only have the right to cause us to convert their shares if the extended period is approved and (ii) the business combination will only have the right to cause us to convert their shares if our business combination is approved and completed.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities, will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering on a cumulative basis in connection with either the stockholder vote, if any, required to approve the extended period and the stockholder vote required to approve our business combination. Shares converted in connection with the vote on the extended period and in connection with the vote on our business combination will be aggregated for purposes of this 10% limit. If the extended period is not approved, then public stockholders voting against such extended period will not be entitled to convert their shares. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him, his affiliates or other group members. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the stockholder vote held to approve a proposed extended period or business combination and attempting to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, a public stockholder, or a group, that owns more than 10% of the shares sold in this offering could threaten to vote against a proposed extended period or business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting the ability of each stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities," to convert only up to 10%, on an aggregate basis, of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders' ability to vote all of their shares against the extended period or business combination, as the case may be.

Our initial unitholders will not have conversion rights with respect to founder shares because they have agreed to vote all such shares in accordance with the majority of the shares of common stock voted by our public stockholders with respect to an extended period, if any, or a business combination. In addition, our initial unitholders, officers and directors will not have conversion rights with respect to any shares they acquire in or after this offering because they have agreed to vote all of such shares in favor of any extended period and in favor of any proposed business combination. The actual per-share conversion price will be equal to the per share amount of approximately $9.85 initially deposited in the trust account (plus the per share amount of any interest earned on the proceeds in the trust account in excess of the amount released to us for working capital purposes, net of taxes payable on such interest calculated as of two business days prior to the date of (i) stockholder approval of the extended period or (ii) the consummation of our business combination, as the case may be). As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of the common stock on the date of repurchase, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

A stockholder that votes against the extended period and also elects to convert its shares in connection with such vote may vote against our business combination at the applicable stockholder meeting held for that purpose, only to the extent such stockholder continues to hold shares or acquires additional shares through subsequent market purchases or otherwise, subject to the 10% limitation referred to above. However, such stockholder and its affiliates would be prohibited from exercising any conversion rights with respect to any shares (other than those as to which conversion had been elected in connection with the vote against the extended period) at the stockholder meeting held for the purpose of approving our business combination. We believe such limitation on conversion rights will deter stockholders who exercise their conversion rights in connection with the stockholder vote on the extended period from acquiring shares solely for the purpose of attempting to seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares).

An eligible public stockholder who wishes to exercise its conversion rights may request conversion of its shares at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed extended period or business combination at a meeting held for that purpose, but the request will not be granted unless the public stockholder votes against the extended period or our business combination, as applicable, the extended period or our business combination, as the case may be, is approved and in the case of our business combination, is consummated, the public stockholder holds its shares through the date of stockholder approval of the extended period or the closing of our business combination, as the case may be, and the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the stockholder vote on an extended period or a proposed business combination. Following the approval of an extended period by our stockholders, in the case of a stockholder exercising conversion rights in connection with the vote to approve the extended period, or following approval of our business combination and until completion of our business combination or termination of the definitive agreement relating to the proposed business combination, in the case of a stockholder exercising conversion rights in connection with the vote to approve a business combination, any transfer of shares owned by a public stockholder who has requested to exercise its conversion rights will be blocked. If a public stockholder votes against an extended period or our business combination but fails to properly exercise its conversion rights, such public stockholder will not have its shares of common stock converted. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting of stockholders being held for the purpose of approving the extended period or the business combination as the case may be. Public stockholders who cause us to convert their shares of common stock into a pro rata share of the trust account will be paid their conversion price as promptly as practicable after the date of (i) stockholder approval of the extended period or (ii) consummation of a business combination, as the case may be. Public stockholders who exercise their conversion rights will still have the right to exercise any warrants they still hold.

We may require public stockholders to physically tender their certificates to our transfer agent prior to the meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company's DWAC (Deposit/Withdrawal At Custodian) System if we believe the circumstances require it or if we believe it is in the best interests of the Company to definitively know the number of public stockholders who will actually be exercising their conversion rights. We will notify investors on a Current Report on Form 8-K and in our proxy statement related to the approval of the extended period or the business combination, as the case may be, if we impose this requirement. Traditionally, in order to exercise conversion rights in connection with a blank check company's business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise their conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an "option window" after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation in consideration for the conversion price. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a "put" right surviving past the consummation of the business combination until the converting holder delivered his certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder's election to convert is irrevocable once the business combination is approved.

If we elect to require physical delivery of the share certificates, we would expect that stockholders would have to comply with the following steps. If the shares are held in street name, stockholders must instruct their account executive at the stockholders' bank or broker to withdraw the shares from the stockholders' account and request that a physical certificate be issued in the stockholders' name. Our transfer agent will be available to assist with the process. No later than the day prior to the stockholder meeting, the written instructions stating that the stockholder wishes to convert his or her shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will continue to hold them through the stockholder meeting and the closing of our business combination, if applicable, must be presented to our transfer agent. Certificates that have not been tendered in accordance with these procedures by the day prior to the stockholder meeting will not be converted into cash. In the event that a stockholder tenders his or her shares and decides prior the stockholder meeting that he or she does not want to convert his or her shares, the stockholder may withdraw the tender. In the event that a stockholder tenders shares in connection with a vote on a business combination and our business combination is not completed, these shares will not be converted into cash and the physical certificates representing these shares will be returned to the stockholder.

We will not consummate a business combination if holders of 40% or more of our outstanding shares of common stock sold in this offering properly exercise their conversion rights, on a cumulative basis, which includes any stockholders who exercised their conversion rights in connection with the stockholder vote, if any, required to approve the extended period. We will not increase or decrease the conversion threshold prior to the consummation of our business combination. This may have the effect of making it easier for us to have a business combination approved over stockholder dissent than other blank check companies with a business purpose similar to ours. Similar blank check companies generally will not consummate a business combination if public stockholders holding more than 20% of their outstanding shares of common stock exercise their conversion rights.

If a vote on our business combination is held and our business combination is not approved, we may continue to try to consummate our business combination with a different target until 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus).

Liquidation if no business combination

Our amended and restated certificate of incorporation, which we intend to adopt immediately prior to the closing of this offering, will provide that we will continue in existence only until 24 months from the date of this prospectus and that such provision may only be amended in connection with the consummation of our business combination or (in the event that, prior to the termination of the 24 months period, we have entered into a definitive agreement or letter of intent with respect to a business combination and our board of directors anticipates that we may not be able to consummate such business combination within such 24 month period) in connection with an extension of our corporate existence to up to 30 months following the consummation of this offering, except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to obtain formal stockholder approval of our dissolution and liquidation and to file a certificate of dissolution with the Delaware Secretary of State. Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence is ceasing, and include with such notice payment of any franchise taxes then due to or assessable by the state. We view this provision terminating our corporate life 24 months after the date of this prospectus as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination or an extension of our corporate existence to up to 30 months following the consummation of this offering (in the event that, prior to the termination of the 24 months period, we have entered into a definitive agreement with respect to a business combination and our board of directors anticipates that we may not be able to consummate such business combination within such 24 month period), as described in this prospectus.

If we are unable to consummate our business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus), as soon as practicable thereafter we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 of the Delaware General Corporation Law provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within ten years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below).

We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after our dissolution and anticipate it will take no more than ten business days to effectuate such distribution. Our initial unitholders have waived their rights to participate in any liquidation distribution with respect to their founder units. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account. If the assets remaining outside of the trust account are insufficient to pay such liquidation costs, we will pay the remaining liquidation costs from the proceeds of the trust account prior to distributing the funds in the trust account to our public stockholders. In such event, the initial per-share liquidation price could be less than the approximately $9.85 per-share liquidation price described below.

If we do not complete our business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus) and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $9.85, or approximately $0.15 less than the per-unit offering price of $10.00. The per share liquidation price includes $8.75 million attributable to the deferred underwriting discount (or $10.06 million if the underwriters' over-allotment option is exercised in full) that would also be distributable to our public stockholders.

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders. Tri-Artisan has agreed that it will be liable to us if and to the extent of any claims by a prospective target business or claims by a vendor for monies owed them for services rendered or products sold to us, reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation or exercise of conversion rights, except as to (i) any claims by a third party who executed a waiver of any and all rights to seek access to the trust account (even if such waiver is subsequently found to be invalid and unenforceable), and (ii) any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that this indemnity obligation arose and Tri-Artisan did not comply with such obligation, we believe that we would have an obligation to seek enforcement of the obligation and that our board of directors would have a fiduciary duty to seek enforcement of such obligation on our behalf. In the event that Tri-Artisan has liability to us under this indemnification arrangement, we cannot assure you that it will have the assets necessary to satisfy those obligations. Accordingly, the actual per-share liquidation price could be less than $9.85, plus interest, due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least approximately $9.85 per share.

Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, we do not intend to comply with those procedures since, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus) in the event our business combination has not been consummated. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent ten years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent ten years prior to our distributing the funds in the trust account to our public stockholders. As a result, if we liquidate, the per-share distribution from the trust account could be less than $9.85 due to claims or potential claims of creditors. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the most likely claims, if any, to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the then-remaining proceeds held in the trust account, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposed itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

Amended and restated certificate of incorporation

Our amended and restated certificate of incorporation will set forth certain requirements and restrictions that apply to us until the consummation of our business combination. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

•
upon consummation of this offering, approximately $246.25 million, or approximately $282.44 million if the underwriters' over-allotment option is exercised in full (including $6.0 million from the sale of the insider warrants and $8.75 million attributable to the deferred underwriting discount, or $10.06 million if the underwriters over-allotment option is exercised in full) will be placed into the trust account;

•
we shall submit any proposed business combination to our stockholders for approval prior to consummating our business combination;

•
our public stockholders will have the right to convert their shares of common stock into cash in accordance with the conversion rights described in this prospectus;

•
we will consummate a business combination only if it has a fair market value equal to at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of $8.75 million, or $10.06 million if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus) at the time of such acquisition;

•
prior to our business combination, we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction;

•
public stockholders who vote against an extended period or our business combination may convert their shares into a pro rata share of the aggregate net assets then on deposit in the trust account less taxes payable;

•
prior to our business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that vote as a class with the common stock sold in this offering with respect to an extended period or a business combination;

•
if we have entered into a definitive agreement or a letter of intent relating to a business combination within 24 months following the consummation of this offering, and if our board of directors anticipates that we may not be able to consummate such business combination within the 24-month period, we will have the right to seek stockholder approval to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months (thereby allowing us a total of up to 30 months from the date of this prospectus to consummate our business combination). The amendment will be effective only if: (i) the holders of a majority of the outstanding shares of our common stock vote in person or by proxy in favor of the amendment, (ii) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of such amendment and (iii) public stockholders owning less than 40% of the shares sold in this offering vote such shares against such amendment and exercise their conversion rights.

•
we will consummate our business combination only if (i) the business combination is approved by a majority of votes cast by our public stockholders in person or by proxy at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock and (iii) public stockholders owning less than 40% of the shares of common stock sold in the offering both vote against the business combination and properly exercise their conversion rights on a cumulative basis, including any stockholders who previously exercised their conversion rights in connection with the stockholder vote, if any, required to approve the extended period;

•
if we do not consummate our business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus), our corporate existence will immediately cease, except for the purposes of winding up our affairs, including liquidation, and we will not be able to engage in any other business activities;

•
if we are forced to liquidate prior to a business combination, our public stockholders will be entitled to share ratably in the funds in the trust account, including any interest and any net assets remaining available for distribution to them after payment of our liabilities;

•
our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, our audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering; and

•
our audit committee shall review and approve all payments made to our officers, directors, sponsor, initial unitholders, members of our advisory board and our and their respective affiliates, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Our amended and restated certificate of incorporation will require that we obtain the affirmative vote of our board of directors and holders of 100% of our outstanding common stock issued in this offering to amend the above-described provisions (except for the provision terminating our corporate existence 24 months after the date of this prospectus, which may be amended without the consent of holders of 100% of our outstanding common stock issued in this offering, only in connection with the consummation of our business combination or in connection with an extension of our corporate existence to up to 30 months from the date of this prospectus, as described in this prospectus). This consent requirement is more stringent than the minimum stockholder consent requirement under Delaware law, and a court could conclude that the consent requirement constitutes a practical prohibition on amendment in violation of the stockholders' implicit rights to amend the corporate charter. In that case, these provisions could be amended without the consent of holders of 100% of our outstanding common stock issued in this offering, and any such amendment could reduce or eliminate the protection these provisions afford to our stockholders. However, we view all of the foregoing provisions as obligations to our stockholders. Except for the provision terminating our corporate existence 24 months after the date of this prospectus, which may be amended without the consent of holders of 100% of our outstanding common stock issued in this offering, only in connection with the consummation of our business combination or in connection with an extension of our corporate existence to up to 30 months from the date of this prospectus, as described in this prospectus, neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of our business combination (subject to any fiduciary duties or pre-existing contractual obligations our management or board of directors may have). In addition, we believe we have an obligation in every case to structure our business combination so that not less than 40% of the shares sold in this offering have the ability to be converted to cash by public stockholders exercising their conversion rights and the business combination will still go forward. Shares converted in connection with a vote to extend our corporate existence, if any, and in connection with the vote on our business combination will be aggregated for purposes of this 40% limit.

Competition

In identifying, evaluating and selecting a target business for a business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

•
our obligation to seek stockholder approval of a business combination or obtain necessary financial information may delay the completion of a transaction;

•
the right of our public stockholders who vote against an extended period or the business combination to exercise their conversion rights may reduce the resources available to us for a business combination;

•
we will not consummate a business combination if holders of 40% or more of our outstanding shares of common stock sold in this offering properly exercise their conversion rights on a cumulative basis, including any stockholders who exercised their conversion rights in connection with the stockholder vote, if any, required to approve the extended period;

•
our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•
the requirement to acquire one or more businesses having a fair market value, individually or collectively, equal to at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of $8.75 million, or $10.06 million if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus) at the time of the acquisition could require us to acquire the assets of several businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Facilities

We currently maintain our executive offices at 110 East 59th Street, 37th Floor, New York, New York 10022. The cost for this space is included in the $10,000 per month fee described above that Tri-Artisan will charge us for office space, secretarial support and administrative services from the date of this prospectus. We believe, based on rents and fees for similar services in the New York metropolitan area that the fee charged by Tri-Artisan is at least as favorable as we could have obtained from an unaffiliated person or entity. We consider our current office space adequate for our current operations.

Employees

We currently have three executive officers. These individuals are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our business combination and the stage of the business combination process the company is in. We do not intend to have any full time employees prior to the consummation of our business combination.

Periodic reporting and financial information

We will register our units, common stock and warrants under the Exchange Act and will have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

We will be required to have our internal control procedures audited for the fiscal year ending December 31, 2009 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the twelve months preceding the date of this prospectus. Members of our management and board of directors may, from time to time, be named as parties to litigation arising in connection with the business activities or investments of such persons unrelated to us.

Rohit Manocha, our Co-President and a member of our board of directors and our investment committee, formerly served as a member of the board of directors of Chiquita Brands International, Inc. On March 14, 2007, Chiquita Brands International, Inc. entered into a plea agreement with the United States Attorney's Office for the District of Colombia and the National Security Division of the U.S. Department of Justice relating to an investigation into payments made by a former banana-producing subsidiary of Chiquita Brands International, Inc. in Colombia to certain groups designated under U.S. law as foreign terrorist organizations, including during periods when Mr. Manocha served as a director of Chiquita Brands International, Inc. Under the terms of the plea agreement, Chiquita Brands International, Inc. pleaded guilty to one count of Engaging in Transactions with a Specially-Designated Global Terrorist and agreed to pay a fine of $25 million, payable in five equal annual installments, with interest.

On October 30, 2007, a shareholder derivative lawsuit, captioned Hawaii Annuity Trust Fund for Operating Engineers v. Hills, et al., was filed against certain of the current and former officers and directors of Chiquita Brands International, Inc., including Rohit Manocha, in New Jersey Superior Court, Bergen County. Such complaint alleges that the named defendants breached their fiduciary duties to Chiquita Brands International, Inc. and/or wasted corporate assets in connection with the payments that were the subject of the March 14, 2007 plea agreement referenced above. The complaint seeks unspecified damages against the named defendants and the imposition of certain equitable remedies on Chiquita Brands International, Inc. Such action does not seek any monetary recovery from Chiquita Brands International, Inc.

Comparison of this offering to offerings of those
blank check companies subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discount and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of our offering	Terms under a Rule 419 offering

Escrow of offering proceeds
Approximately $246.25 million of the net offering proceeds, including the $6.0 million net proceeds from the sale of the insider warrants and approximately $8.75 million attributable to the deferred underwriting discount will be deposited into a trust account at JPMorgan Chase Bank, N.A., maintained by American Stock Transfer & Trust Company, as trustee.
Approximately $209.25 million of the offering proceeds, representing the gross proceeds of this offering, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds
Approximately $246.25 million of the net offering proceeds, including the $6.0 million net proceeds from the sale of the insider warrants and approximately $8.75 million attributable to the deferred underwriting discount held in trust will be invested only in United States government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act.
Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Receipt of interest on escrowed funds
Interest on proceeds from the trust account to be paid to stockholders is reduced by (i) any taxes paid or due on the interest generated and then (ii) up to $3.0 million, subject to adjustment, that can be used for working capital purposes and (iii) in the event of our liquidation for failure to consummate our business combination within the allotted time, interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.
Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business combination.

Limitation on fair value or net assets of target business
	To constitute our business combination, an acquisition of one or more target businesses must have a fair market value, individually or collectively, equal to at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of $8.75 million but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus) at the time of such acquisition.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued
The common stock and warrants comprising the units will trade separately on the 35th day after the date of this prospectus unless J.P. Morgan Securities Inc. determines that an earlier date is acceptable. No fractional warrants will be issued and only whole warrants will trade. In no event will J.P. Morgan Securities Inc. allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the SEC, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if J.P. Morgan Securities Inc. has allowed separate trading of the common stock and warrants prior to the 35th day after the date of this prospectus and will issue a press release announcing when such separate trading will begin
No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants	The warrants cannot be exercised until the later of our completion of our business combination or fifteen months following the date of this prospectus.
The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor
Stockholders will have the opportunity to vote on any proposed extended period and our business combination. Each stockholder will be sent a proxy statement containing information regarding such business combination or extended period. A public stockholder who wishes to exercise its conversion rights will be required to notify us of its election to exercise its conversion rights at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to an extended period or a proposed business combination at a meeting held for that purpose. We may also require public stockholders to tender their certificates to our transfer agent prior to the meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company's DWAC (Deposit/Withdrawal At Custodian) System if we believe the circumstances require it or if we believe it is in the best interests of the Company to definitively know the number of public stockholders who will actually be exercising their conversion rights. We will notify investors on a Current Report on Form 8-K and in our proxy statement related to the extended period or the business combination if we impose this requirement. A stockholder's election to convert will not be valid unless the public stockholder follows the procedures described in this prospectus. A stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds from the trust account.
A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company's registration statement, to decide if it elects to remain a stockholder of the company or require the return of its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

Business combination deadline
	Pursuant to our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, our corporate existence will cease 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus) except for the purposes of winding up our affairs and we will liquidate. However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination. If we are unable to complete a business combination prior to the date that is 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus), our existence will automatically terminate and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and distributing the proceeds to our public stockholders, including any interest earned on the trust account not used to cover liquidation expenses, net of income taxes payable on such interest and after distribution to us of interest income on the trust account balance as described in this prospectus.	If an acquisition has not been consummated within 18 months after the effective date of the company's registration statement, funds held in the trust or escrow account are returned to investors.
Release of funds
	Except for up to $3.0 million, subject to adjustment, of the interest income (net of taxes payable on such interest) earned on the trust account balance released to us to pay any income taxes on such interest and to fund our working capital requirements, the full proceeds held in the trust account will not be released to us until the closing of our business combination or the failure to complete our business combination within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Management

Executive officers and directors

Our current executive officers, directors and director nominees are as follows:

Name	Age	Position

Gerald H. Cromack	47	Co-President, Director and member of the investment committee
Rohit Manocha	48	Co-President, Director and member of the investment committee
David Libowitz	45	Chief Financial Officer, Secretary and member of the investment committee
Francis A. L'Esperance III	51	Director
Terry E. London	58	Director
Mark E. Pape	57	Director

Gerald H. Cromack, our Co-President and a member of our board of directors and our investment committee, is the Co-Founder of Tri-Artisan and currently serves as one of its Managing Directors. Mr. Cromack worked from 1982 until early 1987 at the First National Bank of Chicago in its leveraged buyout corporate finance group. From 1987 to 1994, Mr. Cromack worked in the Mergers and Acquisitions and Corporate Finance Departments of Lehman Brothers Holdings Inc. In 1994, Mr. Cromack participated along with several other senior Lehman Brothers Holdings Inc. professionals in the leveraged buyout of Furman Selz LLC as an investor and senior member of the investment banking team. In 1997, Furman Selz LLC was sold to ING Group N.V., a global financial services company. Mr. Cromack remained with ING Group N.V. (and the successor owner of ING Group N.V.'s North American business, ABN AMRO) until the beginning of 2002 and served as an executive member of the investment bank, with primary responsibility for overseeing its mergers and acquisitions, private equity and media and communications businesses. In early 2002, Mr. Cromack co-founded Tri-Artisan with Mr. Manocha. Mr. Cromack is currently a member of the board of directors of Hartz Mountain Corporation, a Tri-Artisan portfolio company.

Rohit Manocha, our Co-President and a member of our board of directors and our investment committee, is the Co-Founder of Tri-Artisan and currently serves as one of its Managing Directors. Mr. Manocha worked from 1983 until 1986 as a corporate and mergers and acquisition attorney in New York and California. From 1986 to date, Mr. Manocha has focused on private equity transactions as either a principal or an advisor to leading private equity firms. In 1986, Mr. Manocha joined Lehman Brothers Holdings Inc. as an associate and became one of the founding members of its private equity coverage effort. In 1994, Mr. Manocha joined the management buyout of Furman Selz LLC as an investor and senior member of the investment banking team responsible for Furman Selz LLC's private equity coverage, consumer and retailing, and industrial businesses. Upon the acquisition of Furman Selz LLC by ING Group N.V. in 1997, Mr. Manocha became responsible for ING Group N.V.'s North American private equity coverage, consumer and retailing and industrial mergers and acquisitions businesses. In 1999,

Mr. Manocha joined Thomas Weisel Partners LLC, a San Francisco based merchant banking firm, as one of its founding partners, focused on covering non-venture capital private equity firms. From January 2001 to March 2002, Mr. Manocha was a member of the board of directors and served on the compensation and audit committees of Chiquita Brands International, Inc. In early 2002, Mr. Manocha co-founded Tri-Artisan with Mr. Cromack. Mr. Manocha currently serves on the board of directors of Claire's Stores, Inc., a Tri-Artisan portfolio company.

David E. Libowitz, our Chief Financial Officer, Secretary and a member of our investment committee, joined Tri-Artisan in 2007 and currently serves as one of its Managing Directors. From 1989 to 1991, Mr. Libowitz was a Senior Investment Analyst at Equitable Capital Management. From 1991 to 2002, Mr. Libowitz worked at Warburg Pincus LLC serving in various roles, including five years as a partner. In this role, Mr. Libowitz participated in various aspects of transactions for the firm's private equity funds, including investing in, or managing portfolio companies in, the media, media services, business services, manufacturing, oil and gas services and retail industries, and has served on 14 boards of directors of both public and private companies. From February 2004 to May 2007, Mr. Libowitz served as a founder and managing partner of Trail's End Partners, LLC, a private equity firm focused on early stage and middle-market companies.

In addition to Messrs. Cromack and Manocha, our Board of Directors will include the following independent directors:

Francis A. L'Esperance III is currently the President of Agawam Partners LLC, a merchant banking firm founded in 2001 focused on both principal investments in, and advisory assignments for, companies in the media/communications and business services industries. From 1998 to 2001, Mr. L'Esperance was Managing Director and Head of Corporate Finance for Veronis Suhler & Associates, a merchant banking firm specializing in the media and communications industries. In that role, Mr. L'Esperance participated in fundraising activities, investment decisions and the management of fund portfolio companies, and directed the firm's financial advisory business. From 1993 to 1998, Mr. L'Esperance was as an investment banker at Warburg Dillon Read (now UBS Inc.), and served as Executive Director and head of the media investment banking group. Mr. L'Esperance worked as an investment banker focusing on media/communications transactions for Lehman Brothers Inc. from 1988 to 1993, and for Prudential-Bache Securities from 1986 to 1988. Prior to his investment banking career, Mr. L'Esperance was Director of Corporate Development at CBS Inc. from 1983 to 1986.

Terry E. London is currently the President of London Broadcasting Company, Inc., formed in 2007 to identify and acquire media and entertainment companies. He established London Partners LLC, a private equity investment firm, in August 2000. From 1997 to 2000 Mr. London served as President and Chief Executive Officer of Gaylord Entertainment Company. Additionally, Mr. London has served on numerous civic and industry boards of directors, including the Country Music Association, the Nashville Chamber of Commerce, Vanderbilt Children's Hospital, the American Diabetes Association and the BellSouth Senior Golf Classic at Opryland. Mr. London began his career with the Gaylord family in 1978 as the Controller of The Oklahoma Publishing Company and became Chief Financial Officer of Gaylord Entertainment Company in 1991 at the date of the initial public offering, Executive Vice President in 1996 and President & Chief Executive Officer in 1997. From 1973 to 1978, Mr. London worked in the Oklahoma City office of KPMG International focusing on media, manufacturing and banking companies. Mr. London also currently serves on the boards of Pier One Imports and Johnson Outdoors, Inc.

Mark E. Pape served as Executive Vice President and Chief Financial Officer of Affirmative Insurance Holdings, Inc., a Nasdaq-listed insurance holding company engaged in underwriting, servicing and distributing non-standard personal automobile insurance, from November 2005 to December 2007, having previously served on the board of directors and the audit committee of Affirmative Insurance Holdings, Inc. from July 2004 to November 2005. Mr. Pape served as Chief Financial Officer of HomeVestors of America, Inc., a privately-held franchisor of home acquisition and rehabilitation services from September 2005 to November 2005; President and Chief Executive Officer of R.E. Technologies, Inc., a start-up technology venture providing the multifamily housing industry with marketing management tools based on internally developed proprietary software from April 2002 to May 2005; Senior Vice President and Chief Financial Officer of LoanCity.com, a venture capital-backed e-commerce mortgage-bank with internally developed proprietary software for the residential mortgage brokerage industry from May 1999 to June 2001; Vice President, Strategic Planning of Torchmark Corporation, a S&P 500 life and health insurance holding company from January 1998 to May 1999; Senior Vice-President and Chief Financial Officer of United Dental Care, Inc., a Nasdaq-listed dental health benefits provider from January 1995 to December 1997; and Executive Vice President and Chief Financial Officer of American Income Holding, Inc., a NYSE-listed life insurance holding company from January 1992 to December 1994. From 1979 through 1991, Mr. Pape worked as an investment banker at several firms, including Bear, Stearns & Co. Inc., The First Boston Corporation and Merrill Lynch Capital Markets. Mr. Pape has been a Certified Public Accountant since 1975.

Services by our sponsor team

Our sponsor has agreed to provide us with the services of professionals employed by or affiliated with Tri-Artisan in connection with our search for and analysis of target businesses. We believe that our ability to leverage the experience of Tri-Artisan's team will provide us an advantage in sourcing and closing a business combination. Senior members of Tri-Artisan that will be assisting us include the following individuals:

Frank Fischer is currently a Managing Director of Tri-Artisan who joined Tri-Artisan in January 2008. Mr. Fischer is the Co-Founder and Managing Director of Apex Equity Partners Inc., a position he has held since 1999. Prior to Apex, Mr. Fischer worked in the mergers and acquisitions department at Scotia Capital Markets, one of Canada's largest investment banking firms. Prior to Scotia Capital, he worked at Capital Canada Limited, a boutique merchant banking and advisory firm. Mr. Fischer practiced law for several years in Toronto with the major Canadian law firms Blake, Cassels & Graydon and Stikeman Elliott LLP. Mr. Fischer is a director of Actronix Inc.

Dan Hébert is currently a Managing Director of Tri-Artisan. Mr. Hébert joined Tri-Artisan in March of 2005 after spending over five years at Rabobank International as Head of the Mergers and Acquisitions. Prior to Rabobank, he was a Managing Director and Head of the Global Food & Beverage Group at BT Alex Brown from 1991 to 1999. In February 1991, Mr. Hébert formed Dakota Capital to acquire the leading Canadian wine distributor T.G. Brights. Prior to Dakota Capital, he was a Director in the Corporate Finance Department at Salomon Brothers from 1985 to February of 1991. He began his career in the Corporate Finance department at Morgan Stanley in 1981. Mr. Hébert serves on the board of directors of National

Medical Health Card Systems Inc., Prosys Tech Corporation, Groupe Smithfield, S.L., Jersey Dairy Products, Inc., and sits on the Executive Committee of Continuum Health Partners, a nonprofit hospital system in New York City.

Julian Hirst is currently the Joint Managing Partner of Tri-Artisan Partners Europe LLP. From 1984 to 1995, Mr. Hirst was at Lehman Brothers Holdings Inc. where he served in various capacities in New York and London. Previously, Mr. Hirst was at Morgan Stanley from 1995 to 1999 where he was an Executive Director and Head of European Media Investment Banking and at UBS Warburg Limited from 1999 to 2003 where he became a Managing Director and Head of Technology Investment Banking. Mr. Hirst was at Durlacher, a UK corporate broker and its successor firm, Panmure Gordon, from 2003 to 2006. Mr. Hirst was Head of Corporate Finance at Durlacher and played a key role in engineering the successful reverse merger with Lazard and Co., Limited's Panmure Gordon business. Following this combination Mr. Hirst became Vice Chairman and a member of the board of directors of Panmure Gordon. Mr. Hirst co-founded Tri-Artisan Partners Europe LLP in 2006. Mr. Hirst serves on the board of directors of City Savvy Limited.

Simon Hirst is currently the Joint Managing Partner of Tri-Artisan Partners Europe LLP. From 1984 to 1996, Mr. Hirst worked at Lehman Brothers Holdings Inc., serving in various roles in New York and London. From 1996 to 1999, Mr. Hirst worked at Salomon Smith Barney as the European Head of Transportation & Infrastructure. Mr. Hirst subsequently became Head of UK Corporate Finance Origination at ABN Amro and then Joint Global Head of Mergers and Acquisition at Commerzbank, managing teams in London and Frankfurt. In November 2002, Mr. Hirst joined Durlacher, a UK investment bank, as Head of Corporate Finance and as a member of the main Board of Directors. In 2004, Mr. Hirst became Durlacher's Chief Executive Officer and negotiated the reverse merger of Lazard and Co., Limited's Panmure Gordon business into Durlacher, creating a combined business three times the size of Durlacher. Mr. Hirst co-founded Tri-Artisan Partners Europe LLP in 2006.

Don Hutchison is currently a Managing Director of Tri-Artisan. Mr. Hutchison joined Tri-Artisan in 2002 as a founding member. From 2000 to 2002, Mr. Hutchison served as a Vice President in the Private Equity Coverage Group at Thomas Weisel Partners LLC. From 1994 until mid 1997 and later from 1998 to 2000, Mr. Hutchison served in various roles in the investment banking division of Credit Suisse First Boston. Mr. Hutchison was a founding member of Credit Suisse First Boston's Global Paper, Packaging and Forest Products Group, which was formed in 1994.

In addition, Tri-Artisan has offices in New York and London and a professional staff of 12 individuals who will assist with the analytical and support work in search for and evaluation of potential acquisition candidates.

Investment committee

Effective upon consummation of this offering, we will form an investment committee to advise and consult with our management team with respect to our investment policies, financing and leveraging strategies and investment guidelines. The initial members of the investment committee will be Gerald H. Cromack, our Co-President, Rohit Manocha, our Co-President, and David E. Libowitz, our Chief Financial Officer and Secretary. At this time, we have no plans to select additional committee members nor do we have any understanding that members of the investment committee must be associated with our sponsor. The Committee will utilize the expertise and will seek the advice of our advisory board in making investment decisions. The investment committee will meet from time to time to discuss and assess potential business combinations.

Number and terms of office of directors and officers

Our amended and restated certificate of incorporation, which we intend to adopt prior to the consummation of this offering, divides our board of directors into three classes with one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Messrs. London and Pape, will expire at our first annual meeting of stockholders following the consummation of this offering. The term of office of the second class of directors, consisting of Messrs. Cromack and L'Esperance, will expire at the second annual meeting of stockholders following the consummation of this offering. The term of office of the third class of directors, consisting of Mr. Manocha, will expire at the third annual meeting of stockholders following the consummation of this offering.

Our officers are appointed by our board of directors and serve at the discretion of our board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated bylaws as it deems appropriate. Our amended and restated bylaws provide that our officers may consist of a chairman of the board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other officers as may be determined by the board of directors.

Collectively, through the positions described above, our officers and directors have extensive experience in the global consumer products, services and retailing industries business. These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target businesses, and structuring, negotiating and consummating their acquisition.

Executive officer and director compensation

None of our executive officers or directors has received any cash compensation for services rendered. Commencing on the date of this prospectus through the earlier of consummation of a business combination or our liquidation, we will pay, a total of $10,000 per month for office space, secretarial support and administrative services to Tri-Artisan. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person or entity for such services. Other than this $10,000 per month fee, no compensation of any kind, including finder's and consulting fees, will be paid to Tri-Artisan, executive officers and directors, or any of their respective affiliates, for services rendered to us prior to or in connection with the consummation of a business combination. However, a finder's fee may be paid to a member of our advisory board, or to any affiliate of a member of our advisory board, that brings to our attention a target business candidate in the event that we consummate a business combination with such target business candidate. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on target businesses. After completion of a business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders in connection with the stockholder meeting to approve a proposed business combination. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with the company after the business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with the company may influence our management's motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with the company after the consummation of a business combination will be a determining factor in our decision to proceed with any potential business combination.

Director independence

The listing standards of the American Stock Exchange require that a majority of our board of directors must be composed of "independent directors," which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company's board of directors would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered to be independent for purposes of Rule 10A-3 of the Exchange Act of 1934, as amended, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of our audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has determined that each of Messrs. L'Esperance, London and Pape, who have agreed to join our board of directors upon the consummation of this offering, will be independent directors as such term is defined under the rules of the listing standards of the American Stock Exchange and Rule 10A-3 of the Exchange Act. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

We will not enter into a business combination with an entity which is affiliated with any of our officers, directors or sponsor, unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view and a majority of our disinterested independent directors approve the transaction. We are not restricted in any way from pursuing an acquisition of an affiliate of any of our advisory board members or an entity in which an advisory board member has an interest.

Nominating and corporate governance committee

The listing standards of the American Stock Exchange require that nominees for election to our board of directors must be either selected, or recommended for our full board's selection, by either a nominating committee comprised solely of our independent directors or by a majority of our independent directors. In addition, the listing standards of the American Stock Exchange require that we adopt a formal written charter or resolution of our board, as applicable, addressing the director nomination process.

Effective upon consummation of this offering, we will establish a nominating and corporate governance committee of the board of directors, which will consist of Messrs. L'Esperance, London and Pape, each of whom is an independent director under the listing standards of the American Stock Exchange's listing standards. The Nominating and Corporate Governance Committee will be responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The Nominating and Corporate Governance Committee will consider persons identified by its members, management, stockholders, investment bankers and others. In conducting its assessment, the Nominating and Nominating and Corporate Governance Committee will consider and evaluate each candidate for election to our board based upon criteria which will be specified in the Nominating and Corporate Governance Committee Charter. The Nominating and Corporate Governance Committee will not distinguish among nominees recommended by stockholders and other persons. The Nominating and Corporate Governance Committee Charter requires an assessment of each candidate based upon the following criteria:

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whether the candidate is independent pursuant to the requirements of the listing standards of the American Stock Exchange;

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whether the candidate is accomplished in his or her field and has a reputation, both personally and professionally, that is consistent with our image and reputation;

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whether the candidate has the ability to read and understand fundamental financial statements, and, if applicable, whether the candidate satisfies the criteria for being an "audit committee financial expert," as defined by the SEC;

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whether the candidate has relevant experience and expertise and would be able to provide insights and practical wisdom based upon that experience and expertise;

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whether the candidate has knowledge of our company and issues affecting us;

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whether the candidate is committed to enhancing stockholder value;

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whether the candidate fully understands, or has the capacity to fully understand, the legal responsibilities of a director and the governance processes of a public company;

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whether the candidate is of high moral and ethical character and would be willing to apply sound, objective and independent business judgment and to assume broad fiduciary responsibility;

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whether the candidate would be willing to commit the required hours necessary to discharge the duties of board membership;

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whether the candidate has any prohibitive interlocking relationships or conflicts of interest; and

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whether the candidate is able to develop a good working relationship with other board members and contribute to our board's working relationship with our senior management.

Audit committee

Effective upon consummation of this offering, we will establish an audit committee of our board of directors, which will consist of Messrs. L'Esperance, London and Pape, each of whom has been determined to be "independent" as defined in Rule 10A-3 of the Exchange Act and the rules of the American Stock Exchange. Our audit committee's duties, which will be specified in our Audit Committee Charter, will include, but not be limited to:

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reviewing and discussing with management and the independent auditor the annual audited financial statements;

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discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

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discussing with management major risk assessment and risk management policies;

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monitoring the independence of the independent auditor;

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verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

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reviewing and approving all related-party transactions;

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inquiring and discussing with management our compliance with applicable laws and regulations;

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pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

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appointing or replacing the independent auditor;

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determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

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establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

Prior to our completion of a business combination, our audit committee will also monitor compliance on a quarterly basis with the terms described below and the other material terms relating to this offering. If any noncompliance is identified, then our audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Financial expert on audit committee

Our audit committee must at all times be composed exclusively of "independent directors" who, as required by the listing standards of the American Stock Exchange, are able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement.

In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual's financial sophistication. The board of directors has determined that Mr. Pape satisfies the American Stock Exchange's definition of financial sophistication and also qualifies as an "audit committee financial expert," as defined under rules and regulations of the SEC.

Code of ethics and committee charters

As of the date of this prospectus, we have adopted a code of ethics that applies to our officers, directors and employees and have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC's web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Conflicts of interest

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us. In the event that any of our officers and directors becomes aware of a business combination opportunity in the global consumer products, services and retailing industries that falls within the line of business of any entity to which such officer or director has fiduciary duties or pre-existing contractual obligations may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

The following table summarizes the positions that our officers, directors and director nominees hold with companies (other than us and Tri-Artisan) and the fiduciary or pre-existing contractual obligations of our officers, directors and director nominees with respect to such other companies as of the date of this prospectus:

Name of affiliated company	Name of individual/ nature of position	Nature of conflict

Hartz Mountain Corporation	Gerald H. Cromack— Member of the board of directors	Hartz Mountain Corporation, a Tri-Artisan portfolio company, is an operating company that manufactures pet supplies. Mr. Cromack will be required to present all business opportunities that are suitable for Hartz Mountain Corporation to Hartz Mountain Corporation prior to presenting them to us.
Claire's Stores, Inc.	Rohit Manocha— Member of the board of directors	Claire's Stores, Inc., a Tri-Artisan portfolio company, is a retailer of jewelry and accessories for women. Mr. Manocha will be required to present all business opportunities that are suitable for Claire's Stores, Inc. to Claire's Stores, Inc. prior to presenting them to us.
Agawam Partners, LLC	Francis A. L'Esperance— President	Agawam Partners, LLC is a merchant banking firm focused on making investments in media, business services, advertising-driven internet services and related technologies. Mr. Esperance will be required to present all business opportunities that are suitable for Agawam Partners, LLC to Agawam Partners, LLC prior to presenting them to us.
London Broadcasting Company, Inc.	Terry E. London— President	London Broadcasting Company, Inc. is a media company focused on acquiring, owning and operating media properties. Mr. London will be required to present all business opportunities that are suitable for London Broadcasting Company, Inc. to London Broadcasting Company, Inc. prior to presenting them to us.
Pier One Imports, Inc.	Terry E. London— Member of the board of directors	Pier One Imports Inc. is a retailer of home furnishings, gifts and related items. Mr. London will be required to present all business opportunities that are suitable for Pier One Imports, Inc. to Pier One Imports, Inc. prior to presenting them to us.
Johnson Outdoors, Inc.	Terry E. London— Member of the board of directors	Johnson Outdoors, Inc. designs, manufactures, and markets many of the world's best-known outdoor recreational products. Mr. London will be required to present all business opportunities that are suitable for Johnson Outdoors, Inc. to Johnson Outdoors, Inc. prior to presenting them to us.

Our officers and Tri-Artisan may become involved with subsequent blank check companies similar to our company, although they have agreed not to participate in the formation of, or become an officer or director of, any blank check company that may complete a business combination with an entity engaged in the global consumer products, services and retailing industries as its principal business until we have entered into a definitive agreement regarding a business combination or we have failed to complete a business combination within 24 months following the consummation of this offering (or 30 months in the event an extended period is approved as described in this prospectus). Our officers and Tri-Artisan may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and Tri-Artisan have agreed, and we intend to require any future officers to agree, until the earliest of our business combination, our liquidation or, in the case of an officer, such time as he ceases to be an officer, to present to us for our consideration, any opportunity to acquire a business with a fair market value of $200 million or more prior to presentation to any other entity, subject to any duties, as outlined in the table above, or pre-existing contractual obligations, in the case of an officer, such officer may owe to an entity other than Tri-Artisan. Except to the extent that our officers present potential acquisition opportunities to us in accordance with their agreement discussed above, we cannot assure you that these conflicts will be resolved in our favor or that a potential target business would not be presented to another entity prior to its presentation to us.

Potential investors should also be aware of the following other potential conflicts of interest:

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None of our officers, directors or members of our advisory board is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

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In the course of their other business activities, our officers and directors and Tri-Artisan may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management's other affiliations, see "—Executive Officers and Directors."

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Our sponsor has purchased founder units prior to the date of this prospectus (of which it transferred 75,000 founder units prior to the consummation of this offering to the director nominees named in this prospectus who will serve as our independent directors upon the consummation of this offering) and our sponsor will purchase insider warrants in a transaction that will close on or prior to the date of this prospectus. If we do not complete a business combination within 24 months following consummation of this offering (or 30 months if an extended period is approved as described in this prospectus), the proceeds of the sale of the insider warrants will become part of the distribution of the trust account to our public stockholders and the insider warrants will expire worthless. Additionally, our initial unitholders have agreed to waive their rights to participate in any liquidation distribution with respect to the founder shares if we fail to consummate a business combination. With certain limited exceptions, the founder shares and the founder warrants (including the common stock issuable upon exercise of the founder warrants) will not be transferable, assignable or salable by the initial unitholders before one year after the consummation of a business combination, and the insider warrants (including the common stock issuable upon exercise of the insider warrants) will not be transferable, assignable or salable by our sponsor until the completion of our business combination. Since each of our executive officers will beneficially own shares of our common stock or warrants through our sponsor and our initial unitholders own shares of our common stock directly, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effect a business combination.

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Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to a business combination.

To further minimize potential conflicts of interest, we will not pursue an acquisition of an affiliate of our sponsor, including portfolio companies and other investments or interests held by our sponsor, unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view and a majority of our disinterested independent directors approve the transaction. We are not restricted in any way from pursuing an acquisition of an affiliate of any of our advisory board members or an entity in which an advisory board member has an interest. Furthermore, in no event will our sponsor or any of our existing officers or directors, or any of their respective affiliates, be paid any finder's fee, consulting fee or other compensation prior to, or for any services they render in order to effect, the consummation of a business combination, except that finder's fee may be paid to a member of our advisory board, or to any affiliate of a member of our advisory board, that brings to our attention a target business candidate in the event that we consummate a business combination with such target business candidate.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

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the corporation could financially undertake the opportunity;

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the opportunity is within the corporation's line of business; and

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it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Each of Messrs. Cromack, Rohit and Libowitz is an officer, member or partner of our sponsor and its affiliated entities.

In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In connection with the vote required for any proposed extended period, or business combination our initial unitholders have agreed to vote all of the founder shares in accordance with the majority of the shares of common stock voted by the public stockholders and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination. In addition, our sponsor, officers and directors have agreed to vote any shares acquired in or after this offering in favor of an extended period, a business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination. Accordingly, our sponsor, officers and directors may vote shares acquired in or after this offering in any way they choose, except in connection with approval of an extended period, a business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination. As a result, our sponsor, officers and directors will not have conversion rights with respect to any shares held by them. In the event we fail to complete a business combination, our initial unitholders, officers and directors will participate in any liquidation distributions with respect to any shares they acquire in or after this offering.

Limitation on liability and indemnification of directors and officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. We believe that these provisions and agreements are necessary to attract qualified directors. Our amended and restated bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a policy of directors' and officers' liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Principal stockholders

The following table sets forth information regarding the beneficial ownership of our common stock for purposes of Rule 13d-3 of the Securities Act as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

•
each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•
each of our officers and directors; and

•
all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the insider warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

	Common stock
	Before the offering		As adjusted for offering assuming forfeiture(3)		As adjusted for offering assuming full exercise of over-allotment option
Name and address of beneficial owners(1)	Number of shares(2)	Percentage of common stock	Number of shares	Percentage of common stock	Number of shares	Percentage of common stock

TAAC Investors, LLC (our sponsor)(4)	7,112,500	98.96%	6,175,000	19.76%	7,112,500	19.79%
Gerald H. Cromack(5)	7,112,500	98.96%	6,175,000	19.76%	7,112,500	19.79%
Rohit Manocha(5)	7,112,500	98.96%	6,175,000	19.76%	7,112,500	19.79%
David E. Libowitz(6)	7,112,500	98.96%	6,175,000	19.76%	7,112,500	19.79%
Francis A. L'Esperance III(7)	25,000	*	25,000	*	25,000	*
Terry E. London(7)	25,000	*	25,000	*	25,000	*
Mark E. Pape(7)	25,000	*	25,000	*	25,000	*
All directors and executive officers as a group (six) individuals)	7,187,500	100%	6,250,000	20%	7,187,500	20%

*
Less than 1%.

(1)
Unless otherwise indicated, the address of each beneficial owner is 110 East 59th Street, 37th Floor, New York, New York 10022

(2)
Up to 937,500 founder shares and founder warrants issued before the offering are subject to forfeiture in the event that the underwriters' over-allotment option is not exercised in full.

(3)
Assumes no exercise of the over-allotment option and the resulting forfeiture of an aggregate of 937,500 founder shares and founder warrants held by our initial unitholders.

(4)
Tri-Artisan is the controlling member of our sponsor and may be considered to have beneficial ownership of our sponsor's interest in us.

(5)
Gerald H Cromack and Rohit Manocha are the controlling members and Managing Directors of Tri-Artisan, which is the controlling member of our sponsor, and each may be considered to have beneficial ownership of our sponsor's interest in us. Each of Messrs. Cromack and Manocha disclaims beneficial ownership of any shares of our common stock in which he does not have a pecuniary interest.

(6)
David E. Libowitz is a Managing Director of Tri-Artisan, which is the controlling member of our sponsor, and may be considered to have beneficial ownership of our sponsor's interest in us. Mr. Libowitz disclaims beneficial ownership of any shares of our common stock in which he does not have a pecuniary interest.

(7)
Francis A. L'Esperance III, Terry E. London and Mark E. Pape have each agreed to serve as a member of our board of directors upon consummation of this offering. Prior to the consummation of this offering, our sponsor transferred an aggregate of 75,000 founder units to Messrs. L'Esperance, London and Pape.

In February 2008, our sponsor purchased an aggregate of 7,187,500 founder units for an aggregate purchase price of $25,000, or approximately $0.003 per founder unit. Each of our executive officers is either a member of our sponsor or beneficially owns an equity interest in our sponsor through an affiliate. Prior to the closing of this offering, our sponsor transferred an aggregate of 75,000 founder units to Messrs. L'Esperance, London and Pape.

Immediately after this offering, our initial unitholders will beneficially own 20% of the issued and outstanding shares of our common stock. Because of this ownership block, they may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our business combination and extended period.

To the extent the underwriters do not exercise in full the over-allotment option, our initial unitholders will forfeit up to an aggregate of 937,500 founder units in order to maintain our initial unitholders' 20% ownership interest in our common stock on a fully-diluted basis after giving effect to the offering and the exercise, if any, of the underwriters' over-allotment option.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the initial unitholders' collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock to maintain the initial unitholders' collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of this offering.

Our sponsor has entered into an agreement with us to purchase, at a price of $1.00 per warrant, insider warrants to purchase 6,000,000 shares of our common stock. Our sponsor is obligated to purchase such insider warrants from us on or prior to the date of this prospectus. The purchase price of the insider warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of our business combination. If we do not complete our business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus), the proceeds of the sale of the insider warrants will become part of the distribution of the trust account to our public stockholders and the insider warrants will expire worthless. The insider warrants are identical to the warrants included in the units sold in this offering except that the insider warrants (i) are non-redeemable, so long as they are held by our sponsor or its permitted transferees, as described in more detail herein, (ii) are exercisable on a cashless basis at the election of the holder, so long as they are held by our sponsor or its permitted transferees and (iii) are not transferable or saleable by our sponsor other than to permitted transferees until after the consummation of our business combination. The insider warrants are not exercisable while they are subject to such transfer restrictions.

Certain relationships and related transactions

In February 2008, our sponsor purchased an aggregate of 7,187,500 founder units for an aggregate purchase price of $25,000, or approximately $0.003 per founder unit. Prior to the consummation of this offering, our sponsor transferred an aggregate of 75,000 founder units to Messrs. L'Esperance, London and Pape, each of whom will serve as a member of our board of directors upon consummation of this offering. Our initial unitholders will collectively own 20% of our issued and outstanding shares after this offering and the exercise, if any, of the underwriters' over-allotment option (assuming none of our initial unitholders purchase units in this offering). If the size of the offering is increased, a stock dividend would be effectuated in order to maintain the ownership represented by the founder units at the same percentage.

If the underwriters do not exercise all or a portion of their over-allotment option, our initial unitholders will forfeit up to an aggregate of 937,500 founder units for no consideration to ensure that the number of issued and outstanding founder shares will equal 20% of the aggregate number of our issued and outstanding common stock. The forfeiture will be allocated among the initial unitholders on a pro rata basis. If such units are forfeited, the underlying shares would revert to unissued shares.

Our sponsor is owned by Tri-Artisan, which is the controlling member of our sponsor, and the 12 members of our advisory board. Messrs. Cromack and Rohit, our Co-Presidents and members of our board or directors and our investment committee, are the co-founders and Managing Directors of Tri-Artisan.

Our sponsor has also committed, pursuant to a warrant purchase agreement with us, to purchase 6,000,000 warrants, which we refer to as insider warrants, from us in a private placement to take place on or prior to the date of this prospectus. Our sponsor will purchase the insider warrants at a price of $1.00 per warrant (for a total purchase price of $6.0 million). Each insider warrant entitles the holder to purchase one share of our common stock. Our sponsor has agreed that the insider warrants (including the common stock issuable upon exercise of the insider warrants) will not be transferred, assigned or sold by it until the completion of our business combination other than transfers, assignments and sales to permitted transferees.

Tri-Artisan has agreed to, from the date of this prospectus through the earlier of our consummation of a business combination or our liquidation, make available to us office space and certain office and secretarial support and administrative services, as we may require from time to time. We have agreed to pay Tri-Artisan $10,000 per month for these services. We believe, based on rents and fees for similar services in the New York metropolitan area, that the fee charged by Tri-Artisan is at least as favorable as we could have obtained from an unaffiliated person or entity.

As of the date of this prospectus, Tri-Artisan has also advanced to us an aggregate of $200,000 to cover expenses related to this offering. This loan will be payable without interest on the earlier of December 31, 2008 or the consummation of this offering. We intend to repay this loan from the proceeds of this offering not placed in trust.

Other than the $10,000 per-month administrative fee paid to Tri-Artisan and reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on target businesses, no compensation or fees of any kind, including finder's fees, consulting fees or other similar compensation, will be paid to our sponsor, officers or directors, or to any of their respective affiliates, prior to or with respect to our business combination (regardless of the type of transaction that it is), except that finder's fee may be paid to a member of our advisory board, or to any affiliate of a member of our advisory board, that brings to our attention a target business candidate in the event that we consummate a business combination with such target business candidate.

After our business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation.

All ongoing and future transactions between us and "related person" (as defined in Item 404(a) of Regulation S-K) or his or her respective affiliates, including loans by members of our management team, will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable to us than are available from unaffiliated third parties. Our audit committee charter provides that such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by our audit committee which will have access, at our expense, to our attorneys or independent legal counsel. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

Pursuant to a registration rights agreement, our initial unitholders will hold registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These stockholders will be entitled to make up to three demands that we register such securities for sale under the Securities Act. In addition, these stockholders will have "piggy-back" registration rights to include their securities in other registration statements filed by us. However, the registration rights agreement will provide that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs after the completion of our business combination. We will bear the costs and expenses of filing any such registration statements.

Description of securities

Our authorized capital stock consists of 150,000,000 shares of common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will trade separately on the 35th day after the date of this prospectus unless J.P. Morgan Securities Inc. determines that an earlier date is acceptable. No fractional warrants will be issued and only whole warrants will trade. In no event will J.P. Morgan Securities Inc. allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the SEC including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if J.P. Morgan Securities Inc. has allowed separate trading of the common stock and warrants prior to the 35th day after the date of this prospectus and will issue a press release announcing when such separate trading will begin. Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to break apart a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security and, consequently, any subsequent security holder owning common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC's website after the filing.

Common stock

As of the date of this prospectus, there were 7,187,500 shares of our common stock outstanding, all of which were held of record by our initial unitholders. This includes an aggregate of 937,500 shares of common stock subject to forfeiture to the extent that the underwriters' over-allotment option is not exercised in full so that our initial unitholders will collectively own 20% of our issued and outstanding shares after this offering and the exercise, if any, of the underwriters' over-allotment option (assuming none of our initial unitholders purchase units in this offering). Our sponsor is owned by Tri-Artisan, which is the controlling member of our sponsor, and the 12 members of our advisory board. Messrs. Cromack and Rohit, our Co-Presidents and members of our board or directors and our investment committee, are the co-founders and Managing Directors of Tri-Artisan. Upon closing of this offering, 31,250,000 shares of our common stock will be outstanding (assuming no exercise of the underwriters' over-allotment option). Holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our amended and restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of record of shares of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefore.

Our amended and restated certificate of incorporation prohibits us from issuing new shares of common stock prior to our business combination. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

In connection with the vote required for any proposed extended period and our business combination, our initial unitholders have agreed to vote all of the founder shares in accordance with the majority of the shares of common stock voted by the public stockholders and in favor of an amendment to our amended and restated certificate of incorporation to allow for our perpetual existence in connection with a business combination. In addition, our sponsor, officers and directors have agreed to vote any shares acquired in or after this offering, in favor of any proposed extended period, a business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination. Accordingly, our sponsor, officers and directors may vote shares acquired in or after this offering in any way they choose, except in connection with approval of an extended period, a business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination. As a result, our sponsor, officers and directors will not have conversion rights with respect to any shares held by them. In the event we fail to complete a business combination, our sponsor, officers and directors will participate in any liquidation distributions with respect to any shares they acquire in or after this offering.

If we do not consummate our business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus), our corporate existence will cease except for purposes of winding up our affairs, including liquidation. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to obtain formal stockholder approval of our dissolution and liquidation and to file a certificate of dissolution with the Delaware Secretary of State. At the time we submit a proposed business combination to our stockholders for approval, we will also submit to them a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing these limitations on our corporate existence. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence will require the affirmative vote of a majority of our outstanding shares of common stock.

The underwriters have agreed to waive their rights to their deferred underwriting discount held in the trust account in the event of our failure to consummate our business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus) and in such event such amounts will be included within the amounts of the funds held in the trust account that will be available for distribution to the public stockholders. Our initial unitholders have agreed to waive their rights to participate in any distribution of the funds held in the trust account if we fail to consummate our business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus), but only with respect to the founder shares and, and in such event the founder warrants, and, in the case of our sponsor, the insider warrants, will expire worthless.

Our stockholders have no repurchase, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have conversion rights in conjunction with stockholder approval of an extended period or our business combination. If an extended period or business combination is approved and completed, public stockholders who vote against such extended period or business combination, as applicable, will be entitled to exercise their conversion rights or maintain their interest in us.

The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none.

Preferred stock

Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering. Notwithstanding the foregoing, our amended and restated certificate of incorporation prohibits us from issuing shares of preferred stock prior to our business combination, except in connection with the consummation of our business combination that has been approved by a majority of the votes cast by our public stockholders.

Warrants

Public stockholders' warrants

Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of fifteen months from the date of this prospectus or the completion of our business combination.

However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire five years from the date of this prospectus at 5:00 p.m., New York time, or earlier upon redemption.

Once the warrants become exercisable, we may call the warrants for redemption:

•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon a minimum of 30 days prior written notice of redemption; and

•
if, and only if, the reported last sale price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the 30-trading day period through the date fixed for the redemption.

The redemption provisions for our warrants have been established at a price that is intended to provide warrant holders a premium to the initial exercise price. There can be no assurance, however, that the price of the common stock will exceed either the redemption trigger price of $14.25 or the warrant exercise price of $7.50 after we call the warrants for redemption.

If we call the warrants for redemption as described above, we will have the option to require any holder that wishes to exercise its warrant to do so on a "cashless basis." If we take advantage of this option, all holders of warrants would surrender all of their warrants and receive that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" (defined below) by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the "fair market value" in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after a business combination. If we call our warrants for redemption and do not take advantage of this option, our initial unitholders and our sponsor and their respective transferees would still be entitled to exercise their founder warrants or insider warrants, as applicable, for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split, extraordinary dividend, or our recapitalization, reorganization, merger or consolidation.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. We are not registering the shares of common stock issuable upon exercise of the warrants at this time. However, under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to file a registration statement covering such shares and maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to settle any such warrant, whether by cashless exercise or otherwise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Insider warrants

The insider warrants are identical to the warrants included in the units being sold in the offering, except that the insider warrants (i) are non-redeemable, so long as they are held by our sponsor or its permitted transferees, (ii) are exercisable on a cashless basis at the election of the holder, so long as they are held by our sponsor or its permitted transferees, and (iii) are not transferable or saleable by our sponsor other than to permitted transferees until after the consummation of a business combination. In addition, the managing member of our sponsor will agree not to transfer its ownership interests in our sponsor, permit other interest holders in our sponsor to transfer their respective ownership interests in our sponsor or permit our sponsor to issue new ownership interests to anyone other than (i) a permitted transferee, our sponsor or the managing member of our sponsor or (ii) with respect to transfers by an advisory board member, to a person that is an advisory board member at the time of such transfer; provided that consideration for such transfer be at a price no greater than the price at which the interests were originally purchased. The insider warrants are not exercisable while they are subject to such transfer restrictions.

Commencing after the consummation of our business combination, the holders of the insider warrants and the underlying shares of common stock and their permitted transferees are entitled to registration rights under an agreement to be signed on or before the date of this prospectus as described herein.

If holders of the insider warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" (defined below) by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our sponsor, or its permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

A permitted transferee is a person or entity who receives such securities pursuant to a transfer (i) to a wholly owned affiliate, (ii) to an entity's beneficiaries upon its liquidation or distribution, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) in a private sale of founder units (or of an ownership interest in our sponsor that represents an indirect interest in the founder units but not a direct or indirect interest in any insider warrants held by our sponsor) made at or prior to the consummation of a business combination at prices no greater than the price at which the founder units were originally purchased (approximately $0.003 per founder unit); provided that the aggregate amount of founder units transferred in reliance on this clause (v) (either directly or indirectly through the transfer of an ownership interest in our sponsor) may not exceed 33% of the founder units, or (vi) pursuant to a qualified domestic relations order.

Any transferee must enter into a written agreement agreeing (x) to be bound by the transfer restrictions described above, (y) to vote in accordance with the voting restrictions described above and (z) to waive any rights to participate in any liquidation distribution if we fail to consummate a business combination and, in the case of the founder units subject to forfeiture, agreeing to forfeit such founder units to the extent that the underwriters' over-allotment option is not exercised.

Founder units

The founder units are identical to those units being sold in this offering, except that:

•
the founder shares and founder warrants are subject to the transfer restrictions described below;

•
the founder warrants will become exercisable upon the later of (i) the date that is fifteen months after the date of this prospectus and (ii) the consummation of our business combination, in each case, if and only when (x) the last sales price of the shares of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period beginning after such business combination and (y) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in the offering;

•
the founder warrants may be exercised on a cashless basis and will not be redeemable by us, in each case, as long as they are held by the initial unitholders or their permitted transferees;

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the initial unitholders have agreed to vote their founder shares (i) in the same manner as the majority of shares voted by the public stockholders at the special or annual meeting called for the purpose of approving the business combination, (ii) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with our business combination and (iii) in the same manner as the majority of shares voted by the public stockholders at the special or annual meeting called for the purpose of approving an amendment, if any, to our amended and restated certificate of incorporation to extend our corporate existence to up to 30 months following the consummation of this offering (in the event that, prior to the termination of the 24 months period, we have entered into a definitive agreement or letter of intent with respect to a business combination and our board of directors anticipates that we may not be able to consummate such business combination within such 24 month period);

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the initial unitholders will not be able to exercise conversion rights (as described below) with respect to the founder shares; and

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the initial unitholders have agreed to waive their rights to participate in any liquidation distribution with respect to the founder shares if we fail to consummate a business combination.

The initial unitholders have agreed not to sell or otherwise transfer any of the founder units and underlying securities other than to permitted transferees until one year after the date of the consummation of a business combination or earlier if, subsequent to our business combination, (i) the last sales price of the shares of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, amalgamation, share capital exchange, share purchase, reorganization or other similar business transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. In addition, the managing member of our sponsor will agree not to transfer its ownership interests in our sponsor, permit other interest holders in our sponsor to transfer their respective ownership interests in our sponsor or permit our sponsor to issue new ownership interests to anyone other than (i) a permitted transferee, our sponsor or the managing member of our sponsor, or (ii) with respect to transfers by an interest holder in our sponsor that is not the managing member of our sponsor or one of our officers, directors or advisory board members, an affiliate of such interest holder or (iii) with respect to transfers by an advisory board member, to a person that is an advisory board member at the time of such transfer; provided that consideration for any such transfer be at a price no greater than the price at which the interests were originally purchased.

The initial unitholders or their permitted transferees are entitled to registration rights with respect to the founder units and underlying securities under an agreement to be signed on or before the date of this prospectus as described herein.

If holders of the founder warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" (defined below) by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our initial unitholders, or their permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Dividends

We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to completion of our business combination. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after a business combination is completed. The payment of any dividends subsequent to our business combination or the distribution in full of the trust account will be within the discretion of our then-board of directors. It is the present intention of our board of directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future. In addition, our board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act. Further our ability to declare dividends may be limited to restrictive covenants if we incur any indebtedness.

Our transfer agent and warrant agent

The transfer agent for our common stock and warrant agent for our warrants is American Stock Transfer & Trust Company. We have agreed to indemnify American Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Our amended and restated certificate of incorporation

Our amended and restated certificate of incorporation, which we intend to adopt prior to the consummation of this offering, contains certain requirements and restrictions that will apply to us until the consummation of our business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

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upon consummation of this offering, approximately $246.25 million, or approximately $282.44 million if the underwriters' over-allotment option is exercised in full (including $6.0 million from the sale of the insider warrants and $8.75 million attributable to the deferred underwriting discount or $10.06 million if the underwriters' over-allotment option is exercised in full) will be placed into the trust account;

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we shall submit any proposed business combination to our stockholders for approval prior to consummating our business combination;

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our public stockholders will have the right to convert their shares of common stock into cash in accordance with the conversion rights described below;

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we will consummate a business combination only if it has a fair market value equal to at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of $8.75 million, or $10.06 million if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus) at the time of such acquisition;

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public stockholders who vote against an extended period or our business combination may convert their shares into a pro rata share of the aggregate net assets then on deposit in the trust account;

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prior to our business combination, we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction;

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prior to our business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination;

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if we have entered into a definitive agreement or a letter of intent relating to a business combination within 24 months following the consummation of this offering, and if our board of directors anticipates that we may not be able to consummate such business combination within the 24-month period, we will have the right to seek stockholder approval to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months (thereby allowing us a total of up to 30 months from the date of this prospectus to consummate our business combination). The amendment will be effective only if: (i) the holders of a majority of the outstanding shares of our common stock vote in person or by proxy in favor of the amendment, (ii) a majority of the shares of common stock voted by the public stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of such amendment and (iii) public stockholders owning less than 40% of the shares sold in this offering vote such shares against such amendment and exercise their conversion rights.

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we will consummate our business combination only if (i) the business combination is approved by a majority of votes cast by our public stockholders in person or by proxy at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and (iii) public stockholders owning less than 40% of our outstanding shares of common stock sold in the offering both vote against the business combination and properly exercise their conversion rights on a cumulative basis, including any stockholders who exercised their conversion rights in connection with the stockholder vote, if any, required to approve the extended period;

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if we do not consummate our business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus), our corporate existence will cease except for purposes related to winding up our affairs, including liquidation, and we will not be able to engage in any other business activities;

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if we are forced to liquidate prior to a business combination, our public stockholders will be entitled to share ratably in the funds in the trust account, including any interest, and any net assets remaining available for distribution to them after payment of our liabilities;

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our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, our audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering; and

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our audit committee shall review and approve all payments made to our officers, directors, sponsor, initial unitholders, members of our advisory board and our and their respective affiliates, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Our amended and restated certificate of incorporation will require that we obtain the affirmative vote of our board of directors and holders of 100% of our outstanding shares of common stock issued in this offering to amend the above-described provisions.

Certain anti-takeover provisions of delaware law and our amended and restated certificate of incorporation and amended and restated bylaws

Staggered board of directors

Our amended and restated certificate of incorporation provides that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

No action by stockholders without a meeting

Our amended and restated certificate of incorporation and amended and restated bylaws prohibit stockholders from taking action other than by a duly convened meeting of the stockholders after the consummation of this offering.

Special meeting of stockholders

Our amended and restated bylaws provide that special meetings of our stockholders may be called only by our chairman or president, or our board pursuant to a resolution adopted by a majority of the Whole Board. "Whole Board" shall mean the total number of directors our board would have if there were no vacancies on the board.

Advance notice requirements for stockholder proposals and director nominations

Our amended and restated bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder's notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting of stockholders. For the first annual meeting of stockholders after the consummation of this offering, a stockholder's notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholders' meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but unissued shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Securities eligible for future sale

Immediately after this offering (assuming no exercise of the underwriters' over-allotment option and the forfeiture of 937,500 founder units by our initial unitholders) we will have

31,250,000 shares of common stock outstanding. Of these shares, the 25,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 6,250,000 shares and 12,250,000 warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Our initial unitholders have agreed not to sell or transfer the founder units, founder shares or founder warrants, including the common stock issuable upon exercise of these warrants, until one year after the consummation of our business combination, and our sponsor has agreed not to sell or transfer the insider warrants, including the common stock issuable upon exercise of these warrants, until after the consummation of our business combination, in each case except to permitted transferees as described under "—Warrants—Insider Warrants" and "—Founder Units," who must agree to be bound by the same transfer restrictions.

Rule 144

The availability of Rule 144 will vary depending on whether restricted shares are held by an affiliate or a non-affiliate. Under Rule 144 as in effect on the date of this prospectus, once we have been a reporting company subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act for 90 days, an affiliate who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

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1% of the number of shares of common stock then outstanding, which will equal 312,500 shares immediately after this offering (or 359,375 if the underwriters' over-allotment option is exercised in full); and

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the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

However, the six month holding period increases to one year in the event we have not been a reporting company for at least 90 days. In addition, any sales by affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and the availability of current public information about us.

The volume limitation, manner of sale and notice provisions described above will not apply to sales by non-affiliates. For purposes of Rule 144, a non-affiliate is any person or entity who is not our affiliate at the time of sale and has not been our affiliate during the preceding three months. Once we have been a reporting company for 90 days, a non-affiliate who has beneficially owned restricted shares of our common stock for six months may rely on Rule 144 provided that certain public information regarding us is available. The six month holding period increases to one year in the event we have not been a reporting company for at least 90 days. However, a non-affiliate who has beneficially owned the restricted shares proposed to be sold for at least one year will not be subject to any restrictions under Rule 144 regardless of how long we have been a reporting company.

SEC position on Rule 144 sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as "underwriters" under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 would not be available for resale transactions despite technical compliance with the requirements of Rule 144, and such securities can be resold only through a registered offering. However, Rule 144 as in effect on the date of this prospectus is available to stockholders of blank check companies and their transferees one year after consummation of a business combination by the blank check company and the blank check company's filing of information required by Form 10 with the SEC, provided that the blank check company has filed certain reports required by the Exchange Act in the last year. The prohibition on use of Rule 144 by blank check companies does not apply to blank check companies that are business combination related shell companies, as defined under Rule 405 of the Securities Act. However, we will not be considered a business combination related shell company and, as a result, Rule 144 will not be available to our stockholders until one year after we have completed our business combination and filed Form 10 information with the SEC, assuming we have filed certain reports required by the Exchange Act with the SEC for the past year.

Registration rights

The holders of the founder shares, the founder warrants and the insider warrants (and any shares of common stock issuable upon the exercise of any of the founder warrants or the insider warrants) will be entitled to registration rights pursuant to a registration rights agreement to be entered into in connection with this offering. The holders of the majority of these securities are entitled to make up to three demands that we register such securities. The holders of a majority of these securities can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain "piggy-back" registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing

We have applied to have our units listed on the American Stock Exchange under the symbol "TAE.U" and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols "TAE" and "TAE.WS," respectively.

Based upon the proposed terms of this offering, after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which consist of the following:

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stockholders equity of at least $4.0 million;

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total market capitalization of at least $50.0 million;

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aggregate market value of publicly held shares of at least $15.0 million;

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minimum public distribution of at least 1,000,000 units with a minimum of 400 public holders; and

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a minimum market price of $2.00 per unit.

Material U.S. federal tax considerations

This is a general summary of the material U.S. federal tax consequences of the acquisition, ownership and disposition of our units, common stock and warrants, which we refer to collectively as our securities, purchased pursuant to this offering. This discussion assumes that public stockholders will hold our securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended or, the Code. This discussion does not address all aspects of U.S. federal taxation that may be relevant to a public stockholder in light of such public stockholder's particular circumstances. In addition, this discussion does not address (i) U.S. gift or estate tax laws except to the limited extent set forth below, (ii) state, local or foreign tax consequences, (iii) the special tax rules that may apply to certain public stockholders, including without limitation banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers subject to the alternative minimum tax provisions of the Code, tax-exempt entities, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the U.S. dollar, or U.S. expatriates or former long-term residents of the United States, or (iv) the special tax rules that may apply to a public stockholder that acquires, holds, or disposes of our securities as part of a straddle, hedge, wash sale (except to the limited extent described below), constructive sale or conversion transaction or other integrated investment. Additionally, this discussion does not consider the tax treatment of partnerships (including entities treated as partnerships for U.S. federal tax purposes) or other pass-through entities or persons who hold our securities through such entities. The tax treatment of a partnership and each partner thereof generally will depend upon the status and activities of the partnership and such partner. Thus, partnerships, other pass-through entities and persons holding our securities through such entities should consult their own tax advisors.

This discussion is based on current provisions of the Code, U.S. Treasury regulations promulgated under the Code, judicial opinions, and published rulings and procedures of the United States Internal Revenue Service or, the IRS, all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed below, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this "Material U.S. Federal Tax Considerations" section only, the term "U.S. Person" means a person that is, for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. Person. As used in this discussion, the term "U.S. holder" means a beneficial owner of our securities that is a U.S. Person and the term "non-U.S. holder" means a beneficial owner of our securities (other than an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes) that is not a U.S. Person.

This discussion is only a summary of material U.S. federal income and estate tax consequences of the acquisition, ownership and disposition of our securities. Each prospective investor is urged to consult its own tax advisors with respect to the U.S. federal, state, local and foreign tax consequences to such investor of the acquisition, ownership and disposition of our securities.

General

There is no authority addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. Each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values. A holder's initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

The foregoing treatment of the common stock and warrants and a holder's purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the U.S. federal, state, local and any foreign tax consequences of an investment in a unit (including alternative characterizations of a unit). Unless otherwise stated, the following discussions are based on the assumption that the characterization of the common stock and warrants described above is accepted for U.S. federal tax purposes.

U.S. holders

Taxation of distributions

Although we do not currently anticipate that any dividends will be paid in the foreseeable future (see "Dividend Policy" above), if we pay cash distributions on our common stock to U.S. holders, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder's adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under "—U.S. Holders—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock" below.

Dividends we pay to a U.S. holder that is taxable as a corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met and the U.S. holder refrains from making certain elections, dividends we pay to a non-corporate U.S. holder generally will constitute "qualified dividends" that will be subject to tax at the maximum tax rate accorded to capital gains for tax years beginning on or before December 31, 2010, after which the rate applicable to dividends is currently scheduled to return to the tax rate generally applicable to ordinary income. It is unclear whether the conversion rights with respect to the common stock, described above under "Proposed Business—Effecting our business combination—Conversion rights", may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

Gain or loss on sale, exchange or other taxable disposition of common stock

In general, a U.S. holder must treat any gain or loss recognized upon a sale, exchange or other taxable disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate a business combination within the required timeframe) as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder's holding period for the common stock so disposed of exceeds one year. There is substantial uncertainty, however, as to whether the conversion rights with respect to the common stock, described above under "Proposed Business—Effecting our Business Combination—Conversion rights," may suspend the running of the applicable holding period for this purpose. In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the common stock is held as part of a unit at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market values of the common stock and the warrant included in the unit) and (ii) the U.S. holder's adjusted tax basis in its common stock so disposed of. A U.S. holder's adjusted tax basis in its common stock generally will equal the U.S. holder's acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to a share of common stock) less any prior return of capital. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a maximum rate of 15 percent for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gains rate is scheduled to increase to 20 percent. The deduction of capital losses is subject to limitations, as is the deduction for losses realized upon a taxable disposition by a U.S. holder of our common stock (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Conversion of common stock

In the event that a U.S. holder converts our common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If that redemption qualifies as a sale of common stock by the U.S. holder under Section 302 of the Code, the U.S. holder will be treated as described under "—U.S. Holders—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock" above. If that redemption does not qualify as a sale of common stock under Section 302 of the Code, the U.S. holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether that redemption qualifies for sale treatment will depend largely on the percentage of our stock treated as held by the U.S.

holder (including any stock constructively owned by the U.S. holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (i) is "substantially disproportionate" with respect to the U.S. holder, (ii) results in a "complete termination" of the U.S. holder's interest in us or (iii) is "not essentially equivalent to a dividend" with respect to the U.S. holder. These tests are explained more fully below.

In determining whether any of the foregoing tests is satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the conversion. There will be a complete termination of a U.S. holder's interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. holder are converted or (ii) all of the shares of our stock actually owned by the U.S. holder are converted and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a U.S. holder's conversion results in a "meaningful reduction" of the U.S. holder's proportionate interest in us. Whether the conversion will result in a meaningful reduction in a U.S. holder's proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a "meaningful reduction." A U.S. holder should consult with its own tax advisors as to the tax consequences of an exercise of the conversion right.

If none of the foregoing tests is satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described under "—U.S. Holders—Taxation of Distributions", above. After the application of those rules, any remaining tax basis of the U.S. holder in the converted common stock will be added to the U.S. holder's adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder's adjusted tax basis in its warrants or possibly in other shares of our stock constructively owned by it.

U.S. holders who actually or constructively own five percent (or, if our stock is not then publicly traded, one percent) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock, and such holders should consult with their own tax advisors in that regard.

Exercise of a warrant

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder will not be required to recognize taxable gain or loss upon exercise of a warrant. The U.S. holder's tax basis in the share of our common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder's initial investment in the warrant (i.e., the portion of the U.S. holder's purchase price for a unit that is allocated to the warrant, as described above under "—General") and the exercise price (i.e., $7.50 per share of our common stock, subject to adjustment as described in this prospectus). The U.S. holder's holding period for the share of our common stock received upon exercise of the warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the warrant and will not include the period during which the U.S. holder held the warrant.

If an adjustment is made to the number of shares of our common stock for which a warrant may be exercised or to the exercise price of a warrant, the adjustment may, under certain circumstances, result in constructive distributions that could be taxable as a dividend to U.S. holders of the warrants. Conversely, the absence of an appropriate anti-dilution adjustment may result in a constructive distribution that could be taxable as a dividend to U.S. holders of shares of our common stock. U.S. holders are urged to consult their own tax advisors regarding the proper treatment of any adjustments to the warrants.

If, upon exercise of a warrant, a U.S. holder would be entitled to receive a fractional interest in a share of our common stock, we will, upon exercise, round up to the nearest whole number the number of shares of our common stock to be issued to the U.S. holder. If we have paid dividends with respect to our common stock within three years of such an exercise, it is possible that the difference between the rounded up number of shares and the fractional interest of the share could be treated as a taxable share dividend. Accordingly, U.S. holders should consult their own tax advisors regarding the tax consequences of exercising warrants.

The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. holder's basis in the common stock received would equal the holder's basis in the warrant. If the cashless exercise were treated as not being a gain realization event, a U.S. holder's holding period in the common stock would be treated as commencing on the date following the date of exercise of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.

It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants equal to the number of common shares having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder's tax basis in the warrants deemed surrendered. In this case, a U.S. holder's tax basis in the common stock received would equal the sum of the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder's tax basis in the warrants exercised. A

U.S. holder's holding period for the common stock would commence on the date following the date of exercise (or possibly on the date of exercise) of the warrant.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Sale, exchange, redemption or expiration of a warrant

Upon a sale, exchange (other than by exercise), redemption, or expiration of a warrant, a U.S. holder will be required to recognize taxable gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition or expiration (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market values of the warrant and the common stock included in the unit) and (ii) the U.S. holder's tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder's purchase price for a unit that is allocated to the warrant, as described above under "—General"). Such gain or loss generally would be treated as long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations, as is the deduction for losses upon a taxable disposition by a U.S. holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Non-U.S. holders

Taxation of distributions

In general, any distributions we make on our common stock to a non-U.S. holder, to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, (including any deemed distributions treated as a dividend on the warrants, as described under "U.S. Holders—Exercise of a Warrant", above), generally will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder's conduct of a trade or business within the United States, we generally will be required to withhold tax from the gross amount of the dividend at a rate of 30 percent, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the non-U.S. holder's adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the non-U.S. holder's adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under "Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants" below. In addition, if we determine that we are likely to be classified as a "U.S. real property holding corporation" (see "Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable

Disposition of Common Stock and Warrants", below), we will withhold 10 percent of any distribution that exceeds our current and accumulated earnings and profits, which withheld amount may be claimed by the non-U.S. holder as a credit against the non-U.S. holder's federal income tax liability.

Dividends we pay to a non-U.S. holder that are effectively connected with such non-U.S. holder's conduct of a trade or business within the United States (and, if certain income tax treaties apply, are attributable to a United States permanent establishment or fixed base maintained by the non-U.S. holder) generally will not be subject to U.S. withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Persons. If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a "branch profits tax" at a rate of 30 percent (or such lower rate as may be specified by an applicable income tax treaty).

Exercise of a warrant

The U.S. federal income tax treatment of a non-U.S. holder's exercise of a warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. holder, as described under "U.S. Holders—Exercise of a Warrant" above.

As noted above, if the conversion rate is adjusted in certain circumstances (or in certain circumstances, there is a failure to make adjustments) such adjustment or failure could result in a deemed payment of a taxable dividend. We may collect any resulting withholding tax attributable to deemed dividends from other amounts payable or distributable to a non-U.S. holder. If a cashless exercise of the warrants is treated as a taxable exchange, as discussed in "U.S Holders—Exercise of a Warrant" above, the rules described below under "Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants" would apply.

Gain on sale, exchange or other taxable disposition of common stock and warrants

A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, exchange or other disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate a business combination within the required timeframe) or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit, unless:

•
the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the non-U.S. holder);

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•
we are or have been a "U.S. real property holding corporation" for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder's holding period for the security disposed of, and, generally, in the case where shares of our common stock are regularly traded on an established securities market, the non-U.S. holder has owned, directly or indirectly, more than five percent of our common stock or warrants, as applicable, at any time during the shorter of the five-year period ending on the date of disposition or such non-U.S. holder's holding period for the security disposed of. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first and third bullet points above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. holder that is a corporation may also be subject to an additional "branch profits tax" at a 30 percent rate. Gain described in the second bullet point above (which may be offset by U.S. source capital losses) will be subject to a flat 30 percent U.S. federal income tax. The gross proceeds from transactions that generate gains described in the third bullet point above generally will be subject to a 10 percent withholding tax, which withheld amount may be claimed by the non-U.S. holder as a credit against the non-U.S. holder's U.S. federal income tax liability. Non-U.S. holders should consult any income tax treaties applicable to them, as those treaties that may provide for different rules.

Although we currently are not a U.S. real property holding corporation, we cannot determine whether we will be a U.S. real property holding corporation in the future until we consummate our business combination. We will be classified as a U.S. real property holding corporation if the fair market value of our "U.S. real property interests" equals or exceeds 50 percent of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Each non-U.S. holder should consult its own tax advisors as to whether the warrants will be treated as "U.S. real property interests" and the tax consequences resulting from such treatment.

Conversion of common stock

The characterization for U.S. federal income tax purposes of a non-U.S. holder's conversion of our common stock into a right to receive cash pursuant to an exercise of a conversion right generally will correspond to the U.S. federal income tax characterization of the exercise of such a conversion right by a U.S. holder, as described under "—U.S. Holders—Conversion of Common Stock" above, and the tax consequences of the conversion to the non-U.S. holder will be as described above under "—Non-U.S. Holders—Taxation of Distributions" and "—Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants," as applicable.

Information reporting and backup withholding

We must report annually to the IRS and to each holder the amount of dividends or other distributions we pay to such holder on shares of our common stock and the amount of tax withheld with respect to those distributions, regardless of whether withholding is required. In the case of a non-U.S. holder, the IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which the non-U.S. holder resides pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

The gross amount of dividends and proceeds from the disposition of our common stock or warrants paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury regulations generally will be subject to backup withholding at the applicable rate (currently 28 percent).

Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale by a non-U.S. holder of common stock or warrants outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells common stock or warrants through a U.S. broker or the U.S. office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to such holder, unless the non-U.S. holder provides appropriate certification (usually on an IRS Form W-8BEN) to the broker of its status as a non-U.S. holder or such non-U.S. holder is an exempt recipient. Information reporting (but not backup withholding) also would apply if a non-U.S. holder sells common stock or warrants through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless in any such case the broker has documentary evidence that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts we withhold under the backup withholding rules may be refunded or credited against the holder's U.S federal income tax liability, if any, by the IRS if the required information is furnished to the IRS in a timely manner.

Federal estate tax

Shares of our common stock or warrants owned or treated as owned by an individual who is not a U.S. citizen or resident (as specifically defined for U.S. federal estate tax purposes) at the time of his or her death will be included in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

Underwriting

We are offering the units described in this prospectus through a number of underwriters. J.P. Morgan Securities Inc. is acting as book-running manager of the offering and as representative of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of units listed next to its name in the following table:

Name	Number of units

J.P. Morgan Securities Inc.
Lazard Capital Markets LLC

Total	25,000,000

The underwriters are committed to purchase all the units offered by us if they purchase any units. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

The underwriters propose to offer the units directly to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $         per unit. Any such dealers may resell units to certain other brokers or dealers at a discount of up to $         per unit from the initial public offering price. After the initial public offering of the units, the offering price and other selling terms may be changed by the underwriters. Sales of units made outside of the United States may be made by affiliates of the underwriters. The representatives have advised us that the underwriters do not intend to confirm discretionary sales in excess of 5% of the units offered in this offering.

The underwriters have an option to buy up to 3,750,000 additional units from us to cover sales of units by the underwriters which exceed the number of units specified in the table above. The underwriters have 30 days from the date of this prospectus to exercise this over-allotment option. If any units are purchased with this over-allotment option, the underwriters will purchase units in approximately the same proportion as shown in the table above. If any additional units are purchased, the underwriters will offer the additional units on the same terms as those on which the units are being offered.

The underwriting fee is equal to the public offering price per unit less the amount paid by the underwriters to us per unit. The underwriting fee is $0.70 per unit. The following table shows the per unit and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters' option to purchase additional units.

	Without over-allotment exercise	With full over-allotment exercise

Per Unit	$0.70	$0.70
Total	$17,500,000.00	$20,125,000.00

The amounts paid by us in the table above include $8.75 million in deferred underwriting discounts and commissions (or $10.06 million if the over-allotment option is exercised in full), an amount equal to 3.5% of the gross proceeds of this offering, which will be placed in trust until our completion of a business combination as described in this prospectus. At that time, the deferred underwriting discounts and commissions will be released to the underwriters out of the balance held in the trust account. If we do not complete our business combination and the trustee must distribute the balance in the trust account, the underwriters have agreed that (i) on our liquidation, they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account, and (ii) the deferred underwriters' discounts and commissions will be distributed on a pro rata basis, together with any accrued interest thereon and net of income taxes payable on such interest, to the public stockholders.

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $750,000.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We, our directors and executive officers, and our initial unitholders have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which we and each of these persons or entities, with limited exceptions, for a period of 180 days after the date of this prospectus, may not, without the prior written consent of J.P. Morgan Securities Inc., (1) offer, pledge, announce the intention to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of our units, warrants, shares of common stock (including, without limitation, shares of common stock which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a share option or warrant) or any other securities redeemable into or exchangeable for shares of our common stock or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the units, warrants, or shares of common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of units, warrants, shares of common stock or such other securities, in cash or otherwise. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (2) prior to the expiration of the 180-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In addition, each holder of the founder units and insider warrants has agreed to certain transfer restrictions affecting its founder units and insider warrants as further described in "Description of Securities".

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

The units have been approved for listing/quotation on the American Stock Exchange under the symbol "TAE.U." Once the common stock and warrants begin separate trading, our common stock and warrants will be listed on the American Stock Exchange under the symbols "TAE" and "TAE.WS," respectively.

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling units in the open market for the purpose of preventing or retarding a decline in the market price of the unit while this offering is in progress.

These stabilizing transactions may include making short sales of the units, which involves the sale by the underwriters of a greater number of units than they are required to purchase in this offering, and purchasing units on the open market to cover positions created by short sales. Short sales may be "covered" shorts, which are short positions in an amount not greater than the underwriters' over-allotment option referred to above, or may be "naked" shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing units in the open market. In making this determination, the underwriters will consider, among other things, the price of units available for purchase in the open market compared to the price at which the underwriters may purchase units through the over-allotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase units in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act of 1933, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the units, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase units in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those units as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the units or preventing or retarding a decline in the market price of the units, and, as a result, the price of the units may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the American Stock Exchange, in the over-the-counter market, or otherwise.

Prior to this offering, there has been no public market for our securities. The initial public offering price was determined by negotiations between us and the representatives of the underwriters. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. Neither we nor the underwriters can assure investors that an active trading market will develop for our units, common stock or warrants, or that the units will trade in the public market at or above the initial public offering price after this offering.

The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of business. We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future and we may pay the underwriters of this offering or any entity with which they are affiliated a finder's fee or other compensation for services rendered to us in connection with the consummation of a business combination; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters' compensation in connection with this offering.

Lazard Frères & Co. LLC referred this transaction to Lazard Capital Markets LLC and will receive a referral fee from Lazard Capital Markets LLC in connection therewith.

Legal matters

Akin Gump Strauss Hauer & Feld LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act of 1933, and as such, will pass upon the validity of the securities offered in this prospectus. Davis Polk & Wardwell, New York, New York, is acting as counsel for the underwriters in connection with this offering.

Experts

The financial statements of Tri-Artisan Acquisition Corp. (a development stage company) as of February 8, 2008 and for the period January 10, 2008 (inception) through February 8, 2008, have been included herein in reliance upon the report of Rothstein, Kass & Company, P.C., independent registered public accounting firm, appearing elsewhere herein, and upon the authority of Rothstein, Kass & Company, P.C. as experts in accounting and auditing.

Where you can find additional information

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC's website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

 Index to financial statements

Tri-Artisan Acquisition Corp.
(A corporation in the development stage)

Report of independent registered public accounting firm

To the board of directors and stockholders of the
Tri-Artisan Acquisition Corp.

We have audited the accompanying balance sheet of Tri-Artisan Acquisition Corp. (a corporation in the development stage) (the "Company") as of February 8, 2008 and the related statements of operations, stockholders' equity, and cash flows for the period from January 10, 2008 (date of inception) to February 8, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company (a corporation in the development stage) as of February 8, 2008 and the results of its operations and its cash flows for the period from January 10, 2008 (date of inception) to February 8, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/ ROTHSTEIN, KASS & COMPANY, P.C.

Roseland, New Jersey
February 25, 2008

Tri-Artisan Acquisition Corp.
(A corporation in the development stage)
Balance sheet
February 8, 2008

ASSETS
Cash	$225,000
Deferred offering costs	254,914

TOTAL ASSETS	$479,914

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Note payable to Tri-Artisan Capital Partners LLC ("TACP")	$200,000
Accrued offering costs	254,914
Accrued expenses	5,941

Total current liabilities	460,855

Commitments and Contingencies
Stockholder's equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized, none issued and outstanding	—
Common stock, $0.0001 par value, 150,000,000 shares authorized, 7,187,500 issued and outstanding	719
Additional paid-in capital	24,281
Deficit accumulated during the development stage	(5,941)

Total stockholder's equity	19,059

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$479,914

The accompanying notes are an integral part of these financial statements.

Tri-Artisan Acquisition Corp.
(A corporation in the development stage)
Statement of operations
For the period from January 10, 2008 (date of inception)
to February 8, 2008

Revenue	$—

Formation and operating expenses	5,941

Net loss applicable to common stockholder's	$(5,941)

Weighted average number of common shares outstanding, basic and diluted	7,187,500

Net loss per common share, basic and diluted	$—

The accompanying notes are an integral part of these financial statements.

Tri-Artisan Acquisition Corp.
(A corporation in the development stage)
Statement of stockholder's equity
For the period from January 10, 2008 (date of inception)
to February 8, 2008

	Common stock shares	Common stock amount	Additional paid-in capital	Deficit accumulated during the development stage	Total stockholder's equity

Balances at January 10, 2008 (date of inception)	—	$—	$—	$—	$—
Issuance of units to TAAC Investors, LLC (the "Sponsor") on February 7, 2008 at approximately $.003 per unit	7,187,500	$719	$24,281	$—	$25,000
Net loss	—	—	—	(5,941)	(5,941)

Balances at February 8, 2008	7,187,500	$719	$24,281	$(5,941)	$19,059

The accompanying notes are an integral part of these financial statements.

Tri-Artisan Acquisition Corp.
(A corporation in the development stage)
Statement of cash flows
For the period from January 10, 2008 (date of inception)
to February 8, 2008

Cash flows from operating activities:
Net loss	$(5,941)
Adjustments to reconcile net loss to net cash provided by operating activities:
Increase in cash attributable to change in current liabilities:
Accrued expenses	5,941

Net cash provided by operating activities	—

Cash flows from financing activities
Proceeds from the issuance of units to the Sponsor	25,000
Proceeds from note payable to Tri-Artisan Capital Partners LLC	200,000

Net cash provided by financing activities	225,000

Net increase in cash	225,000

Cash at beginning of period	—

Cash at end of period	$225,000

Supplemental schedule of noncash financing activities:
Accrued offering costs	$254,914

The accompanying notes are an integral part of these financial statements.

Tri-Artisan Acquisition Corp.
(A corporation in the development stage)
Notes to financial statements

1.    Description of organization and business operations

Tri-Artisan Acquisition Corp. (a corporation in the development stage) (the "Company") was incorporated in the State of Delaware on January 10, 2008, and was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more operating businesses or assets.

The Company has not yet commenced nor has generated revenue operations at February 8, 2008. All activity through the Company relates to the Company's formation and the proposed public offering described below. The Company has selected December 31st as its fiscal year-end.

The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 25,000,000 units (or 28,750,000 units if the over-allotment option is exercised) ("Units"), each Unit consisting of one share of the Company's common stock, par value $0.0001 per share (the "Common Stock"), and one warrant to purchase one share of Common Stock ("Warrant"), which is discussed in Note 3 ("Proposed Offering"). The Company's management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be applied toward consummating a business combination with an operating business ("Business Combination"). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that approximately $9.85 per Unit (or $9.82 per Unit if the over-allotment option is exercised) sold in the Proposed Offering will be held in a trust account (the "Trust Account") and invested only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act of 1940 until the earlier of (i) the consummation of a Business Combination and (ii) the liquidation of the Trust Account as part of the plan of dissolution and liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all third parties (including any vendors and other entities with which the Company enters into a contractual relationship following the consummation of the Proposed Offering) and prospective target businesses enter into agreements with the Company waiving any right, title, interest or claim of any kind in or to any assets held in the Trust Account, there is no guarantee that they will execute such agreements. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the Trust Account for amounts owed to them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason.

TACP has agreed that it will be liable to the Company if and to the extent of any claims by a prospective target business or claims by a vendor for monies owed them for services rendered or

Tri-Artisan Acquisition Corp.
(A corporation in the development stage)
Notes to financial statements (continued)

1.    Description of organization and business operations (continued)

products sold to the Company, reduce the amounts in the Trust Account available for distribution to the Company's Public Stockholders (as defined below) in the event of a liquidation or exercise of conversion rights, except as to (i) any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account (even if such waiver is subsequently found to be invalid and unenforceable), and (ii) any claims under the Company's indemnity of the underwriters of the Proposed Offering against certain liabilities, including liabilities under the Securities Act of 1933. However, the Company cannot offer assurances that TACP will be able to satisfy those obligations. Additionally, any such liability will only be in an amount necessary to ensure that Public Stockholders receive no less than approximately $9.85 per share upon liquidation or exercise of conversion rights.

Of the net proceeds of this offering, only $250,000 will be available to the Company initially outside the Trust Account to pay for business, legal and accounting due diligence on prospective acquisitions, continuing general and administrative expenses, and other working capital requirements. Additionally, up to an aggregate of $3.0 million ($3.45 million if the over-allotment option is exercised in full) of interest, net of taxes payable on such interest, earned on the Trust Account balance may be released to the Company to fund additional working capital requirements.

The Company, after signing a definitive agreement or letter of intent for the acquisition of one or more target businesses, which must have a fair market value, individually or collectively, of at least 80% of the net assets held in the Trust Account (net of taxes and excluding the amount held in Trust Account representing the deferred underwriting discount but including any amounts paid to converting stockholders in connection with the approval of any Extended Period, as defined below) at the time of such acquisition, is required to submit such transaction for stockholder approval. In the event that Public Stockholders owning 40% or more of the shares sold in the Proposed Offering vote against the Business Combination and properly exercise their rights to convert their shares into a pro rata share of the Trust Account, on a cumulative basis, including any shares of Common Stock held by stockholders who exercised their conversion rights in connection with the stockholder vote, if any, required to approve the Extended Period, the Business Combination will not be consummated. The Sponsor has agreed to vote their Founder Shares (as defined below) in the same manner as the majority of shares voted by the Company's stockholders who hold securities offered in the Proposed Offering (the "Public Stockholders") in connection with any vote required for consummating the Company's Business Combination.

The Company's Certificate of Incorporation will be amended and restated prior to the Proposed Offering to provide that the Company will continue in existence only until 24 months from the consummation of the Proposed Offering. If the Company has entered into a definitive agreement or letter of intent relating to a Business Combination within 24 months following the consummation of the Proposed Offering, the Company has the right to seek stockholder approval to amend the amended and restated Certificate of Incorporation to extend the Company's corporate existence by up to an additional six months (the "Extended Period"). Such amendment

Tri-Artisan Acquisition Corp.
(A corporation in the development stage)
Notes to financial statements (continued)

1.    Description of organization and business operations (continued)

will only be effective if: (i) the holders of a majority of the outstanding shares of the Company's Common Stock vote in person or by proxy in favor of the amendment, (ii) a majority of the shares of Common Stock voted by the Public Stockholders present in person or by proxy at a duly held stockholders meeting are voted in favor of such amendment and (iii) Public Stockholders owning less than 40% of the shares sold in the Proposed Offering vote such shares against such amendment and exercise their conversion rights as described below. If the Company has not completed a Business Combination by the date provided for in the Company's Certificate of Incorporation (as extended as provided above), its corporate existence will cease and it will dissolve and liquidate for the purposes of winding up its affairs. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 3).

With respect to a Business Combination that is approved and consummated or with respect to an Extended Period that is approved, any Public Stockholder who voted against the Business Combination or Extended Period may demand that the Company convert his, hers, or its shares. The per-share conversion price will equal such Public Stockholder's pro rated share of the aggregate net assets then on deposit in the Trust Account (including interest earned on the Trust Account, net of income taxes payable on such interest and net of interest income of up to $3.0 million, subject to adjustment, on the Trust Account released to the Company to fund its working capital requirements). Accordingly, Public Stockholders holding less than 40% of the aggregate number of shares owned by all Public Stockholders are entitled to receive their per-share interest in the Trust Account computed without regard to the shares held by the Sponsor.

The amount payable in respect of each share of Common Stock on the exercise of conversion rights will be calculated as of two (2) business days prior to the date of (i) stockholder approval of the Extended Period or (ii) consummation of a Business Combination, as the case may be.

2.    Summary of significant accounting policies

Basis of presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the accounting rules and regulations of the Securities and Exchange Commission (the "SEC").

Development stage company

The Company is in the development stage as defined by Statement of Financial Accounting Standards ("SFAS") No. 7 "Accounting and Reporting for Development Stage Enterprises". To date, the Company has not generated any revenues and has devoted its efforts to various start-up activities including development and capital raising.

Tri-Artisan Acquisition Corp.
(A corporation in the development stage)
Notes to financial statements (continued)

2.    Summary of significant accounting policies (continued)

Deferred offering costs

The Company complies with the requirements of the SEC Staff Accounting Bulletin ("SAB")Topic 5A, "Expenses of Offering". Deferred offering costs consist principally of accounting, legal and other fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to stockholder's equity upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed. As of February 8, 2008, the Company has incurred deferred offering costs of $254,914.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account held in a financial institution, which may exceed the Federal depository insurance coverage of $100,000. The Company has not experienced any losses on this account and management believes the Company is not exposed to significant risks on such account.

Income taxes

The Company complies with the provisions of SFAS No. 109, "Accounting for Income Taxes". Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts and are based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amount expected to be realized.

The Company also complies with the provisions of the Financial Accounting Standards Board ("FASB") Interpretation No. 48, "Accounting for Uncertainty in Income Taxes an interpretation of FASB Statement No. 48" ("FIN 48"). The Company adopted FIN 48 effective January 10, 2008 (date of inception). FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than—not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties at February 8, 2008. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position.

Fair value of financial instruments

The fair value of the Company's assets and liabilities that qualify as financial instruments under SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," approximate their carrying amounts presented in the accompanying balance sheet at February 8, 2008.

Tri-Artisan Acquisition Corp.
(A corporation in the development stage)
Notes to financial statements (continued)

2.    Summary of significant accounting policies (continued)

Net loss per common share

The Company complies with the accounting and disclosure requirements of SFAS No. 128, "Earnings Per Share". Net loss per common share is computed based on the weighted average number of common shares outstanding.

Basic loss per common share excludes dilution and is computed as net loss divided by the weighted average common shares outstanding for the period. Diluted loss per common share reflects the potential dilution that could occur if securities or other contracts to issue Common Stock were exercised or converted into Common Stock or resulted in the issuance of Common Stock that would then share in the earnings of the Company. For the period from January 10, 2008 (date of inception) to February 8, 2008, 7,187,500 Founder Warrants were excluded from the computation of diluted net loss per common share because the effect would be anti-dilutive. Hence, diluted loss per share equals basic loss per common share for the period.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Recently issued accounting pronouncements

The Company is in compliance with SFAS No. 157, "Fair Value Measurements", recently issued by the FASB and effective for fiscal years beginning after November 15, 2007. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.

In December 2007, the FASB issued SFAS 141(R), Business Combinations. SFAS 141(R) provides companies with principles and requirements on how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, liabilities assumed, and any noncontrolling interest in the acquiree as well as the recognition and measurement of goodwill acquired in a business combination. SFAS 141(R) also requires certain disclosures to enable users of the financial statements to evaluate the nature and financial effects of the business combination. Acquisition costs associated with the business combination will generally be expensed as incurred. SFAS 141(R) is effective for business combinations occurring in fiscal years beginning after December 15, 2008, which will require us to adopt these provisions for business combinations occurring in fiscal 2009 and thereafter. Early adoption of SFAS 141(R) is not permitted

Tri-Artisan Acquisition Corp.
(A corporation in the development stage)
Notes to financial statements (continued)

2.    Summary of significant accounting policies (continued)

The Company does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

3.    Proposed public offering

The Proposed Offering calls for the Company to offer for public sale up to 25,000,000 Units at a proposed offering price of $10.00 per Unit (plus up to an additional 3,750,000 units solely to cover over-allotments, if any). Each Warrant will entitle the holder to purchase from the Company one share of Common Stock at an exercise price of $7.50 per share, commencing on the later of the completion of a Business Combination and fifteen months from the effective date of the Proposed Offering and expiring five years from the effective date of the Proposed Offering, or earlier upon redemption. The Company may redeem the Warrants at a price of $0.01 per Warrant upon 30 days' notice while the Warrants are exercisable, only in the event that the last sale price of the Common Stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given, provided that the Warrants and the shares of Common Stock underlying such Warrants are covered by an effective registration statement from the beginning of the 30 trading day period through the date fixed for redemption. In accordance with the warrant agreement relating to the Warrants to be sold and issued in the Proposed Offering, the Company is required to use its best efforts to maintain the effectiveness of the registration statement covering the Warrants. In the event that a registration statement is not effective and a current prospectus relating thereto is not available at the time of exercise, the holder of such Warrant will not be entitled to exercise such Warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. Consequently, the Warrants may expire unexercised and unredeemed.

4.    Related party transactions

Notes payable to Tri-Artisan Capital Partners LLC ("TACP")

The Company issued an unsecured promissory note in the principal amount of $200,000 to TACP on February 7, 2008. The note bears no interest and is payable on the earlier of December 31, 2008, or upon the consummation of the Proposed Offering. Due to the short-term nature of the note, the fair value of the note approximates the carrying amount.

Administrative fees

The Company may occupy office space provided by TACP. TACP has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain secretarial and administrative services, available to the Company, as may be required by the Company from

Tri-Artisan Acquisition Corp.
(A corporation in the development stage)
Notes to financial statements (continued)

4.    Related party transactions (continued)

time-to-time. The Company has agreed that it will pay $10,000 per month for such services commencing on the effective date of the Proposed Offering.

Private placement warrants

The Sponsor has committed to purchase in a private placement 6,000,000 warrants ("Insider Warrants") at $1.00 per warrant (for an aggregate purchase price of $6,000,000). These purchases will take place on or prior to the consummation of the Proposed Offering. All of the proceeds received from this sale of Insider Warrants will be placed in the Trust Account. The Insider Warrants are identical to the Warrants included in the Units sold in the Proposed Offering except that the Insider Warrants (i) are non-redeemable, so long as they are held by the Sponsor or its permitted transferees, (ii) are exercisable on a cashless basis at the election of the holder, so long as they are held by the Sponsor or its permitted transferees and (iii) are not transferable or saleable by the Sponsor (subject to limited exceptions) until after the consummation of the Business Combination. The Insider Warrants are not exercisable while they are subject to such transfer restrictions. The shares of Common Stock issued upon exercise of such Insider Warrants by the Sponsor or their permitted transferees will not be registered prior to the consummation of a Business Combination. Management does not believe that the sale of the Insider Warrants to the Sponsor will result in the recognition of stock-based compensation expense because managment believes that the Insider Warrants are being sold at or above fair value. However, the actual fair value of the Insider Warrants and any stock based compensation will be determined on the date of issuance of the Insider Warrants.

Private placement warrants

The holders of the Founder Shares, the Founder Warrants and the Insider Warrants (and any shares of Common Stock issuable upon the exercise of any of the Founder Warrants or the Insider Warrants) will be entitled to registration rights pursuant to a registration rights agreement to be entered into in connection with the Proposed Offering. The holders of the majority of these securities are entitled to make up to three demands that the Company register such securities. The holders of a majority of these securities can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain "piggy-back" registration rights with respect to registration statements filed subsequent to the Company's consummation of a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements. In no event will the Company be required to net cash settle the exercise of any Founder Warrants or Insider Warrants.

Tri-Artisan Acquisition Corp.
(A corporation in the development stage)
Notes to financial statements (continued)

4.    Related party transactions (continued)

5.    Commitments

Underwriting agreement

In connection with the Proposed Offering, the Company will enter into an underwriting agreement (the "Underwriting Agreement") with the underwriters in the Proposed Offering.

Pursuant to the Underwriting Agreement, the Company will be obligated to pay for certain fees and expenses related to the Proposed Offering, including underwriting discounts of $17,500,000, or $20,125,000 if the underwriters' over-allotment option is exercised in full. The Company and the underwriters have agreed that payment of $8,750,000, or $10,062,500 if the underwriters' over-allotment option is exercised in full, of the underwriting discounts will be paid upon closing of the Proposed Offering. The Company and the underwriters have agreed that payment of $8,750,000 of the underwriting discount or $10,062,500 if the underwriters' over-allotment option is exercised in full, together with interest thereon, will be deferred until consummation of a Business Combination.

Underwriting agreement

The Company intends to grant the underwriters a 30-day option to purchase up to 3,750,000 additional Units to cover over-allotments, if any. The over-allotment option will be used only to cover a net short position resulting from the initial distribution.

The sponsor

Upon the Company's formation, a total of 7,187,500 units ("Founder Units") were sold to the Sponsor, at a price of approximately $.003 per unit for an aggregate of $25,000. Each Founder Unit consists of one share of Common Stock ("Founder Shares") and one Warrant to purchase one share of Common Stock ("Founder Warrants"). An aggregate of 937,500 Founder Units sold to the Sponsor are subject to forfeiture for no consideration if the over-allotment option is not exercised by the underwriters.

The Sponsor has waived its rights to receive distributions with respect to the Founder Shares upon the Company's liquidation if the Company is unable to consummate a Business Combination.

6.    Preferred stock

The Company is authorized to issue 1 million shares of preferred stock, par value $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The Amended and Restated Certificate of Incorporation will prohibit the Company, prior to a Business Combination, from issuing preferred stock, except in connection with a Business Combination that has been approved by a majority of the votes cast by our Public Stockholders.

$250,000,000
Tri-Artisan Acquisition Corp.
25,000,000 Units

Prospectus
JPMorgan
Lazard Capital Markets

                           , 2008

Until                                         , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II
Information not required in prospectus

Item 13.    Other expenses of issuance and distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and the representative's non-accountable expense allowance) will be as follows:

Initial trustees' fee	$12,000	(1)
SEC registration fee	11,299
FINRA filing fee	29,250
American Stock Exchange filing and listing fee	70,000
Accounting fees and expenses	60,000
Printing and engraving expenses	50,000
Legal fees and expenses	450,000
Miscellaneous	68,000	(2)

Total	$750,549

(1)      In addition to the initial acceptance fee that is charged by American Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to American Stock Transfer & Trust Company annual fees of $12,000 for acting as transfer agent of the registrant's common stock and as warrant agent for the registrant's warrants.

(2)   This amount represents additional expenses that may be incurred by the registrant in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.    Indemnification of directors and officers.

Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

"Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

(b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)    To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

(d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)   Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

(g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)   For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)    For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

(j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation, which we intend to adopt prior to the consummation of this offering, will provide that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders' derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our amended and restated certificate of incorporation will also provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former directors and officers, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our amended and restated bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.

Our amended and restated bylaws, which we intend to adopt immediately prior to the consummation of this offering, include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our amended and restated certificate of incorporation. In addition, our amended and restated bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our amended and restated bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our amended and restated bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We will enter into indemnification agreements with each of our officers and directors. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.    Recent sales of unregistered securities.

In February 7, 2008, TAAC Investors, LLC, our sponsor, purchased an aggregate of 7,187,500 founder units. Such founder units were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to an accredited investor. The founder units were sold for an aggregate offering price of $25,000, or approximately $0.003 per founder unit. Prior to the consummation of this offering, our sponsor transferred an aggregate of 75,000 founder units to Messrs. L'Esperance, London and Pape, each of whom will serve as a member of our board of directors upon consummation of this offering.

Various officers and affiliates of Tri-Artisan Capital Partners, LLC are equity holders in TAAC Investors, LLC. TAAC Investors, LLC is an accredited investor for purposes of Rule 501 of Regulation D. Each of the equity holders in TAAC Investors, LLC will be accredited investors under Rule 501 of Regulation D. The sole business of TAAC Investors, LLC is to act as the Company's sponsor in connection with this offering.

In addition, our sponsor has committed to purchase from us 6,000,000 insider warrants at $1.00 per warrant (for an aggregate purchase price of $6.0 million). These purchases will take place on a private placement basis on or prior to the date of the prospectus relating to this offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. Our sponsor's obligation to purchase the insider warrants was made pursuant to an Insider Warrants Purchase Agreement, dated as of                                        , 2008. Such obligation was made prior to the filing of the Registration Statement, and the only conditions to the obligation undertaken by our sponsor are conditions outside of our sponsor's control. Consequently, the investment decision relating to the purchase of the warrants was made prior to the filing of the Registration Statement relating to the public offering and therefore constitutes a "completed private placement."

No underwriting discounts were paid with respect to such sales.

Item 16.    Exhibits and financial statement schedules.

(a)   The following exhibits are filed as part of this Registration Statement:

Exhibit no.	Description

1.1	Form of Underwriting Agreement*
3.1	Form of Amended and Restated Certificate of Incorporation*
3.2	Form of Amended and Restated By-laws*
4.1	Specimen Unit Certificate*
4.2	Specimen Common Stock Certificate*
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant*
5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP*
10.1	Promissory Note, dated February 7, 2008, issued to Tri-Artisan Capital Partners, LLC*
10.2	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant*
10.3	Letter Agreement between Tri-Artisan Capital Partners, LLC and Registrant regarding administrative services and office lease*
10.4	Registration Rights Agreement, dated as of , 2008, among the Registrant, TAAC Investors, LLC, Francis A. L'Esperance, Terry E. London and Mark E. Pape*
10.5	Securities Purchase Agreement, effective as of February 7, 2008, between the Registrant and TAAC Investors, LLC*
10.6	Insider Warrants Purchase Agreement, dated as of , 2008, between the Registrant and TAAC Investors, LLC*
10.7	Form of Indemnity Agreement*
10.8	Warrant, dated February 7, 2008, issued to TAAC Investors, LLC*
10.9	Securities Assignment Agreement, dated as of April 3, 2008, by and among TAAC Investors, LLC, Francis A. L'Esperance, Terry E. London and Mark E. Pape*
10.10	Form of Letter Agreement between the Registrant and each officer and director of the Registrant and Tri-Artisan Capital Partners, LLC*
10.11	Form of Letter Agreement between the Registrant and TAAC Investors, LLC*
14	Form of Code of Ethics*
23.1	Consent of Rothstein, Kass & Company, P.C.
23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included on Exhibit 5.1)*
24	Power of Attorney#
99.1	Consent of Francis A. L'Esperance#
99.2	Consent of Terry E. London#
99.3	Consent of Mark E. Pape#
99.4	Form of Audit Committee Charter*
99.5	Form of Nominating and Corporate Governance Committee Charter*

*
To be filed by amendment.
#
Previously filed.

Item 17.    Undertakings.

(a)   The undersigned registrant hereby undertakes:

  (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    i.      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    ii.     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)   That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)   The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)   The undersigned registrant hereby undertakes that:

  (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 30th day of April, 2008.

Tri-Artisan Acquisition Corp.
By:	/s/ GERALD H. CROMACK
Gerald H. Cromack Co-President

Power of attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald H. Cromack and Rohit Manocha his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement (and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ GERALD H. CROMACK Gerald H. Cromack	Co-President (Principal Executive Officer)	April 30, 2008
/s/ ROHIT MANOCHA Rohit Manocha	Co-President	April 30, 2008
/s/ DAVID E. LIBOWITZ David E. Libowitz	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	April 30, 2008

Exhibit index

Exhibit no.	Description

1.1	Form of Underwriting Agreement*
3.1	Form of Amended and Restated Certificate of Incorporation*
3.2	Form of Amended and Restated By-laws*
4.1	Specimen Unit Certificate*
4.2	Specimen Common Stock Certificate*
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant*
5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP*
10.1	Promissory Note, dated February 7, 2008, issued to Tri-Artisan Capital Partners, LLC*
10.2	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant*
10.3	Letter Agreement between Tri-Artisan Capital Partners, LLC and Registrant regarding administrative services and office lease*
10.4	Registration Rights Agreement, dated as of , 2008, among the Registrant, TAAC Investors, LLC, Francis A. L'Esperance, Terry E. London and Mark E. Pape*
10.5	Securities Purchase Agreement, effective as of February 7, 2008, between the Registrant and TAAC Investors, LLC*
10.6	Insider Warrants Purchase Agreement, dated as of , 2008, between the Registrant and TAAC Investors, LLC*
10.7	Form of Indemnity Agreement*
10.8	Warrant, dated February 7, 2008, issued to TAAC Investors, LLC*
10.9	Securities Assignment Agreement, dated as of April 3, 2008, by and among TAAC Investors, LLC, Francis A. L'Esperance, Terry E. London and Mark E. Pape*
10.10	Form of Letter Agreement among the Registrant, each officer and director of the Registrant and Tri-Artisan Capital Partners, LLC*
10.11	Form of Letter Agreement between the Registrant and TAAC Investors, LLC*
14	Form of Code of Ethics*
23.1	Consent of Rothstein, Kass & Company, P.C.
23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included on Exhibit 5.1)*
24	Power of Attorney#
99.1	Consent of Francis A. L'Esperance#
99.2	Consent of Terry E. London#
99.3	Consent of Mark E. Pape#
99.4	Form of Audit Committee Charter*
99.5	Form of Nominating and Corporate Governance Committee Charter*

*        To be filed by amendment.

#        Previously filed.

QuickLinks

Table of contents
Prospectus summary
The offering
Risks
Summary financial data
Risk factors
Cautionary note regarding forward-looking statements
Use of proceeds
Dividend policy
Dilution
Capitalization
Management's discussion and analysis of financial condition and results of operations
Proposed business
Comparison of this offering to offerings of those blank check companies subject to Rule 419
Management
Principal stockholders
Certain relationships and related transactions
Description of securities
Material U.S. federal tax considerations
Underwriting
Legal matters
Experts
Where you can find additional information
Index to financial statements
Tri-Artisan Acquisition Corp. (A corporation in the development stage)
Contents
Report of independent registered public accounting firm
Tri-Artisan Acquisition Corp. (A corporation in the development stage) Balance sheet February 8, 2008
Tri-Artisan Acquisition Corp. (A corporation in the development stage) Statement of operations For the period from January 10, 2008 (date of inception) to February 8, 2008
Tri-Artisan Acquisition Corp. (A corporation in the development stage) Statement of stockholder's equity For the period from January 10, 2008 (date of inception) to February 8, 2008
Tri-Artisan Acquisition Corp. (A corporation in the development stage) Statement of cash flows For the period from January 10, 2008 (date of inception) to February 8, 2008
Tri-Artisan Acquisition Corp. (A corporation in the development stage) Notes to financial statements
Part II Information not required in prospectus
Signatures
Power of attorney
Exhibit index